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Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

by and among

NEW BKH CORP.,

BLACK KNIGHT FINANCIAL SERVICES, INC.,

BLACK KNIGHT HOLDCO CORP.,

NEW BKH MERGER SUB, INC.,

BKFS MERGER SUB, INC.

and

FIDELITY NATIONAL FINANCIAL, INC.

dated as of June 8, 2017

i

ii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of June 8, 2017 (this "Agreement"), is by and among New BKH Corp., a Delaware corporation ("New BKH"), Black Knight Financial Services, Inc., a Delaware corporation ("BKFS"), Black Knight Holdco Corp., a Delaware corporation ("New Black Knight"), New BKH Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of New Black Knight ("Merger Sub One"), BKFS Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of New Black Knight ("Merger Sub Two"), and Fidelity National Financial, Inc., a Delaware corporation ("FNF"). Certain capitalized terms used in this Agreement are defined in Section 10.10.

        WHEREAS, FNF, indirectly through its wholly-owned subsidiary Black Knight Holdings, Inc. ("BKHI"), owns the FNF Owned BKFS Shares and the FNF Owned BKFS LLC Units, which shares and units, respectively, are attributed to the FNF Group of FNF;

        WHEREAS, prior to the New BKH Effective Time, FNF will cause the Separation to be completed pursuant to the Reorganization Agreement, by and among New BKH, BKHI and FNF, dated as of the date hereof (the "Reorganization Agreement"), including the distribution of all of the shares of New BKH Common Stock held by FNF to the holders of FNF Group common stock, par value $0.0001 per share, of FNF (the "FNF Common Stock") (the "Spin-Off");

        WHEREAS, in accordance with the terms and conditions hereof, following consummation of the Spin-Off, the parties intend to effectuate the New BKH Merger and the BKFS Merger, resulting in both New BKH and BKFS becoming Subsidiaries of New Black Knight;

        WHEREAS, pursuant to that certain Interest Exchange Agreement, by and among THL Equity Fund VI Investors (BKFS-LM), LLC, THL Equity Fund VI Investors (BKFS-NB), LLC (together, the "THL Investors"), BKFS and New Black Knight, dated as of the date hereof (the "THL Exchange Agreement"), the THL Investors intend to contribute 1,302,771 shares of BKFS Class B Common Stock and 1,302,771 BKFS LLC Units to New Black Knight in exchange for 1,302,771 shares of New Black Knight Common Stock;

        WHEREAS, the Board of Directors of FNF has approved, and deems it advisable and in the best interests of FNF and its stockholders (including the holders of FNF Common Stock) to consummate the Separation, including the Spin-Off;

        WHEREAS, the Special Committee of the Board of Directors of BKFS (the "Special Committee") has (i) determined that the transactions contemplated by the Agreement, including the BKFS Merger, are fair to, and in the best interests of, BKFS and its stockholders (other than New BKH or any of its Affiliates, including, for the avoidance of doubt, FNF), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, (iii) recommended that the Board of Directors of BKFS (the "BKFS Board") approve and declare advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, and (iv) resolved to recommend approval of this Agreement by the holders of shares of BKFS Common Stock;

        WHEREAS, the BKFS Board, following receipt of the recommendation of the Special Committee, has (i) determined that the transactions contemplated by the Agreement, including the BKFS Merger, are fair to, and in the best interests of, BKFS and its stockholders (other than New BKH or any of its Affiliates, including, for the avoidance of doubt, FNF), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, (iii) resolved to submit this Agreement to a vote of the holders of shares of BKFS Common Stock and recommend approval of this Agreement by the holders of shares of BKFS Common Stock;

        WHEREAS, the Board of Directors of New BKH has approved, and deems it advisable and in the best interests of New BKH and its stockholders to consummate, the New BKH Merger in which the issued and outstanding shares of capital stock of New BKH will be converted into the right to receive shares of New Black Knight Common Stock; and

        WHEREAS, the New BKH Merger and the BKFS Merger are being undertaken pursuant to a single integrated plan and, for United States federal income tax purposes, it is intended that each of the New BKH Merger and the BKFS Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code, and that this Agreement is intended to be, and is hereby adopted as, a "plan of reorganization" for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g).

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
The Mergers

        Section 1.1    The Mergers.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the New BKH Effective Time, Merger Sub One shall be merged with and into New BKH (the "New BKH Merger"), and following the New BKH Merger the separate corporate existence of Merger Sub One shall thereupon cease, and New BKH shall be the surviving corporation in the New BKH Merger (the "New BKH Surviving Corporation"). As a result of the New BKH Merger, New BKH shall become a direct wholly-owned Subsidiary of New Black Knight.

          (b)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Merger Effective Time, Merger Sub Two shall be merged with and into BKFS (the "BKFS Merger" and together with the New BKH Merger, the "Mergers"), and following the BKFS Merger the separate corporate existence of Merger Sub Two shall thereupon cease, and BKFS shall be the surviving corporation in the BKFS Merger (the "BKFS Surviving Corporation"). As a result of the BKFS Merger, BKFS shall become jointly owned by New Black Knight, New BKH and, prior to the closing of the transactions contemplated by the THL Exchange Agreement, the THL Investors.

        Section 1.2    Closing.    The closing of the Mergers (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

        Section 1.3    Effective Time of the Mergers.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall (and shall cause their Subsidiaries to) cause the following to occur:

          (a)   New BKH shall file with the Secretary of State of the State of Delaware a certificate of merger, in the form required by and executed in accordance with the relevant provisions of the DGCL (the "New BKH Certificate of Merger") and shall make all other filings or recordings required under the DGCL in connection with the New BKH Merger. The New BKH Merger shall become effective upon the due filing of the New BKH Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the New BKH Certificate of Merger (the time at which the New BKH Merger becomes effective is herein referred to as the "New BKH Effective Time").

          (b)   BKFS shall file with the Secretary of State of the State of Delaware a certificate of merger, in the form required by and executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the BKFS Merger. The parties shall cause the BKFS Merger to become effective immediately after the New BKH Effective Time (the time at which the BKFS Merger becomes effective is herein referred to as the "Merger Effective Time").

        Section 1.4    Effects of the Mergers.     The Mergers shall have the effects set forth herein and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, (i) at the New BKH Effective Time, all the properties, rights, privileges, powers and franchises of New BKH and Merger Sub One shall vest in the New BKH Surviving Corporation, and all debts, liabilities and duties of New BKH and Merger Sub One shall become the debts, liabilities and duties of the New BKH Surviving Corporation and (ii) at the Merger Effective Time, all the properties, rights, privileges, powers and franchises of BKFS and Merger Sub Two shall vest in the BKFS Surviving Corporation, and all debts, liabilities and duties of BKFS and Merger Sub Two shall become the debts, liabilities and duties of the BKFS Surviving Corporation.

        Section 1.5    Certificate of Incorporation and Bylaws of the New BKH Surviving Corporation, the BKFS Surviving Corporation and New Black Knight.

          (a)   At the New BKH Effective Time, the certificate of incorporation of New BKH (the "New BKH Charter") and the bylaws of New BKH (the "New BKH Bylaws") in effect immediately prior to the New BKH Effective Time shall be the certificate of incorporation and bylaws of the New BKH Surviving Corporation until thereafter amended as provided therein or by applicable Law.

          (b)   At the Merger Effective Time, the certificate of incorporation of BKFS and the bylaws of BKFS in effect immediately prior to the Merger Effective Time shall be the certificate of incorporation and bylaws of the BKFS Surviving Corporation until thereafter amended as provided therein or by applicable Law; provided that immediately following the Merger Effective Time, the BKFS Surviving Corporation shall file an amendment to the certificate of incorporation of the BKFS Surviving Corporation to change its name as mutually agreed by BKFS and FNF.

          (c)   New BKH shall cause the certificate of incorporation and bylaws of New Black Knight to be amended, immediately following the Spin-Off Effective Time, to read in their entirety in the forms set forth in Exhibit A and Exhibit B hereto, respectively, and such certificate of incorporation and bylaws shall be the certificate of incorporation and bylaws of New Black Knight until thereafter amended as provided therein or by applicable Law; provided that immediately following the Merger Effective Time, New Black Knight shall file an amendment to the certificate of incorporation of New Black Knight to change its name as mutually agreed by BKFS and FNF, which shall have been approved prior to the Spin-Off Effective Time by the Board of Directors of New Black Knight and New BKH, as its sole stockholder.

        Section 1.6    Directors and Officers of the New BKH Surviving Corporation, the BKFS Surviving Corporation and New Black Knight.

          (a)   The directors of Merger Sub One immediately prior to the New BKH Effective Time shall be, from and after the New BKH Effective Time, the initial directors of the New BKH Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the New BKH Surviving Corporation until each such director's successor is duly elected and qualified, or until their earlier death, resignation or removal. The directors of Merger Sub Two immediately prior to the Merger Effective Time shall be, from and after the Merger Effective Time, the initial directors of the BKFS Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the BKFS Surviving Corporation until each such director's successor is duly elected and qualified, or until their earlier death, resignation or removal.

          (b)   The officers of Merger Sub One immediately prior to the New BKH Effective Time shall be the initial officers of the New BKH Surviving Corporation. The officers of Merger Sub Two immediately prior to the Merger Effective Time shall be the initial officers of the BKFS Surviving Corporation.

          (c)   From and after the time immediately prior to the New BKH Effective Time, the directors of New Black Knight shall be comprised of the individuals set forth in Section 1.6(c) of the BKFS Disclosure Schedule in the classes set forth therein, each to hold office in accordance with the certificate of incorporation and bylaws of New Black Knight until each such director's successor is duly elected and qualified, or until their earlier death, resignation or removal. New BKH shall take such actions, as the sole stockholder of New Black Knight, as required under its certificate of incorporation and bylaws and applicable Law to cause the board of directors of New Black Knight to be so constituted, subject to and conditional on the New BKH Effective Time. From and after the New BKH Effective Time, the individuals specified in Section 1.6(c) of the BKFS Disclosure Schedule shall be the officers of New Black Knight.

ARTICLE II
Effect of the Mergers on the Capital Stock of the Constituent Corporations;
Exchange of Certificates

        Section 2.1    Effect on Capital Stock.

          (a)   At the New BKH Effective Time, by virtue of the New BKH Merger and without any action on the part of the holder of any shares of capital stock of any party:

            (i)    Conversion of New BKH Common Stock.    Subject to Section 2.1(c) and Section 2.1(d) , each share of common stock, par value $0.0001 per share, of New BKH ("New BKH Common Stock") issued and outstanding immediately prior to the New BKH Effective Time, other than shares of New BKH Common Stock to be canceled pursuant to Section 2.1(a)(ii), shall be automatically converted into and become the right to receive one (the "New BKH Exchange Ratio") validly issued, fully paid and nonassessable share of New Black Knight Common Stock (the "New BKH Merger Consideration"). At the New BKH Effective Time, except as otherwise provided herein, all shares of New BKH Common Stock outstanding immediately prior to the New BKH Effective Time shall be canceled upon their conversion and shall cease to exist and each holder of a New BKH Certificate and each holder of uncertificated shares of New BKH Common Stock shall cease to have any rights with respect thereto, except that such New BKH Certificate or uncertificated share shall represent only the right to receive (x) the New BKH Merger Consideration deliverable in respect of the shares of New BKH Common Stock represented by such New BKH Certificate or uncertificated share immediately prior to the New BKH Effective Time, (y) any cash in lieu of fractional shares payable pursuant to Section 2.1(c) and (z) any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such New BKH Certificate or uncertificated share in accordance with Section 2.2(b) (or, in the case of a lost, stolen or destroyed New BKH Certificate, Section 2.2(e)).

            (ii)    Cancellation of Shares.    Each issued share of New BKH Common Stock that is owned by New BKH immediately prior to the New BKH Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (iii)    Conversion of Merger Sub One Common Stock.    Each share of common stock, par value $0.0001 per share, of Merger Sub One issued and outstanding immediately prior to the New BKH Effective Time shall be automatically converted into one duly authorized and validly issued, fully paid and nonassessable share of common stock of the New BKH Surviving Corporation.

          (b)   At the Merger Effective Time, by virtue of the BKFS Merger and without any action on the part of the holder of any shares of capital stock of any party:

            (i)    Conversion of BKFS Common Stock.    Subject to Section 2.1(d), each share of Class A common stock of BKFS, par value $0.0001 per share (the "BKFS Class A Common Stock"), issued and outstanding immediately prior to the Merger Effective Time, other than any shares of BKFS Class A Common Stock to be canceled pursuant to Section 2.1(b)(ii) shall be automatically converted into and become the right to receive one (the "BKFS Exchange Ratio") validly issued, fully paid and nonassessable share of New Black Knight Common Stock (the "BKFS Merger Consideration" and, together with the New BKH Merger Consideration, the "Merger Consideration"). All shares of Class B common stock of BKFS, par value $0.0001 per share (the "BKFS Class B Common Stock") are not affected by the BKFS Merger and shall remain issued and outstanding until the exchange of the BKFS Interests (as such term is defined in the THL Exchange Agreement) pursuant to the THL Exchange Agreement is completed. At the Merger Effective Time, except as otherwise provided herein, all shares of BKFS Class A Common Stock outstanding immediately prior to the Merger Effective Time shall be canceled upon their conversion and shall cease to exist and each holder of a BKFS Class A Certificate and each holder of uncertificated shares of BKFS Class A Common Stock shall cease to have any rights with respect thereto, except that such BKFS Class A Certificate or uncertificated share shall represent only the right to receive (x) the BKFS Merger Consideration deliverable in respect of the shares of BKFS Class A Common Stock represented by such BKFS Class A Certificate or uncertificated share immediately prior to the Merger Effective Time and (y) any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such BKFS Class A Certificate or uncertificated share in accordance with Section 2.2(b) (or, in the case of a lost, stolen or destroyed BKFS Class A Certificate, Section 2.2(e)).

            (ii)    Cancellation of Shares.    Each issued share of BKFS Class A Common Stock that is owned by BKFS immediately prior to the Merger Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (iii)    Conversion of Merger Sub Two Common Stock.    The shares of common stock, par value $0.0001 per share, of Merger Sub Two ("Merger Sub Two Common Stock") issued and outstanding immediately prior to the Merger Effective Time shall be, in the aggregate, automatically converted into that number of shares of Class A common stock, par value $0.0001 per share, of the BKFS Surviving Corporation equal to the number of shares of BKFS Class A Common Stock that are outstanding immediately prior to the Merger Effective Time, excluding shares of BKFS Class A Common Stock canceled pursuant to Section 2.1(b)(ii). Each share of Merger Sub Two Common Stock converted into shares of Class A common stock of the BKFS Surviving Corporation shall be duly authorized and validly issued, fully paid and nonassessable.

          (c)   Fractional Shares.

              (i)  No certificates, scrip or book-entry credit representing fractional shares of New Black Knight Common Stock will be issued upon the conversion of New BKH Common Stock pursuant to Section 2.1, and to the extent that any holder of New BKH Common Stock would otherwise be entitled to receive a fractional share of New Black Knight Common Stock, no such fractional shares will be issued to such holder as a result of the New BKH Merger and no such holder shall be entitled to vote or to any rights of a holder of New Black Knight Common Stock with respect to fractional shares such holder otherwise would be entitled to receive. For purposes of this Section 2.1(c), all fractional share interests to which each record holder would be entitled will be aggregated and sold by the Exchange Agent pursuant to Section 2.1(c)(ii).

             (ii)  Fractional shares of New Black Knight Common Stock that would otherwise be allocable to any former holders of New BKH Common Stock in the New BKH Merger will be aggregated, and the Exchange Agent shall sell the aggregate shares in the public market. The Exchange Agent will make available the net proceeds thereof, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of New BKH Common Stock entitled to receive such cash. No interest shall accrue on any cash payable pursuant to this Section 2.1(c).

          (d)   Adjustments to Exchange Ratios.    So as to maintain the relative proportionate interests of the holders of the New BKH Common Stock and the BKFS Class A Common Stock in New Black Knight Common Stock immediately following the Merger Effective Time intended by this Agreement as of the date hereof, subject to the Special Committee's consent (which may be oral or written and shall not be unreasonably withheld, delayed or conditioned) the New BKH Exchange Ratio, the New BKH Merger Consideration, the BKFS Exchange Ratio and the BKFS Merger Consideration shall be adjusted to reflect fully the effect of any stock split, split-up, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable or exchangeable for, BKFS Class A Common Stock or New Black Knight Common Stock or other securities), reorganization, recapitalization, reclassification, combination or exchange of shares, or other similar change with respect to (i) BKFS Class A Common Stock occurring on or after the date hereof and prior to the Merger Effective Time or (ii) New Black Knight Common Stock occurring on or after the date hereof and prior to the Merger Effective Time.

        Section 2.2    Exchange of Certificates and Book-Entry Shares.

          (a)    Exchange Agent.     At or prior to the New BKH Effective Time, New Black Knight shall deposit, in trust for the benefit of the holders of New BKH Common Stock and BKFS Class A Common Stock, with the Exchange Agent, pursuant to an agreement reasonably satisfactory to BKFS (with the prior approval of the Special Committee) and FNF (the "Exchange Agreement"), for exchange in accordance with this ARTICLE II, through the Exchange Agent, certificates (or evidence of shares in book-entry form) representing the shares of New Black Knight Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of New BKH Common Stock and BKFS Class A Common Stock (such shares of New Black Knight Common Stock, together with any dividends or other distributions with respect thereto with a record date after the Merger Effective Time and any cash payments in lieu of any fractional shares of New Black Knight Common Stock received by the Exchange Agent through sales contemplated by Section 2.1(c), being hereinafter referred to as the "Exchange Fund").

          (b)    Exchange Procedures.     Promptly after the Merger Effective Time, and in any event no later than ten Business Days after the Merger Effective Time, New Black Knight shall cause the Exchange Agent to mail to each holder of record of a certificate (or evidence of shares in book-entry form) which immediately prior to the New BKH Effective Time or the Merger

  Effective Time, as applicable, represented outstanding shares of New BKH Common Stock (the "New BKH Certificates") or of BKFS Class A Common Stock (the "BKFS Class A Certificates" and, together with the BKFS Class A Certificates, the "Certificates"), which at the New BKH Effective Time or the Merger Effective Time, as applicable, were converted into the right to receive the New BKH Merger Consideration or the BKFS Merger Consideration, as applicable, pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and shall have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) as New Black Knight may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or evidence of shares in book-entry form) representing, as applicable, the New BKH Merger Consideration or the BKFS Merger Consideration, any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of New Black Knight Common Stock to which such holders are entitled pursuant to Section 2.1(c). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate (or evidence of shares in book-entry form) representing that number of whole shares of New Black Knight Common Stock that such holder has the right to receive pursuant to the provisions of this ARTICLE II after taking into account all the shares of New BKH Common Stock or BKFS Class A Common Stock then held by such holder under all such Certificates so surrendered, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and (C) cash in lieu of any fractional shares of New Black Knight Common Stock to which such holder is entitled pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of New BKH Common Stock or BKFS Class A Common Stock that is not registered in the transfer records of New BKH or BKFS, as applicable, a certificate (or evidence of shares in book-entry form) representing the proper number of shares of New Black Knight Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other taxes required by reason of the issuance of shares of New Black Knight Common Stock to a Person other than the registered holder of such Certificate or shall have established to the reasonable satisfaction of the New BKH Surviving Corporation or BKFS Surviving Corporation, as applicable, that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the New BKH Effective Time or the Merger Effective Time, as applicable, to represent only the right to receive as applicable, the New BKH Merger Consideration or the BKFS Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of New Black Knight Common Stock to which such holder is entitled pursuant to Section 2.1(c), in each case, without interest.

          (c)    Distributions with Respect to Unexchanged Shares.     No dividends or other distributions with respect to New Black Knight Common Stock with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of New Black Knight Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of any fractional shares of New Black Knight Common Stock shall be paid to any such holder pursuant to Section 2.1(c), in each case until the holder of such Certificate shall surrender such Certificate in accordance with this ARTICLE II.

  Following surrender of any Certificate in accordance with this ARTICLE II, there shall be paid to the record holder thereof, without interest, (i) promptly following the time of such surrender, the amount of cash payable in lieu of any fractional shares of New Black Knight Common Stock to which such holder is entitled pursuant to Section 2.1(c) and the amount of dividends or other distributions, payable with respect to that number of whole shares of New Black Knight Common Stock issuable in exchange for such Certificate pursuant to this ARTICLE II, with a record date after the Merger Effective Time and paid with respect to New Black Knight Common Stock prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of New Black Knight Common Stock.

          (d)    Transfer Books; No Further Ownership Rights.     All shares of New Black Knight Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE II (including any dividends or other distributions paid pursuant to Section 2.2(c) and cash paid in lieu of any fractional shares pursuant to Section 2.1(c)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of New BKH Common Stock or BKFS Class A Common Stock previously represented by such Certificates, and at the New BKH Effective Time and the Merger Effective Time, as applicable, the stock transfer books of New BKH and BKFS shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of (x) the New BKH Surviving Corporation of the shares of New BKH Common Stock that were outstanding immediately prior to the New BKH Effective Time and (y) the BKFS Surviving Corporation of the shares of BKFS Class A Common Stock that were outstanding immediately prior to the Merger Effective Time. For the avoidance of doubt, the transfer of the BKFS Class B Common Stock contemplated by the THL Exchange Agreement shall be registered on the stock transfer books of the BKFS Surviving Corporation. Except as required by applicable Law, from and after the New BKH Effective Time and the Merger Effective Time, as applicable, the holders of Certificates that evidenced ownership of shares of New BKH Common Stock or BKFS Class A Common Stock outstanding immediately prior to the New BKH Effective Time or the Merger Effective Time shall cease to have any rights with respect to such shares. Subject to the last sentence of Section 2.2(f), if, at any time after the New BKH Effective Time or the Merger Effective Time, as applicable, Certificates are presented to the New BKH Surviving Corporation, the BKFS Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

          (e)    Lost, Stolen or Destroyed Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by New Black Knight, the posting by such Person of a bond, in such reasonable amount as New Black Knight may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, as applicable, the BKFS Merger Consideration or New BKH Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled pursuant to Section 2.2(c) and cash in lieu of any fractional share interests of New Black Knight Common Stock to which such holder would be entitled pursuant to Section 2.1(c), in each case pursuant to this Agreement.

          (f)    Termination of Fund.     Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six (6) months after the Merger Effective Time shall be delivered to New Black Knight, upon demand by New Black Knight, and any holders of Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to New Black Knight for payment of their claim for (i) the BKFS Merger Consideration or the New BKH Merger Consideration, as applicable, (ii) any dividends or other distributions with respect to shares of New Black Knight Common Stock and (iii) cash in lieu of any fractional share interests of New Black Knight Common Stock in accordance with this ARTICLE II. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to Section 2.1(c)) would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to Section 2.1(c)) shall become, to the extent permitted by applicable Law, the property of New Black Knight, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    No Liability.     Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the New BKH Surviving Corporation, the BKFS Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of New Black Knight Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of New Black Knight Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (h)    Withholding Taxes.     New Black Knight and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of New BKH Common Stock or BKFS Class A Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, New Black Knight and the Exchange Agent shall be treated as though they withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of New BKH Common Stock or BKFS Class A Common Stock in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of New BKH Common Stock or BKFS Class A Common Stock.

        Section 2.3    BKFS Restricted Stock.     Prior to the Merger Effective Time, BKFS or the BKFS Board (or the applicable committee thereof), as applicable, shall adopt resolutions to amend, effective as of the Merger Effective Time, the BKFS Stock Plan and the terms of all BKFS Restricted Stock outstanding as of immediately prior to the Merger Effective Time, and take all other actions necessary to permit the BKFS Restricted Stock to be assumed by New Black Knight as set forth in Section 2.4 and to ensure that, notwithstanding anything to the contrary, following the Merger Effective Time, no Person shall have any right to acquire any securities of BKFS or to receive any payment, right or benefit with respect to any award previously granted under any BKFS Stock Plan (whether hereunder, under any BKFS Stock Plan or individual award agreement or otherwise), except the right to receive a payment, right or benefit with respect thereto as provided in Section 2.4.

        Section 2.4    Actions by New Black Knight.

          (a)   At the Merger Effective Time, by virtue of the BKFS Merger and without the need of any further corporate action by New Black Knight, New Black Knight shall assume the BKFS Restricted Stock, with the result that at the Merger Effective Time, New Black Knight shall assume the BKFS Stock Plan, including all obligations with respect to the BKFS Restricted Stock outstanding at the Merger Effective Time.

          (b)   As soon as practicable after the Merger Effective Time, New Black Knight shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or another appropriate form) registering a number of shares of New Black Knight Common Stock at least equal to the number of shares subject to the BKFS Restricted Stock. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as such BKFS Restricted Stock remain outstanding.

          (c)   As soon as practicable after the Merger Effective Time, New Black Knight shall deliver to the holders of BKFS Restricted Stock agreements evidencing the assumption of such BKFS Restricted Stock by New Black Knight.

ARTICLE III
Representations and Warranties of FNF

        Except as set forth in the correspondingly identified subsection of the disclosure schedule delivered by FNF to BKFS simultaneously with the execution of this Agreement (the "FNF Disclosure Schedule"), FNF represents and warrants to BKFS, as of the date hereof and as of the New BKH Effective Time:

        Section 3.1    Organization, Standing and Corporate Power.

          (a)   FNF, and each of its Subsidiaries that is a party to a Transaction Agreement, is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on New BKH (a "New BKH Material Adverse Effect").

          (b)   FNF is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a New BKH Material Adverse Effect.

        Section 3.2    Authority; Noncontravention.

          (a)   FNF and each of its Subsidiaries that is a party to a Transaction Agreement has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party. The execution, delivery and performance by FNF or such Subsidiaries of this Agreement and the execution, delivery and performance by FNF or such Subsidiaries of each other Transaction Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of FNF and such Subsidiary and, to the extent required by any Law, its stockholders, and no other corporate or other action on its part is necessary to authorize the execution and delivery by FNF or such Subsidiary of this Agreement and each other Transaction Agreement to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Reorganization Agreement have been, and each other Transaction Agreement to which it is a party, when executed and delivered, will be, duly executed and delivered by FNF and each of its Subsidiaries that is a party to a Transaction Agreement and each is, or, upon such execution and delivery, will be, a valid and binding obligation of FNF or such Subsidiary, enforceable in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement or any of the other Transaction Agreements to which it is a party by FNF or any of its Subsidiaries nor the consummation by FNF or any of its Subsidiaries of the Transactions, nor compliance by FNF or any of its Subsidiaries with any of the terms or provisions of this Agreement or any of the other Transaction Agreements to which it is a party, will (i) conflict with or violate any provision of its certificate of incorporation and bylaws or any of the organizational documents of any Subsidiary of FNF, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.3 are obtained and the filings referred to in Section 3.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to FNF or any Subsidiary or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, FNF or any Subsidiary under, any of the terms, conditions or provisions of any Contract or permit to which FNF or any Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of FNF or any Subsidiary, except, in the case of clauses (ii)(x) and (ii)(y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a New BKH Material Adverse Effect.

          (c)   The Board of Directors of FNF has (i) determined that this Agreement and each other Transaction Agreement to which FNF is a party and the transactions contemplated hereby and thereby are in the best interests of FNF and its stockholders (including the holders of the FNF Common Stock) and (ii) approved and declared advisable this Agreement and each other Transaction Agreement to which FNF is a party and the transactions contemplated hereby and thereby.

        Section 3.3    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and the Securities Act, including the filing of both the New Black Knight Form S-4 and the New BKH Form S-1 with the SEC or (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement or any other Transaction Agreement to which FNF or any Subsidiary is a party by FNF or such Subsidiary and the consummation by FNF or any Subsidiary of the transactions contemplated hereby and thereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a New BKH Material Adverse Effect.

        Section 3.4    Information Supplied.     None of the information supplied (or to be supplied) by or on behalf of FNF or any Subsidiary specifically for inclusion in either the New Black Knight Form S-4 or the New BKH Form S-1 will, (x) in the case of the BKFS Proxy Statement, at the time the BKFS Proxy Statement or any amendment or supplement thereto is mailed to the stockholders of BKFS or at the time of the BKFS Stockholders Meeting, or (y) in the case of the New Black Knight Form S-4 and the New BKH Form S-1, at the time the New Black Knight Form S-4 or the New BKH Form S-1 (as applicable), or any amendment or supplement thereto, (i) is filed with the SEC or (ii) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the BKFS Proxy Statement, in light of the circumstances under which they are made) not misleading. Notwithstanding the foregoing, FNF makes no representation or warranty with respect to information supplied by or on behalf of BKFS for inclusion in any of the foregoing documents.

        Section 3.5    FNF Owned BKFS Securities.

          (a)   As of the date hereof, 83,309,940 shares of BKFS Class B Common Stock are owned beneficially and of record by a wholly-owned subsidiary of FNF (the "FNF Owned BKFS Shares"). All of the FNF Owned BKFS Shares are owned free and clear of any and all Liens. Except as provided for in this Section 3.5, FNF does not Beneficially Own any other shares of BKFS Class B

  Common Stock, any other shares of the capital stock of BKFS, or any options or other rights to purchase or receive shares of the capital stock of BKFS.

          (b)   After giving effect to the Separation and as of the New BKH Effective Time, New BKH will have good and valid title to the FNF Owned BKFS Shares, free and clear of any and all Liens (other than transfer restrictions arising under federal and state securities Laws and the restrictions set forth in this Agreement), and FNF will not will have any right, title or interest in the FNF Owned BKFS Shares.

          (c)   As of the date hereof, 83,309,940 class A units of BKFS LLC ("BKFS LLC Units") are owned beneficially and of record by a wholly-owned subsidiary of FNF (the "FNF Owned BKFS LLC Units"). All of the FNF Owned BKFS LLC Units are owned free and clear of any and all Liens. Except as provided for in this Section 3.5, FNF does not Beneficially Own any other BKFS LLC Units, any other equity interest in BKFS LLC, or any options or other rights to purchase or receive any equity interest in BKFS LLC.

          (d)   After giving effect to the Separation and as of the New BKH Effective Time, New BKH will have good and valid title to the FNF Owned BKFS LLC Units, free and clear of any and all Liens (other than transfer restrictions arising under federal and state securities Laws and the restrictions set forth in this Agreement), and FNF will not have any right, title or interest in the FNF Owned BKFS LLC Units.

        Section 3.6    No Brokers or Other Advisors.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of FNF or any of its Subsidiaries.

        Section 3.7    Legal Proceedings.     There are no Actions pending or threatened in writing by any Governmental Authority with respect to FNF or any of its Subsidiaries or Actions pending or threathened in writing against FNF or any of its Subsidiaries or any of their respective properties at law or in equity before any Governmental Authority, and there are no orders, judgments or decrees of any Governmental Authority against FNF or any of its Subsidiaries, in each case except for those that would not reasonably be expected to, individually or in the aggregate, materially delay, impede or prevent the transactions contemplated by the Transaction Agreements.

        Section 3.8    Compliance with Laws.     Each of FNF and its Subsidiaries is in compliance with and not in default under or in violation of any applicable Law, except for those violations that would not reasonably be expected to materially delay, impede or prevent the transactions contemplated by the Transaction Agreements.

        Section 3.9    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Agreement and the other Transaction Agreements, neither FNF nor any other Person makes or has made any express or implied representation or warranty with respect to FNF or with respect to any other information provided to New BKH or BKFS in connection with the transactions contemplated by this Agreement or any of the other Transaction Agreements to which FNF is a party. Without limiting the generality of the foregoing, neither FNF nor any other Person will have or be subject to any liability or other obligation to New BKH, BKFS or any other Person resulting from the distribution to New BKH or BKFS (including their respective Representatives), or New BKH's or BKFS's (or such Representatives') use of, any such other information, including any information, documents, projections, forecasts or other materials made available to New BKH or BKFS in connection with the Mergers or the Separation.

 ARTICLE IV
Representations and Warranties of New BKH

        Except as set forth in the correspondingly identified subsection of the FNF Disclosure Schedule, New BKH represents and warrants to BKFS, except as set forth herein, as of the date hereof and as of the New BKH Effective Time:

        Section 4.1    Organization, Standing and Power.

          (a)   Each of New BKH and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not been and would not reasonably be expected to be, individually or in the aggregate, material to New BKH.

          (b)   Each of New BKH and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not been and would not reasonably be expected to be, individually or in the aggregate, material to New BKH.

          (c)   Prior to the consummation of the Separation and the Spin-Off, the authorized capital stock of New BKH consists of 1,000 shares of common stock, par value $0.0001 per share and all of the issued and outstanding shares of which are held directly by FNF. Immediately prior to the Spin-Off, the authorized capital stock of New BKH consists of 200,000,000 shares of common stock, par value $0.0001 per share. All outstanding shares of New BKH Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or subscription rights, Law, Contract or the organizational documents of New BKH. Except as set forth in this Section 4.1(c), there are no shares of capital stock, voting securities or equity interests of New BKH issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of New BKH, including any representing the right to purchase or otherwise receive any shares of common stock or preferred stock of New BKH. There are no capital appreciation rights, phantom stock plans or securities with participation rights or features, or similar obligations and commitments with respect to New BKH. There are no outstanding obligations of New BKH to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of New BKH. There are no restrictions upon the voting or transfer of any shares of New BKH Common Stock pursuant to any of New BKH's organizational documents or any agreement to which New BKH or any of its Subsidiaries is a party.

          (d)   New BKH has caused New Black Knight to be organized under the Laws of the State of Delaware and owns all of the capital stock of New Black Knight. The authorized capital stock of New Black Knight consists of 1,000 shares of common stock, par value $0.0001 per share, of which one share has been issued to New BKH, which share is duly authorized, validly issued and fully paid and nonassessable, was not issued in violation of any preemptive or subscription rights, Law, Contract or the organizational documents of New Black Knight, and is owned by New BKH free and clear of any Liens. Except as set forth in this Section 4.1(d) and as contemplated by this Agreement, there are no shares of capital stock, voting securities or equity interests of New Black Knight issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of New Black Knight, including any representing the right to purchase or otherwise receive any shares of common stock or preferred stock of New Black Knight. There are no capital appreciation rights, phantom stock plans or securities with participation rights or features, or similar obligations and commitments with respect to New Black Knight. There are no outstanding obligations of New Black Knight to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of New Black Knight. There are no restrictions upon the voting or transfer of any shares of New Black Knight Common Stock pursuant to any of New Black Knight's organizational documents or any agreement to which New Black Knight or any Subsidiary is a party.

          (e)   New BKH has caused New Black Knight to organize, and New Black Knight has organized, Merger Sub One and Merger Sub Two under the Laws of the State of Delaware. The authorized capital stock of Merger Sub One consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are duly authorized, validly issued and fully paid and nonassessable, were not issued in violation of any preemptive or subscription rights, Law, Contract or other organizational documents of Merger Sub One and are owned by New Black Knight free and clear of any Liens. The authorized capital stock of Merger Sub Two consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are duly authorized, validly issued and fully paid and nonassessable, were not issued in violation of any preemptive or subscription rights, Law, Contract or other organizational documents of Merger Sub Two and are owned by New Black Knight free and clear of any Liens. Except as set forth in this Section 4.1(e) , there are no shares of capital stock, voting securities or equity interests of Merger Sub One or Merger Sub Two issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Merger Sub One or Merger Sub Two, including any representing the right to purchase or otherwise receive any capital stock of Merger Sub One or Merger Sub Two. There are no capital appreciation rights, phantom stock plans or securities with participation rights or features, or similar obligations and commitments with respect to Merger Sub One or Merger Sub Two, as applicable. There are no outstanding obligations of Merger Sub One or Merger Sub Two to repurchase, redeem or otherwise acquire any shares of its own capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests). There are no restrictions upon the voting or transfer of any Merger Sub One or Merger Sub Two equity interests, as applicable, pursuant to the organizational documents of Merger Sub One or Merger Sub Two, as applicable, or any agreement to which New Black Knight or any of its Subsidiaries is a party.

          (f)    Each of New Black Knight, Merger Sub One and Merger Sub Two has all necessary corporate power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and, subject to obtaining the consent of their respective sole stockholders, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each of New Black Knight, Merger Sub One and Merger Sub Two of this Agreement and each of the other Transaction Agreements to which it is a party, and the consummation by each of New Black Knight, Merger Sub One and Merger Sub Two of the Transactions, have been duly authorized and approved by their respective Boards of Directors, and except for obtaining the consent of their respective sole stockholders for the adoption of this Agreement and each of the other Transaction Agreements to which it is a party, no other corporate action on the part of New Black Knight, Merger Sub One and Merger Sub Two is necessary to authorize the execution, delivery and performance by New Black Knight, Merger Sub One and Merger Sub Two of this Agreement and each of the other Transaction Agreements to which it is a party, and the consummation by each of New Black Knight, Merger Sub One and Merger Sub Two of the Transactions. This Agreement and each of the other Transaction Agreements to which it is a party has been duly executed and delivered by each of New Black Knight, Merger Sub One and Merger Sub Two and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of New Black Knight, Merger Sub One and Merger Sub Two, enforceable against each of New Black Knight, Merger Sub One and Merger Sub Two in accordance with their terms.

          (g)   New BKH has delivered to BKFS correct and complete copies of its certificate of incorporation and bylaws (the "New BKH Charter Documents") and correct and complete copies of the certificates of incorporation, bylaws and stockholders' or governance agreements (or comparable organizational documents) of each of its Subsidiaries (the "New BKH Subsidiary Documents"), in each case as amended to the date of this Agreement. All such New BKH Charter Documents and New BKH Subsidiary Documents are in full force and effect and neither New BKH nor any of its Subsidiaries is in violation of any of their respective provisions.

          (h)   Each of New BKH, New Black Knight, Merger Sub One and Merger Sub Two was formed solely for the purpose of effecting the Mergers (and, in the case of New BKH, the Separation, including the Spin-Off) and has not engaged in any business or other activities or conducted any operations other than in connection with the Transactions. Other than with respect to New BKH as of the New BKH Effective Time (whose sole assets at such time will consist of the FNF Owned BKFS Shares and the FNF Owned BKFS LLC Units), each of such Persons has no, and at all times prior to the New BKH Effective Time shall have no, assets. Each of such Persons has no Liabilities other than those incident to its formation and those incurred pursuant to this Agreement and the other Transaction Agreements.

        Section 4.2    Authority; Noncontravention.

          (a)   New BKH has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party. The execution, delivery and performance by New BKH of this Agreement and each other Transaction Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of New BKH and, to the extent required by any applicable Law, its stockholders, and no other corporate or other action on its part is necessary to authorize the execution and delivery by New BKH of this Agreement and each other Transaction Agreement to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Reorganization Agreement have been, and each other Transaction Agreement to which New BKH is a party, when executed and delivered, will be, duly executed and delivered by New BKH and each is, or when executed and delivered will be, a valid and binding obligation of New BKH, enforceable against New BKH in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement and the other Transaction Agreements by New BKH and its Subsidiaries, nor the consummation by New BKH and its Subsidiaries of the transactions contemplated hereby or thereby, nor compliance by New BKH and its Subsidiaries with any of the terms or provisions of this Agreement and each other Transaction Agreement to which it is a party, will (i) conflict with or violate any provision of the New BKH Charter Documents, the New BKH Public Charter Documents or any of the organizational documents of any of its Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to New

  BKH or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of New BKH or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or permit to which New BKH or any of its Subsidiaries is a party, or by which they or any of their properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of New BKH or any of its Subsidiaries, except, in the case of clauses (ii)(x) and (ii)(y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to be material to New BKH or to delay, impede or prevent the transactions contemplated by the Transaction Agreements.

          (c)   The Board of Directors of New BKH has (i) determined that this Agreement and each other Transaction Agreement to which New BKH is a party and the transactions contemplated hereby and thereby are in the best interests of New BKH and its stockholders and (ii) approved and declared advisable this Agreement and each other Transaction Agreement to which New BKH is a party and the transactions contemplated hereby and thereby.

        Section 4.3    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act and the Securities Act, including the filing of both the New Black Knight Form S-4 and the New BKH Form S-1 with the SEC or (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement or any other Transaction Agreement to which New BKH or any Subsidiary is a party by New BKH or such Subsidiary and the consummation by New BKH or any Subsidiary of the transactions contemplated hereby and thereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to be material to New BKH or delay, impede or prevent the transactions contemplated by the Transaction Agreements.

        Section 4.4    Undisclosed Liabilities.     As of the New BKH Effective Time, New BKH and its Subsidiaries have no Liabilities that would be required to be reflected or reserved against on a consolidated balance sheet in accordance with GAAP or the notes thereto, other than Liabilities incurred in connection with this Agreement and the transactions contemplated thereby.

        Section 4.5    Legal Proceedings.     There are no Actions pending or threatened in writing by any Governmental Authority with respect to New BKH or any of its Subsidiaries or Actions pending or threathened in writing against New BKH or any of its Subsidiaries or any of their respective properties at law or in equity before any Governmental Authority, and there are no orders, judgments or decrees of any Governmental Authority against New BKH or any of its Subsidiaries, in each case except for those that would not reasonably be expected to, individually or in the aggregate, materially delay, impede or prevent the transactions contemplated by the Transaction Agreements.

        Section 4.6    Compliance with Laws.     Each of New BKH and its Subsidiaries is in compliance with and not in default under or in violation of any applicable Law, except for those violations that would not reasonably be expected to materially delay, impede or prevent the transactions contemplated by the Transaction Agreements.

        Section 4.7    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Agreement and the other Transaction Agreements, neither New BKH nor any other Person makes or has made any express or implied representation or warranty with respect to New BKH or with respect to any other information provided to FNF or BKFS in connection with the transactions contemplated by this Agreement or any of the other Transaction Agreement to which New

BKH is a party. Without limiting the generality of the foregoing, neither New BKH nor any other Person will have or be subject to any liability or other obligation to FNF, BKFS, or any other Person resulting from the distribution to FNF or BKFS (including their respective Representatives), or FNF's or BKFS's (or such Representatives') use of, any such other information, including any information, documents, projections, forecasts or other materials made available to FNF or BKFS in connection with the Mergers or the Separation.

ARTICLE V
Representations and Warranties of BKFS

        Except as set forth in the correspondingly identified subsection of the disclosure schedule delivered by BKFS to FNF and New BKH simultaneously with the execution of this Agreement (the "BKFS Disclosure Schedule"), BKFS represents and warrants to FNF and New BKH:

        Section 5.1    Organization, Standing and Corporate Power.

          (a)   Each of BKFS and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKFS (a "BKFS Material Adverse Effect").

          (b)   Each of BKFS and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a BKFS Material Adverse Effect.

        Section 5.2    Capitalization.

          (a)   The authorized capital stock of BKFS consists of 350,000,000 shares of BKFS Class A Common Stock, 200,000,000 shares of BKFS Class B Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share (the "BKFS Preferred Stock"). At the close of business on June 6, 2017, (i) 69,553,957 shares of BKFS Class A Common Stock were issued and outstanding, (ii) 509,304 shares of BKFS Class A Common Stock were held by BKFS in its treasury, (iii) 3,093,996 shares of BKFS Class A Common Stock were reserved for issuance under the BKFS Stock Plan, (iv) 84,612,711 shares of BKFS Class B Common Stock were issued and outstanding, (v) no shares of BKFS Class B Common Stock were held by BKFS in its treasury, and (vi) no shares of BKFS Preferred Stock were issued or outstanding. All outstanding shares of BKFS Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since May 24, 2017, BKFS has not issued any shares of BKFS capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of BKFS capital stock, voting securities or equity interests.

          (b)   Included in Section 5.2(b) of the BKFS Disclosure Schedule is a correct and complete list, as of May 26, 2017, of all BKFS Restricted Stock or other rights to purchase or receive shares of BKFS Common Stock granted under the BKFS Stock Plan or otherwise, and, for each such BKFS Restricted Stock award or other right, (A), the number of shares of BKFS Common Stock subject thereto, and (B) the grant date thereof.

          (c)   There are no outstanding obligations of BKFS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of BKFS.

          (d)   There are no issued or outstanding bonds, debentures, notes or other indebtedness of BKFS or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of BKFS or any of its Subsidiaries may vote.

        Section 5.3    Authority; Noncontravention.

          (a)   BKFS has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which it is a party. The execution, delivery and performance by BKFS of this Agreement and each other Transaction Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the BKFS Board and, to the extent required by any applicable Law, its stockholders (subject to Section 5.3(d)), and no other corporate or other action on its part is necessary to authorize the execution and delivery by BKFS of this Agreement and each other Transaction Agreement to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Agreement to which BKFS is a party, when executed and delivered, will be, duly executed and delivered by BKFS and each is, or when executed and delivered will be, a valid and binding obligation of BKFS, enforceable against BKFS in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement and the other Transaction Agreements by BKFS, nor the consummation by BKFS of the transactions contemplated hereby or thereby, nor compliance by BKFS with any of the terms or provisions of this Agreement and each other Transaction Agreement to which it is a party, will (i) conflict with or violate any provision of the BKFS Charter Documents or any of the organizational documents of BKFS or its material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 5.4 are obtained and the filings referred to in Section 5.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to BKFS or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of BKFS or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or permit to which BKFS or any of its Subsidiaries is a party, or by which it or any of its properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of BKFS or any of its Subsidiaries, except, in the case of clauses (ii)(x) and (ii)(y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a BKFS Material Adverse Effect.

          (c)   The Special Committee has (i) determined that the transactions contemplated by the Agreement, including the BKFS Merger, are fair to, and in the best interests of, BKFS and its stockholders (other than New BKH or any of its Affiliates, including, for the avoidance of doubt, FNF), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, (iii) recommended that the BKFS Board approve and declare advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, and (iv) resolved to recommend approval of this Agreement by the holders of shares of BKFS Common Stock.

          (d)   The BKFS Board has (i) determined that the transactions contemplated by the Agreement, including the BKFS Merger, are fair to, and in the best interest of, BKFS and its stockholders (other than New BKH or any of its Affiliates, including, for the avoidance of doubt, FNF), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the BKFS Merger, (iii) resolved to submit this Agreement to a vote of the holders of shares of BKFS Common Stock and recommend approval of this Agreement by the holders of shares of BKFS Common Stock (subject to Section 6.4).

          (e)   The affirmative vote (in person or by proxy) at the BKFS Stockholders Meeting, or any adjournment or postponement thereof, of (i) the holders of record of a majority of the shares of BKFS Common Stock outstanding entitled to vote thereon in favor of the adoption of this Agreement in accordance with applicable Law and the BKFS Charter Documents (the "DGCL Stockholder Approval") and (ii) the holders of a majority of the shares of BKFS Common Stock outstanding entitled to vote thereon and present in person or by proxy and voting for or against adoption of this Agreement that are not owned, directly or indirectly, by FNF, any of its Subsidiaries (including, without limitation, BKHI, New BKH, New Black Knight, Merger Sub One and Merger Sub Two), or any officers or directors of FNF or any of its Subsidiaries (including, without limitation, BKHI, New BKH, New Black Knight, Merger Sub One and Merger Sub Two), in favor of the adoption of this Agreement (the "Unaffiliated Stockholder Approval" and, together with the DGCL Stockholder Approval, the (the "BKFS Stockholder Approval") are the only votes or approvals of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which are necessary to adopt this Agreement.

        Section 5.4    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act and the Securities Act, including the filing of both the New Black Knight Form S-4 and the New BKH Form S-1 with the SEC or (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement or any other Transaction Agreement to which BKFS is a party by BKFS and the consummation by BKFS of the transactions contemplated hereby and thereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a BKFS Material Adverse Effect.

        Section 5.5    SEC Documents; Undisclosed Liabilities.

          (a)   BKFS and its Subsidiaries have filed and furnished all BKFS SEC Documents. The BKFS SEC Documents, as of their respective effective dates (in the case of the BKFS SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other of the BKFS SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to the BKFS SEC Documents, and none of the BKFS SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Except (i) as reflected or otherwise reserved against on the balance sheet of BKFS and its consolidated Subsidiaries as of December 31, 2016 (including the notes thereto) included in the BKFS SEC Documents filed by BKFS and publicly available prior to the date of this Agreement,

  (ii) for Liabilities incurred since December 31, 2016 in the ordinary course of business consistent with past practice; (iii) for Liabilities set forth on Section 5.5(b) of the BKFS Disclosure Schedule; and (iv) for Liabilities incurred under or in accordance with this Agreement and the other Transaction Agreements to which BKFS is a party or in connection with the transactions contemplated hereby or thereby, BKFS has no Liabilities that would be required to be reflected or reserved against on a consolidated balance sheet of BKFS prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a BKFS Material Adverse Effect.

        Section 5.6    Information Supplied.     Subject to the accuracy of the representations and warranties made on behalf of FNF set forth in Section 3.4, none of the information supplied (or to be supplied) by or on behalf of BKFS or any Subsidiary specifically for inclusion or incorporation by reference in either the New Black Knight Form S-4 or the New BKH Form S-1 will, (x) in the case of the BKFS Proxy Statement, at the time the BKFS Proxy Statement or any amendment or supplement thereto is mailed to the stockholders of BKFS or at the time of the BKFS Stockholders Meeting, or (y) in the case of the New Black Knight Form S-4 and the New BKH Form S-1, at the time the New Black Knight Form S-4 or the New BKH Form S-1 (as applicable), or any amendment or supplement thereto, (i) is filed with the SEC or (ii) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the BKFS Proxy Statement, in light of the circumstances under which they are made) not misleading. Notwithstanding the foregoing, BKFS makes no representation or warranty with respect to information supplied by or on behalf of FNF or any of its Subsidiaries for inclusion or incorporation by reference in any of the foregoing documents.

        Section 5.7    Brokers and Other Advisors.     Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by the parties in accordance with Section 6.12, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of BKFS or any of its Subsidiaries.

        Section 5.8    No New BKH Interest.     BKFS does not Beneficially Own any shares of New BKH Common Stock or FNF Common Stock or any options or other rights to purchase or receive shares of New BKH Common Stock or FNF Common Stock. BKFS has not entered into or acquired any derivative contract with respect to any shares of New BKH Common Stock or FNF Common Stock or entered into any other hedging or other similar transaction that has the effect of providing BKFS with the economic benefits, voting rights or risks of ownership of any shares of New BKH Common Stock or FNF Common Stock (collectively, a "New BKH Interest").

        Section 5.9    No Other Representations or Warranties.     Except for the representations and warranties set forth in this ARTICLE V, neither BKFS nor any other Person makes or has made any express or implied representation or warranty with respect to BKFS or with respect to any other information provided to FNF or New BKH in connection with the transactions contemplated by this Agreement or any of the other Transaction Agreements to which BKFS is a party. Without limiting the generality of the foregoing, neither BKFS nor any other Person will have or be subject to any liability or other obligation to FNF, New BKH or any other Person resulting from the distribution to FNF or New BKH (including their respective Representatives), or FNF's or New BKH's (or such Representatives') use of, any such other information, including any information, documents, projections, forecasts or other materials made available to FNF or New BKH in connection with the Mergers or the Separation.

ARTICLE VI
Additional Covenants and Agreements

        Section 6.1    Preparation of the New BKH Form S-1, the New Black Knight Form S-4 and BKFS Proxy Statement; Stockholder Meeting.

          (a)   As soon as practicable following the date of this Agreement, New BKH and FNF shall prepare, and BKFS shall assist and contribute to such preparation, and New BKH shall, subject to the Special Committee's consent (which may be oral or written and shall not be unreasonably withheld, delayed, or conditioned), file with the SEC the New BKH Form S-1. Prior to filing the New BKH Form S-1 or any amendment or supplement thereto, New BKH and FNF shall provide the Special Committee and BKFS and their respective counsel a reasonable opportunity to review and comment on the New BKH Form S-1 or any amendment or supplement thereto prior to the filing thereof with the SEC, and New BKH and FNF shall give reasonable and good faith consideration to any comments made by the Special Committee, BKFS and their respective counsel. New BKH shall use its reasonable best efforts to have the New BKH Form S-1 declared effective under the Securities Act as promptly as practicable after such filing and keep the New BKH Form S-1 effective for so long as necessary to consummate the Spin-Off. New BKH shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of New BKH Common Stock in the Spin-Off, and FNF shall furnish all information concerning FNF and the holders of shares of FNF Common Stock as may be reasonably requested by New BKH in connection with any such action. No filing of, or amendment or supplement to, the New BKH Form S-1 will be made without BKFS's and the Special Committee's respective consents (which may be oral or written and shall not be unreasonably withheld, delayed, or conditioned) and without providing BKFS and the Special Committee a reasonable opportunity to review and comment thereon. If at any time prior to the Spin-Off Effective Time any information relating to FNF, New Black Knight, New BKH or BKFS, or any of their respective Affiliates, directors or officers, should be discovered by FNF, New Black Knight, New BKH or BKFS which should be set forth in an amendment or supplement to the New BKH Form S-1, so that the New BKH Form S-1 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of FNF Common Stock. The parties shall notify each other, and BKFS shall notify the Special Committee, promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the New BKH Form S-1 or for additional information and shall supply each other with copies of (x) correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the New BKH Form S-1 or the Transactions and (y) all orders of the SEC relating to the New BKH Form S-1.

          (b)   As soon as practicable following the date of this Agreement, BKFS shall prepare and, subject to the Special Committee's consent (which may be oral or written and shall not be unreasonably withheld, delayed, or conditioned), file with the SEC the BKFS Proxy Statement. Prior to filing the BKFS Proxy Statement or any amendment or supplement thereto, BKFS will provide FNF and the Special Committee and their respective counsel with reasonable opportunity to review and comment on such proposed filing, and BKFS shall give reasonable and good faith consideration to any comments made by FNF and the Special Committee and their respective counsel. If at any time prior to the New BKH Effective Time any information relating to FNF,

  New Black Knight, New BKH or BKFS, or any of their respective Affiliates, directors or officers, should be discovered by FNF or BKFS which should be set forth in an amendment or supplement to the BKFS Proxy Statement, so that such document would not be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of BKFS Common Stock. BKFS shall promptly notify FNF of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the BKFS Proxy Statement or for additional information and shall supply FNF with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the BKFS Proxy Statement. BKFS shall mail the BKFS Proxy Statement to the holders of BKFS Common Stock as promptly as practicable after the New Black Knight Form S-4 is declared effective under the Securities Act.

          (c)   As soon as practicable following the date of this Agreement, FNF, New BKH, BKFS and New Black Knight shall prepare and New Black Knight shall, subject to the Special Committee's consent (which may be oral or written and shall not be unreasonably withheld, delayed, or conditioned), file with the SEC the New Black Knight Form S-4, in which the BKFS Proxy Statement will be included as a prospectus. Each of New Black Knight and New BKH shall use its reasonable best efforts to have the New Black Knight Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the New Black Knight Form S-4 effective for so long as necessary to consummate the Transactions. New Black Knight shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of New Black Knight Common Stock in the Mergers, and FNF, New BKH and BKFS, as applicable, shall furnish all information concerning New BKH and BKFS and the holders of shares of New BKH Common Stock and BKFS Common Stock as may be reasonably requested by New Black Knight in connection with any such action. No filing of, or amendment or supplement to, the New Black Knight Form S-4 will be made without BKFS's and the Special Committee's respective consents (which may be oral or written and shall not be unreasonably withheld, delayed, or conditioned) and without providing BKFS, the Special Committee and their respective counsel a reasonable opportunity to review and comment thereon, and New Black Knight shall give reasonable and good faith consideration to any comments made by BKFS, the Special Committee and their respective counsel. If at any time prior to the New BKH Effective Time any information relating to FNF, New Black Knight, New BKH or BKFS, or any of their respective Affiliates, directors or officers, should be discovered by FNF, New BKH or BKFS which should be set forth in an amendment or supplement to the New Black Knight Form S-4, so that the New Black Knight Form S-4 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of BKFS Common Stock. The parties shall notify each other, and BKFS shall notify the Special Committee, promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the New Black Knight Form S-4 or for additional information and shall supply each other with copies of (x) correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the New Black Knight Form S-4 or the Transactions and (y) all orders of the SEC relating to the New Black Knight Form S-4.

          (d)   BKFS shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of its stockholders (the "BKFS Stockholders Meeting") for the purpose of obtaining the BKFS Stockholder Approval. Subject to Section 6.4 hereof, the Special Committee shall recommend to the BKFS Board and BKFS shall recommend to its stockholders, through the BKFS Board, adoption of this Agreement (the "BKFS Board Recommendation"). Without limiting the generality of the foregoing (but subject to BKFS's rights pursuant to Section 6.4), BKFS's obligations pursuant to the first sentence of this Section 6.1(d) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to BKFS of any BKFS Takeover Proposal or (B) the withdrawal or modification of (x) the BKFS Board Recommendation, or (y) such Board of Directors' approval of, or the BKFS Special Committee's recommendation that such Board of Directors approve, the BKFS Merger. The BKFS Proxy Statement shall include (subject to Section 6.4 hereof) the BKFS Board Recommendation.

        Section 6.2    Conduct of Business by New BKH Pending the Transactions.

          (a)   During the period from the date of this Agreement to the New BKH Effective Time, FNF and New BKH shall not, and shall not cause or permit New Black Knight, to, without the prior written consent of BKFS (which consent shall not be unreasonably withheld, delayed or conditioned):

              (i)  amend the organizational documents of New Black Knight (except as expressly permitted by this Agreement), New BKH (except as expressly permitted by this Agreement), Merger Sub One or Merger Sub Two;

             (ii)  sell, pledge, dispose of or encumber, or authorize the sale, pledge, disposition or encumbrance of, any of the FNF Owned BKFS Shares or the FNF Owned BKFS LLC Units;

            (iii)  except as expressly permitted by this Agreement, make any changes in the capital structure of New Black Knight, New BKH, Merger Sub One or Merger Sub Two;

            (iv)  enter into any transaction or any Contract which is not contemplated by this Agreement and the transactions contemplated thereby;

             (v)  take any action that would prevent, materially delay or materially impair (x) the consummation of the Mergers and the other transactions contemplated by this Agreement on a timely basis or (y) the ability of New BKH to perform in all material respects its obligations under this Agreement.

          (b)   Except as expressly permitted by this Agreement, any of the other Transaction Agreements or as required by applicable Law, during the period from the date of this Agreement to the New BKH Effective Time, New BKH shall not, and shall not permit any of New Black Knight, Merger Sub One or Merger Sub Two to, without the prior written consent of BKFS, engage in any business or other activity, including incurring any Liability.

        Section 6.3    Conduct of Business by BKFS Pending the Transactions.

          (a)   Except as expressly permitted by this Agreement, any of the other Transaction Agreements or as required by applicable Law, during the period from the date of this Agreement to the Merger Effective Time, BKFS shall not, and shall not permit any of its respective

  Subsidiaries to, without the prior written consent of New BKH (which consent shall not be unreasonably withheld, delayed or conditioned):

              (i)  (A) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of BKFS Common Stock, voting securities or equity interests or capital stock, voting securities or equity interests of any Subsidiary of BKFS of any class, or any subscriptions, options, warrants, calls, convertible or exchangeable securities or other rights, commitments or agreements of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest), in BKFS or any of its Subsidiaries, other than, but in all events subect to Section 6.13(a) (x) pursuant to Section 2.3 of this Agreement, (y)  pursuant to BKFS Restricted Stock granted under a BKFS Stock Plan, which BKFS Restricted Stock (1) is outstanding on the date of this Agreement or is granted following the date hereof in the ordinary course consistent with past practice and (2) is issued in accordance with the terms thereof or (z) pursuant to the BKFS Stock Plan in the ordinary course of business consistent with past practice; (B) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of BKFS Common Stock or otherwise make any payments to holders of BKFS Common Stock in their capacity as such, other than regular quarterly dividends consistent with past practice and any repurchases by BKFS of BKFS Common Stock (other than a repurchase of BKFS Common Stock pursuant to a repurchase program that contains the same or substantially similar terms and limitations as the BKFS Share Repurchase Program (as defined in the Reorganization Agreement)); (C) split, combine, subdivide or reclassify any shares of BKFS Common Stock; or (D) other than as may be approved by the stockholders of BKFS at the June 14, 2017 stockholders' meeting (or any adjournment or postponement thereof), amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the BKFS Stock Plan or any agreement evidencing any stock option or other right to acquire capital stock of BKFS or any restricted stock purchase agreement or any similar or related contract;

             (ii)  directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person (other than a Subsidiary of BKFS) if such acquisition would reasonably be expected to impede or delay, in any material respect, the ability of the parties to satisfy any of the conditions to the Mergers set forth in this Agreement;

            (iii)  make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in any Person (other than a Subsidiary of BKFS) if such investment would reasonably be expected to impede or delay, in any material respect, the ability of the parties to satisfy any of the conditions to the Mergers set forth in this Agreement;

            (iv)  other than in the ordinary course of business consistent with past practice, enter into any Contract providing for payments in excess of $100,000 that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or result in the acceleration of any obligation or the vesting of any benefit as a result of the consummation of the Transactions; or

             (v)  agree, in writing or otherwise, to take any of the foregoing actions.

        Section 6.4    BKFS Board Recommendation; Communications with BKFS Stockholders.    None of the BKFS Board, the Special Committee or any committee thereof shall withhold, withdraw, amend or modify in a manner adverse to New BKH, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to New BKH, the BKFS Board Recommendation (an "BKFS Board Recommendation Change"), except as expressly contemplated in this Section 6.4. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (i) the BKFS, the BKFS Board and the Special Committee shall not be prohibited from (x) taking and disclosing to the stockholders of BKFS a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (y) making any disclosure to the stockholders of BKFS if the BKFS Board or the Special Committee determines in good faith, after consultation with outside counsel, that failure to so disclose such position would be reasonably likely to constitute a violation of applicable Law and (ii) the Special Committee may make a recommendation to the BKFS Board to effect a BKFS Board Recommendation Change if the Special Committee shall have determined in good faith (after consultation with outside legal counsel) that the failure to effect a BKFS Board Recommendation Change would reasonably be expected to be inconsistent with the BKFS Board's or the Special Committee's fiduciary duties under applicable Law.

        Section 6.5    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (including Section 6.4 and Section 6.5(b)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act of 1914, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (b)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws, each of the parties hereto shall have the right to review in advance and approve (such approval not to be unreasonably withheld) all the information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority by a party hereto in connection with the Transactions. No party hereto shall independently participate in any formal or informal meeting with any Governmental Authority in respect of any material communication or any filings, submissions, investigations or other inquiry, without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate.

          (c)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, neither BKFS nor New BKH (nor FNF on behalf of New BKH) shall, without the other party's prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 6.5 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 9.1 so long as such party has up to then complied in all material respects with its obligations under this Section 6.5, (ii) require any party to offer, accept or agree to (A) dispose or hold separate (in trust or otherwise) any part of its businesses, operations, assets or product lines (or a combination of BKFS's and New BKH's respective businesses, operations, assets or product lines) or otherwise rearrange the composition of its assets, (B) not compete in any geographic area or line of business, (C) restrict the manner in which, or whether, any party may carry on business in any part of the world (including such party's freedom of action with respect to future acquisitions of assets or businesses or its full rights of ownership with respect to any assets and businesses held as of the date hereof or at the Closing) and/or (D) take any action to impose restrictions or limitations upon the exercise of full rights of ownership by any holder of capital stock of FNF, BKFS, New BKH or New Black Knight, or otherwise to require the repurchase, redemption, deemed transfer, divestiture or other disposition (by forced sale or otherwise) of the capital stock held by any holder of shares of FNF, BKFS, New BKH or New Black Knight, or (iii) require any party to this Agreement to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the Transactions as violative of any Antitrust Law.

        Section 6.6    Public Announcements.     The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by BKFS and FNF. Thereafter, none of FNF, New BKH nor BKFS, nor any of their controlled Affiliates, shall issue or cause the publication of any press release or other written communication to the public (to the extent not previously issued or made in accordance with this Agreement) with respect to the Mergers, this Agreement or the Transactions without the prior consent of the other parties (in the case of BKFS, following approval thereof by the Special Committee), which consent shall not be unreasonably withheld or delayed, except as may be required by Law or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party, to the extent such party is reasonably able to do so, shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

        Section 6.7    Confidentiality.     During the period from the date of this Agreement to the Merger Effective Time, each party shall keep confidential and not make any public announcement or similar publicity concerning this Agreement, the Transactions or the details relating thereto, without first obtaining the prior written consent of the other parties; provided, however, that nothing contained herein shall prohibit (i) disclosures required to be made pursuant to the covenants set forth in Section 6.1, (ii) disclosures required by applicable federal or state securities Laws, or (iii) any party from making any public announcement following reasonable notice to the other parties if such party determines in good faith, on the advice of legal counsel, that such public disclosure is required by applicable Law, in which case the parties shall use reasonable best efforts to coordinate in determining the appropriate form and scope of such disclosure.

        Section 6.8    Notification of Certain Matters.     FNF and New BKH shall give prompt notice to BKFS, and BKFS shall give prompt notice to FNF and New BKH, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement or another Transaction Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

        Section 6.9    Indemnification.

          (a)   From and after the Merger Effective Time, New Black Knight shall indemnify the individuals who at or prior to the Merger Effective Time were directors or officers of BKFS (each, a "D&O Indemnified Person") with respect to all acts or omissions by them in their capacities as such at any time prior to the Merger Effective Time, to the fullest extent (i) required by the BKFS Charter Documents as in effect on the date of this Agreement, (ii) required by any indemnification agreement between BKFS and any such director or officer as in effect on the date hereof or as of the Merger Effective Time or (iii) permitted under applicable Law (the "D&O Indemnified Losses"). Without limiting the generality of the foregoing, the D&O Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 6.9. New Black Knight shall periodically advance or reimburse each D&O Indemnified Person for all reasonable fees and expenses constituting D&O Indemnified Losses as such fees and expenses are incurred; provided that such D&O Indemnified Person shall agree to promptly repay to New Black Knight the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such D&O Indemnified Person is not entitled to be indemnified by New Black Knight in connection with such matter. In the event that New Black Knight sells, transfers or leases all or substantially all of its assets or is not a surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, New Black Knight shall, as a condition to any such transaction, cause such purchaser or such surviving corporation, as the case may be, to assume New Black Knight's obligations under this Section 6.9 upon the consummation of such transaction.

          (b)   For six years after the Merger Effective Time, New Black Knight shall provide, or shall cause the BKFS Surviving Corporation to provide, officers' and directors' liability insurance ("D&O Liability Insurance") in respect of loss from claims and/or investigations concerning acts or omissions first occurring prior to the Merger Effective Time (including for acts or omissions occurring in connection with the Transaction Agreements and the consummation of the Transactions) which become known after the Merger Effective Time ("Tail Coverage") covering each D&O Indemnified Person (but only to the extent such insureds incur loss from claims or investigations relating to BKFS business) currently covered by the officers' and directors' D&O Liability Insurance policy of FNF with no less favorable terms with respect to coverage than those of such policy in effect on the date hereof; provided that, if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by BKFS as of the date hereof for such insurance, then New Black Knight shall provide or cause to be provided a policy for D&O Indemnified Persons with the best coverage as shall then be available at 300% of the rate applicable to BKFS. Tail Coverage will be endorsed to New Black Knight's D&O Liability Insurance policy, which will have limits in the minimum amount of $85,000,000 of "ABC" coverage and $40,000,000 of "Side A" coverage (for a total limit of $125,000,000), confirmed as appropriate for BKFS' market capitalization by analytic tools commonly utilized by insurance brokers.

          (c)   The rights of each D&O Indemnified Person and his or her heirs and legal representatives under this Section 6.9 shall be in addition to any rights such D&O Indemnified Person may have under the certificate of incorporation or bylaws of New Black Knight, BKFS and any of their respective Subsidiaries, under any agreement of any D&O Indemnified Person with any such entity, under Delaware Law or under any other applicable Law.

          (d)   The obligations of New Black Knight shall not be terminated or modified in such a manner as to adversely affect the rights of any D&O Indemnified Person to whom this Section 6.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected D&O Indemnified Person shall have consented in writing to such termination or modification.

          (e)   The directors and officers of BKFS to whom this Section 6.9 applies shall be third party beneficiaries of this Section 6.9. The provisions of this Section 6.9 are intended to be for the benefit of each director and officer of BKFS and his or her heirs.

              (i)  In connection with any indemnification provided for in this Section 6.9, the party seeking indemnification (the "Indemnitee") will give New Black Knight (for purposes of this section, the "Indemnitor") prompt notice whenever it comes to the attention of the Indemnitee that the Indemnitee has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under this Section 6.9, and, if and when known, the facts constituting the basis for such claim and the projected amount of such Losses (in each case, in reasonable detail). Without limiting the generality of the foregoing, in the case of any Action made or commenced by a third party for which indemnification is being sought (a "Third-Party Claim"), such notice will be given no later than ten business days following receipt by the Indemnitee of written notice of such Third-Party Claim. The failure by any Indemnitee to so notify the applicable Indemnitor will not relieve such Indemnitor of any Liability under this Agreement except to the extent that such failure prejudices such Indemnitor in any material respect. The Indemnitee will deliver to the Indemnitor as promptly as practicable, and in any event within five Business Days after Indemnitee's receipt, copies of all notices, court papers and other documents received by the Indemnitee relating to any Third-Party Claim.

             (ii)  After receipt of a notice pursuant to Section 6.9(e)(i) with respect to any Third-Party Claim, the Indemnitor will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys reasonably satisfactory to the Indemnitee to handle and defend such claim, at the Indemnitor's cost, risk and expense, upon written notice to the Indemnitee of such election. The Indemnitor will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that, after reasonable notice, the Indemnitor may settle a claim without the Indemnitee's consent if such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitee, (B) includes a complete release of the Indemnitee and (C) does not seek any relief against the Indemnitee other than the payment of money damages to be borne by the Indemnitor. The Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross-claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by the Indemnitor and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof. If Indemnitee has been advised by its counsel that there may be one or more legal defenses available to the Indemnitee that conflict with those available to, or that are not available to, the Indemnitor ("Separate Legal Defenses"), or that there may be actual or potential differing or conflicting interests between the Indemnitor and the Indemnitee in the conduct of the defense of such Third-Party Claim, the Indemnitee will have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor (but not more than one separate counsel for each group of

    Indemnitees with the same Separate Legal Defenses), and the Indemnitor will not have the right to control the defense or investigation of such Separate Legal Defenses available to such Indemnitee.

            (iii)  If, after receipt of a notice pursuant to Section 6.9(e)(i), the Indemnitor does not undertake to defend any such claim within thirty (30) days of receipt of such notice, the Indemnitee may, but will have no obligation to, contest any lawsuit or action with respect to such claim, and the Indemnitor will be bound by the result obtained with respect thereto by the Indemnitee. The Indemnitee may not settle any lawsuit or action with respect to which the Indemnitee is entitled to indemnification hereunder without the consent of the Indemnitor, which consent will not be unreasonably withheld, conditioned or delayed, unless the Indemnitor had the right under this Section 6.9 to undertake control of the defense of such Third-Party Claim and failed to do so within thirty (30) days of receipt of such notice.

        Section 6.10    Separation and Spin-Off.

          (a)   FNF and New BKH agree to execute and deliver, and cause their Affiliates to execute and deliver, as applicable, the Tax Matters Agreement, the BKFS Services Agreement, the Reverse Services Agreement, the Sales Promotion Agreement and the Non-Competition Agreement each in the forms attached hereto, prior to the Spin-Off Effective Time.

          (b)   FNF and New BKH shall use their respective reasonable best efforts, and cause their respective Subsidiaries to use their respective reasonable best efforts, (i) to complete the Separation (other than the Spin-Off), prior to the Spin-Off Effective Time, on and subject to the terms and conditions of the Reorganization Agreement, (ii) to execute and deliver the other documents and instruments required to effect the Separation at or prior to the Spin-Off Effective Time and (iii) to effect the Spin-Off at or prior to the Closing in accordance with the Reorganization Agreement. Prior to the Closing, each of FNF and New BKH shall not, and shall cause their Subsidiaries and the other parties to the Transaction Agreements not to, amend, modify, terminate or abandon any of the Transaction Agreements (other than this Agreement) or to agree to amend, modify, terminate or abandon the Separation or any agreement or instrument entered into in accordance therewith or to waive any term or condition applicable thereto without the prior written consent of BKFS.

          (c)   FNF and New BKH agree not to consummate the Spin-Off until the first to occur of (i) all conditions to Closing contained in this Agreement, other than the condition that the Spin-Off shall have occurred and conditions that may only be satisfied at Closing, shall have been satisfied or, to the extent permitted under the terms hereof, waived and the parties hereto shall have confirmed that the Closing will occur subject only to the Spin-Off and the satisfaction of the conditions that may only be satisfied at Closing or (ii) the termination of this Agreement. For the avoidance of doubt, the parties intend the Spin-Off to occur on the same day as the Closing, shortly before the Closing.

          (d)   Immediately prior to the Spin-Off Effective Time, the New BKH Charter and the New BKH Bylaws shall be amended so as to read in their entirety in the forms set forth in Exhibit C and Exhibit D, respectively (collectively, the "New BKH Public Charter Documents").

        Section 6.11    Defense of Litigation.     Each of FNF, New BKH, New Black Knight, Merger Sub One, Merger Sub Two and BKFS shall use its reasonable best efforts to defend against all actions, suits or proceedings in which such party and/or its directors or officers is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the Transactions ("Transaction Litigation"). Each of FNF, New BKH, New Black Knight, Merger Sub One, Merger Sub Two and BKFS shall promptly (and in any event within twenty-four (24) hours) notify the other parties (and BKFS shall notify the Special Committee) of any such Transaction Litigation and give the other parties the opportunity to participate in the defense of any such Transaction Litigation, and keep the other parties reasonably informed with respect to the status thereof. None of FNF, New BKH, New Black Knight, Merger Sub One, Merger Sub Two or BKFS shall compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any such Transaction Litigation or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the Special Committee's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

        Section 6.12    Fees and Expenses.     All fees and expenses incurred in connection with this Agreement, each other Transaction Agreement, the Mergers and the consummation of the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated; provided that FNF and BKFS shall each pay 50% of all fees and expenses incurred in connection with the filing of the New BKH Form S-1 and the New Black Knight Form S-4, or any amendments or supplements thereto, pursuant to Section 6.1(a) and Section 6.1(c), respectively.

        Section 6.13    Tax Matters.

          (a)   None of New BKH, BKFS or any of their respective Subsidiaries shall, and prior to the Spin-Off Effective Time, none of FNF or any of its Subsidiaries shall, take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken, which action or failure to act could reasonably be expected to cause (i) certain prior contributions by FNF to BKHI and the Spin-Off to fail to be treated as a tax-free transaction under Sections 368, 355 and 361 of the Code, or (ii) the New BKH Merger or the BKFS Merger to fail to qualify as a reorganization under Section 368(a) of the Code or, alternatively, a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code.

          (b)   At the Closing, New BKH shall deliver to New Black Knight a certificate, in form and substance reasonably satisfactory to BKFS and that complies with Treasury Regulations Section 1.897-2(h), to the effect that interests in New BKH are not United States real property interests.

          (c)   BKFS shall use reasonable commercial efforts to obtain the BKFS Tax Opinion and FNF and New BKH shall use reasonable commercial efforts to obtain the New BKH Tax Opinion; provided that, for the avoidance of doubt, each of BKFS, FNF and New BKH shall (i) diligently cooperate with their applicable advisor(s), (ii) provide representations reasonably requested by their applicable advisor(s) and, (iii) if necessary, (A) obtain an alternative nationally recognized accounting firm or law firm and/or (B) cooperate with the other applicable parties and advisor(s) to revise the transaction structure, in each case, in connection with obtaining the BKFS Tax Opinion or the New BKH Tax Opinion, as applicable.

          (d)   FNF shall comply in all material respects with its obligations under Section 5.5 of the Reorganization Agreement. In order to facilitate FNF's receipt of the 355 Tax Opinion (as defined in the Reorganization Agreement), BKFS shall use reasonable commercial efforts to diligently cooperate with FNF's tax advisors and provide representations reasonably requested by such advisors.

          (e)   Notwithstanding anything to the contrary in this Agreement, none of New BKH, BKFS, FNF or any of their respective Subsidiaries shall have any obligation to indemnify any other party under this Agreement for any loss, taxes, damages, expenses or other liability to which the provisions of the Tax Matters Agreement are applicable.

        Section 6.14    Rule 16b-3.

          (a)   Prior to the Spin-Off Effective Time, each of FNF and New BKH shall take such steps as may be reasonably requested by any party hereto to cause acquisitions of New BKH's equity securities (including derivative securities), pursuant to the Spin-Off by each individual who is a director or officer of FNF or New BKH to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters (the "No-Action Letter").

          (b)   Prior to the Merger Effective Time, each of FNF, New BKH, New Black Knight and BKFS shall take such steps as may be reasonably requested by any party hereto to cause (i) dispositions of New BKH's equity securities (including derivative securities), (ii) dispositions of BKFS's equity securities (including derivative securities) and (iii) acquisitions of New Black Knight' equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of FNF, New BKH, New Black Knight or BKFS to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the No-Action Letter.

        Section 6.15    Sole Stockholder Approvals.     No later than one (1) Business Day after the execution of this Agreement, New Black Knight shall deliver to Merger Sub One and Merger Sub Two written consents, as the sole stockholder of Merger Sub One and Merger Sub Two, in compliance with the DGCL, adopting this Agreement and approving the Mergers in accordance with the terms and conditions hereof (as the terms and conditions hereof may be amended, modified or waived). No later than one (1) Business Day after the execution of this Agreement, FNF shall execute a written consent, in compliance with the DGCL, as the sole stockholder of New BKH, in which it shall adopt this Agreement and approve the New BKH Merger in accordance with the terms and conditions hereof (as such terms and conditions may be amended, modified or waived). No later than one (1) Business Day prior to the date of the Closing, New BKH shall execute a written consent, in compliance with the DGCL, as the sole stockholder of New Black Knight, in which it shall adopt the amendment to the certificate of incorporation of New Black Knight to change its name as mutually agreed upon by BKFS and FNF.

        Section 6.16    FNF Undertaking.     FNF agrees that during the period from the date hereof to the New BKH Effective Time, it will cause New BKH and its Subsidiaries to perform in all material respects their respective obligations under this Agreement in accordance with the terms hereof. Further, in the event of termination of this Agreement, subject to Section 9.2, FNF will be responsible for any Liability arising out of a breach of any representation or warranty made by New BKH in this Agreement and for the failure of New BKH to perform any of its covenants, agreements or obligations hereunder in accordance with the terms hereof.

        Section 6.17    New Black Knight Joinder.     Effective as of the New BKH Effective Time, New Black Knight will become a party to, and become jointly and severally liable with New BKH under, the Reorganization Agreement pursuant to a joinder agreement, in the form attached as Exhibit E hereto (the "Joinder Agreement").

        Section 6.18    No Acquisition of a BKFS Interest by FNF.     From and after the date hereof and prior to the earlier of the Merger Effective Time and the termination of this Agreement, FNF and its Subsidiaries and Affiliates will not (i) acquire, directly or indirectly, any additional shares of BKFS Common Stock or any other rights to purchase or receive additional shares of BKFS Common Stock or (ii) enter into or acquire, directly or indirectly, any derivative contract with respect to any shares of BKFS Common Stock or enter into any other hedging or other similar transaction that has the effect of providing FNF or any such Subsidiary or Affiliate, directly or indirectly, with the economic benefits, voting rights or risks of ownership of any shares of BKFS Common Stock (other than in each case any acquisition from or contract entered into with BKFS or any of its Subsidiaries).

        Section 6.19    No Acquisition of a New BKH Interest by FNF.     From and after the Spin-Off Effective Time and prior to the earlier of the New BKH Effective Time and the termination of this Agreement, FNF will not acquire, directly or indirectly, any New BKH Interest.

        Section 6.20    NYSE Listing.     New Black Knight shall use its reasonable best efforts to cause the shares of New Black Knight Common Stock to be issued in the Mergers to be listed on The New York Stock Exchange ("NYSE"), as of the Merger Effective Time, subject to official notice of issuance.

        Section 6.21    Vote in Favor of the Mergers.     FNF agrees to (a) appear at the BKFS Stockholders Meeting or otherwise cause the FNF Owned BKFS Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, all of the FNF Owned BKFS Shares in favor of, and will otherwise support, the adoption of this Agreement and the transactions contemplated hereby, including the Mergers, and any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the transactions contemplated hereby; provided, however, that if a BKFS Board Recommendation Change has occurred, FNF's obligations under this Section 6.21 shall terminate and be of no further force or effect. Except as set forth in this Section 6.21, nothing herein shall limit the right of FNF to vote in favor of, against or abstain with respect to any matter presented to the stockholders of BKFS.

        Section 6.22    Books and Records.     At the Closing, FNF shall deliver, or cause to be delivered, to BKFS the original books and records and general ledger of New BKH and New Black Knight, in each case unless in the possession or control of such company.

        Section 6.23    Role of the Special Committee.     Notwithstanding anything to the contrary in this Agreement, during the period from the date of this Agreement to the Merger Effective Time, the parties agree that the Special Committee shall be consulted regarding matters involving communications in connection with the transactions contemplated by this Agreement, including meetings, presentations, road shows, sessions with rating agencies and due diligence sessions by institutional investors in BKFS or New Black Knight. In connection therewith, the parties agree to provide the Special Committee and its legal and financial advisors with an opportunity to review and comment on all communication materials, including materials for rating agency presentations, road shows, bank information memoranda and other customary marketing materials (and give reasonable and good faith consideration to the inclusion of comments provided by the Special Committee or its legal or financial advisors).

ARTICLE VII
Conditions Precedent

        Section 7.1    Conditions to Each Party's Obligation to Effect the Mergers.     The respective obligations of each party hereto to effect the New BKH Merger and the BKFS Merger, as applicable, are subject to the satisfaction or waiver (to the extent permitted by applicable Law and other than the conditions set forth in Section 7.1(b) which may not be waived by any party) on or prior to the Closing Date of the following conditions:

          (a)    Separation and Spin-Off.     The Separation, including the Spin-Off, shall have been completed in accordance with the Reorganization Agreement and applicable Law;

          (b)    BKFS Stockholder Approval.     (i) The DGCL Stockholder Approval shall have been obtained in accordance with applicable Law and the BKFS Charter Documents and (ii) the Unaffiliated Stockholder Approval shall have been obtained;

          (c)    Regulatory Approvals.     Except as would not, individually or in the aggregate, reasonably be expected to be material to New Black Knight, New BKH or to BKFS, (i) all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods required from, any Governmental Authority shall have been obtained or made or have occurred (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and (ii) all such Requisite Regulatory Approvals referred to in clause (i) shall be in full force and effect;

          (d)    No Injunctions or Restraints.     No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal;

          (e)    New BKH Form S-1 and New Black Knight Form S-4.     The New BKH Form S-1 and the New Black Knight Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of either the New BKH Form S-1 or the New Black Knight Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

          (f)    Stock Listing.     The shares of New Black Knight Common Stock deliverable to the stockholders of New BKH and BKFS as contemplated by this Agreement and the shares of New Black Knight Common Stock deliverable to the THL Investors as contemplated by the THL Exchange Agreement shall have been approved for listing on NYSE, in each case subject to official notice of issuance.

        Section 7.2    Conditions to Obligations of BKFS.     The obligations of BKFS to effect the BKFS Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     Except as set forth in the following sentence, the representations and warranties set forth in ARTICLE III and ARTICLE IV shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a New BKH Material Adverse Effect. The representations and warranties set forth in Section 3.2(a), Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 4.1(f), Section 4.1(h), Section 4.2(a), Section 4.5 and Section 4.6 of this Agreement shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). BKFS shall have received certificates signed on behalf of FNF and New BKH, as applicable, by an authorized officer, dated as of the Closing Date, to such effect;

          (b)    Performance of Obligations of FNF.     FNF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BKFS shall have received a certificate signed on behalf of FNF by an authorized officer to such effect;

          (c)    Performance of Obligations of New BKH.     Each of New BKH, New Black Knight, Merger Sub One and Merger Sub Two shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BKFS shall have received a certificate signed on behalf of New BKH, New Black Knight, Merger Sub One and Merger Sub Two by an authorized officer to such effect;

          (d)    Transaction Agreements.

              (i)  FNF and New BKH and their Affiliates, as applicable, shall have entered into the Transaction Agreements;

             (ii)  Each of the parties (other than BKFS and its Subsidiaries) to the Transaction Agreements shall have performed in all material respects all obligations required to be performed by such party under such Transaction Agreement at or prior to the Closing Date; and

            (iii)  Each of the Transaction Agreements shall be valid, binding and in full force and effect and shall not have been repudiated by any party thereto (provided that the right to assert this condition shall not be available to any party if the failure of such condition to be satisfied was due to any wrongful action or omission by such party);

          (e)    Tax Matters.     BKFS shall have received an opinion from Deloitte or another nationally recognized accounting firm or law firm, in form and substance reasonably satisfactory to BKFS, dated the Closing Date, to the effect that the BKFS Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code (the "BKFS Tax Opinion"). In rendering any such opinion, Deloitte or such other applicable counsel shall be entitled to rely upon customary assumptions and certificates of officers of New BKH, New Black Knight and BKFS;

          (f)    No New BKH Material Adverse Effect.     Since December 31, 2016, there shall not have been any change, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a New BKH Material Adverse Effect;

          (g)    Stock Certificates.     BKFS shall have received the original certificates for the shares of Merger Sub One and Merger Sub Two; and

        Section 7.3    Conditions to Obligations of FNF and New BKH.     The obligations of FNF and New BKH to effect the New BKH Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     Except as set forth in the following sentence, the representations and warranties set forth in ARTICLE V shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a BKFS Material Adverse Effect. The representations and warranties set forth in Section 5.2 and Section 5.7 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Each of FNF and New BKH shall have received a certificate signed on behalf of BKFS by an authorized officer, dated as of the Closing Date, to such effect;

          (b)    Performance of Obligations of BKFS.     BKFS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and each of FNF and New BKH shall have received a certificate signed on behalf of BKFS by an authorized officer of BKFS to such effect;

          (c)    Joinder Agreement.     The Joinder Agreement shall be valid, binding and in full force and effect and shall not have been repudiated by any party thereto (provided that the right to assert this condition shall not be available to any party if the failure of such condition to be satisfied was due to any wrongful action or omission by such party); and

          (d)    Tax Matters.     New BKH shall have received a tax opinion from Deloitte or another nationally recognized accounting firm or law firm, dated the Closing Date, in form and substance reasonably acceptable to FNF and New BKH, substantially to the effect that the New BKH Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code (the "New BKH Tax Opinion"). In rendering any such opinion, Deloitte or such applicable tax advisor shall be entitled to rely upon customary assumptions and certificates of officers of New BKH, New Black Knight and BKFS.

ARTICLE VIII
Survival

        Section 8.1    Survival.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Merger Effective Time, except as provided in Section 4.5 of the Reorganization Agreement. The covenants and agreements herein that relate to actions to be taken at or after the Merger Effective Time shall survive the Merger Effective Time.

ARTICLE IX
Termination

        Section 9.1    Termination.     This Agreement may be terminated and the Transactions abandoned at any time prior to the Merger Effective Time:

          (a)   by the mutual written consent of New BKH, on the one hand, and BKFS, on the other hand, duly authorized by each of the Board of Directors of New BKH and the Special Committee, respectively;

          (b)   by either New BKH, on the one hand, or BKFS (with the prior approval of the Special Committee), on the other hand:

              (i)  if the Transactions shall not have been consummated on or before the Walk-Away Date, provided, that if, as of the Walk-Away Date, all conditions to this Agreement shall have been satisfied or waived (other than those that may only be satisfied by action taken at the Closing) other than the condition set forth in Section 7.1(c) , then the Walk-Away Date shall be extended for an additional ninety (90) calendar days (the "Extended Walk-Away Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of either of the Mergers to occur on or before the Walk-Away Date or the Extended Walk-Away Date, if applicable, and such action or failure to act constitutes a breach of this Agreement or any of the other Transaction Agreements;

             (ii)  if any Restraint having the effect set forth in Section 7.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform or resulted from such party's failure to perform any of its obligations under this Agreement or any of the other Transaction Agreements; or

            (iii)  if the BKFS Stockholder Approval shall not have been obtained at the BKFS Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of BKFS to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 6.1;

          (c)   by BKFS (with the prior approval of the Special Committee):

              (i)  if FNF and/or New BKH shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or in the

    Reorganization Agreement, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.2(a), (b) or (c) and (B) is incapable of being cured by the Walk-Away Date, or is not cured, by FNF or New BKH, as applicable, within thirty (30) calendar days following receipt of written notice from BKFS of such breach or failure; or

             (ii)  if the condition set forth in Section 7.1(d) is not satisfied and the Restraint giving rise to such nonsatisfaction has become become final and nonappealable; or

          (d)   by New BKH:

              (i)  if BKFS shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.3(a) or (b) and (B) is incapable of being cured by the Walk-Away Date, or is not cured, by BKFS within thirty (30) calendar days following receipt of written notice from New BKH of such breach or failure;

             (ii)  if the conditon set forth in Section 7.1(d) is not satisfied and the Restraint giving rise to such nonsatisfaction has become become final and nonappealable; or

            (iii)  if a BKFS Board Recommendation Change as recommended by the Special Committee shall have occurred.

        Section 9.2    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 6.7, Section 6.12, Section 9.2 and ARTICLE X, all of which shall survive termination of this Agreement), and there shall be no liability on the part of BKFS, FNF, New BKH, New Black Knight, Merger Sub One or Merger Sub Two or their respective directors, officers and Affiliates, except (i) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement and (ii) FNF shall be liable for any willful breach of this Agreement by New BKH, New Black Knight, Merger Sub One or Merger Sub Two.

ARTICLE X
Miscellaneous

        Section 10.1    Amendment or Supplement.     At any time prior to the Merger Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the BKFS Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided that the prior approval of the Special Committee shall be required in connection with any amendment or modification by or on behalf of BKFS; provided, further, that following approval of the Transactions by the stockholders of BKFS, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of BKFS without such approval.

        Section 10.2    Extension of Time, Waiver, Etc.     At any time prior to the Merger Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by FNF, New BKH, New Black Knight, Merger Sub One, Merger Sub Two or BKFS in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party (in the case of BKFS, following approval thereof by the Special Committee).

        Section 10.3    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise (other than, following the Closing, by operation of Law in a merger), by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.3 shall be null and void.

        Section 10.4    Counterparts.     This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 10.5    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, each other Transaction Agreement, any agreement entered into at the Closing in accordance with the terms of any Transaction Agreement, the FNF Disclosure Schedule and the BKFS Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 6.9, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 10.6    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court"), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.8 shall be deemed effective service of process on such party.

          (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER

  VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6(b).

        Section 10.7    Specific Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts specified in Section 10.6(a), without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.

        Section 10.8    Notices.     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to BKFS, or after the New BKH Effective Time, New BKH, New Black Knight, New BKH Surviving Corporation or BKFS Surviving Corporation, to:

Black Knight Financial Services, Inc. 601 Riverside Ave. Jacksonville, Florida 32204
Attention:	Executive Vice President, General Counsel and Corporate Secretary
Facsimile:	(702) 243-3251

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022
Attention:	William B. Sorabella
Facsimile:	(212) 446-6460

If to FNF, or, prior to the New BKH Effective Time, New BKH, New Black Knight, Merger Sub One or Merger Sub Two, to:

Fidelity National Financial, Inc. 1701 Village Center Circle Las Vegas, Nevada 89134
Facsimile:	(702) 243-3251
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153
Attention:	Michael J. Aiello
Facsimile:	(212) 310-8007

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        Section 10.9    Severability.     If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 10.10    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

            "Action" means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other Governmental Authority or any arbitrator or arbitration panel.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (i) none of BKFS and its Subsidiaries shall be deemed to be Affiliates of any of FNF or New BKH or any of their respective Subsidiaries and (ii) none of FNF or New BKH or any of their respective Subsidiaries shall be deemed to be Affiliates of BKFS or any of its Subsidiaries, in each case, for any periods prior to the New BKH Effective Time.

            "Beneficially Own," "Beneficial Owner" and "Beneficial Ownership" and words of similar import have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, and a Person's Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rules.

            "BKFS Common Stock" means the BKFS Class A Common Stock and the BKFS Class B Common Stock.

            "BKFS LLC" means Black Knight Financial Services, LLC, a wholly-owned subsidiary of BKFS.

            "BKFS Proxy Statement" means the proxy statement relating to the BKFS Stockholders Meeting, as amended or supplemented from time to time.

            "BKFS Restricted Stock" means shares in BKFS that are subject to vesting issued pursuant to the BKFS Stock Plan.

            "BKFS SEC Documents" means all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed by BKFS and its Subsidiaries with the SEC since January 1, 2015 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein).

            "BKFS Services Agreement" means the Second Amended and Restated Corporate Services Agreement by and between FNF and BKFS LLC, in the form of agreement attached as Exhibit F hereto.

            "BKFS Stock Plan" means the BKFS 2015 Omnibus Incentive Plan.

            "BKFS Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than FNF and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of BKFS (including securities of its Subsidiaries) equal to 10% or more of BKFS's consolidated assets or to which 10% or more of BKFS's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of Beneficial Ownership of any FNF Owned BKFS Shares or FNF Owned BKFS LLC Units or 10% or more of any class of equity securities of BKFS, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) Beneficially Owning 10% or more of any class of equity securities of BKFS or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving BKFS or any of BKFS's Subsidiaries; in each case, other than the Transactions.

            "Business Day" means a day except a Saturday, a Sunday or other day on which the banks in New York City are authorized or required by Law to be closed.

            "Contract" means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation.

            "Contribution" has the meaning given to such term in the Reorganization Agreement.

            "Exchange Agent" means Continental Stock Transfer & Trust Company.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

            "Laws" means all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities.

            "Liabilities" means any and all indebtedness, liabilities, guarantees, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including those arising under any Action, Law, order, judgment, injunction or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any Contract, commitment or undertaking.

            "Liens" means all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" Laws of the various States of the United States).

            "Losses" means any and all damages, losses, deficiencies, Liabilities, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the fees and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), whether in connection with a Third-Party Claim or an action or proceeding between the parties.

            "Material Adverse Effect" means, with respect to any party, any fact, circumstance, effect, change, event, occurrence or development (an "Effect") that, individually or in the aggregate with other Effects, (i) has, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, or (ii) materially impairs the ability of such party and its Affiliates to consummate, or prevents or materially impedes or delays, the transactions contemplated by this Agreement; provided that, for purpose of clause (i), no Effect resulting from any of the following, either individually or in the aggregate, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (a) any change or development relating to the United States economy in general, (b) any change or development affecting the industry in which such Person operates in general, (c) the execution and delivery of this Agreement or the announcement or performance of this Agreement and the Transactions, including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of BKFS (in each case, other than in respect of Section 4.2(b) and Section 5.3(b)), (d) acts of war or terrorism or natural disasters or other calamities, (e) changes in any Laws or regulations or applicable accounting regulations or principles or the interpretations thereof, (f) the fact, in and of itself (and not the underlying causes thereof) that New BKH or any of its Subsidiaries or BKFS failed to meet any projections, forecasts, or revenue or earnings predictions for any period, (g) any change, in and of itself (and not the underlying causes thereof) in the stock price of the FNF Common Stock or BKFS Class A Common Stock or (h) changes in GAAP or the interpretation thereof; provided, that, with respect to the foregoing clauses (a), (b), (d) or (h), any such Effect shall be taken into account if and to the extent it disproportionally affects such party and its Subsidiaries, taken as a whole, compared to other companies operating in the industries in which such party and its Subsidiaries operate.

            "New BKH Form S-1" means the registration statement of New BKH on Form S-1 relating to the issuance of shares of New BKH Common Stock in connection with the Separation.

            "New Black Knight Common Stock" means the common stock, par value $0.0001 per share, of New Black Knight.

            "New Black Knight Form S-4" means the Registration Statement on Form S-4 of New Black Knight, which includes the proxy statement with respect to the BKFS Merger and the prospectus which relates to the issuance of shares of New Black Knight Common Stock in connection with the Separation.

            "Non-Competition Agreement" means the Non-Competition Agreement by and among FNF and New Black Knight, in the form attached as Exhibit J hereto.

            "Permitted Liens" means (i) Liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business which are not yet due and payable or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created, and (iii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by a party or any of its Subsidiaries.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

            "Representatives" means, as to any Person, that Person's directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents, and other representatives. The members of the BKFS Board who are directors or officers of FNF or New BKH shall be considered Representatives of FNF or New BKH (as applicable) and not of BKFS, for purposes of this Agreement.

            "Reverse Services Agreement" means that Amended and Restated Reverse Services Agreement by and between FNF and BKFS LLC, in the form of agreement attached as Exhibit H hereto.

            "Sales Promotion Agreement" means the Sales Promotion Agreement by and among FNF and New Black Knight, in the form attached as Exhibit I hereto.

            "Separation" has the meaning given to such term in the Reorganization Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Spin-Off Effective Time" means the time at which the Spin-Off is completed.

            "Subsidiary" when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Notwithstanding the foregoing, for purposes of this Agreement, (i) none of BKFS and its Subsidiaries shall be deemed to be Subsidiaries of any of FNF, New BKH or New Black Knight or any of their respective Subsidiaries, and (ii) none of FNF or New BKH or any of their respective Subsidiaries shall be deemed to be Subsidiaries of BKFS or any of its Subsidiaries, in each case, for any periods prior to the New BKH Effective Time.

            "Tax Matters Agreement" means the Tax Matters Agreement by and among FNF, New BKH and New Black Knight, in the form attached as Exhibit G hereto.

            "Transaction Agreements" means, collectively, this Agreement, the Reorganization Agreement, the Tax Matters Agreement, the BKFS Services Agreement, the Reverse Services Agreement, the Sales Promotion Agreement and the Non-Competition Agreement and any other ancillary agreements entered into connection with the consummation of the Transactions, including all exhibits or annexes attached hereto or thereto.

            "Transactions" means, collectively, the transactions contemplated by the Transaction Agreements, including the Mergers and the Separation (including the Spin-Off).

            "Walk-Away Date" means March 8, 2018.

        The following terms are defined on the page of this Agreement set forth after such term below:

Action	46
Affiliate	46
Agreement	1
Antitrust Laws	29
Beneficial Owner	47
Beneficial Ownership	47
Beneficially Own	47
BKFS	1
BKFS Board	1
BKFS Board Recommendation	27
BKFS Board Recommendation Change	29
BKFS Class A Certificates	8
BKFS Class A Common Stock	6
BKFS Class B Common Stock	6
BKFS Common Stock	47
BKFS Disclosure Schedule	20
BKFS Exchange Ratio	6
BKFS LLC	47
BKFS LLC Units	14
BKFS Material Adverse Effect	20
BKFS Merger	2
BKFS Merger Consideration	6
BKFS Preferred Stock	20
BKFS Proxy Statement	47
BKFS Restricted Stock	47
BKFS SEC Documents	47
BKFS Services Agreement	47
BKFS Stock Plan	47
BKFS Stockholder Approval	22
BKFS Stockholders Meeting	27
BKFS Surviving Corporation	3
BKFS Takeover Proposal	47
BKFS Tax Opinion	40
BKHI	1
Business Day	48
Certificates	8
Closing	3

Closing Date	3
Code	2
Contract	48
Contribution	48
D&O Indemnified Losses	32
D&O Indemnified Person	32
D&O Liability Insurance	32
Delaware Chancery Court	44
DGCL	2
DGCL Stockholder Approval	22
Effect	48
Exchange Act	13
Exchange Agent	48
Exchange Agreement	7
Exchange Fund	8
Extended Walk-Away Date	42
FNF	1
FNF Common Stock	1
FNF Disclosure Schedule	11
FNF Owned BKFS LLC Units	14
FNF Owned BKFS Shares	14
GAAP	48
Governmental Authority	48
Indemnitee	33
Indemnitor	33
Joinder Agreement	37
Laws	48
Liabilities	48
Liens	48
Losses	48
Material Adverse Effect	48
Merger Consideration	6
Merger Effective Time	3
Merger Sub One	1
Merger Sub Two	1
Merger Sub Two Common Stock	6
Mergers	2
New BKH	1
New BKH Bylaws	3
New BKH Certificate of Merger	3
New BKH Certificates	8
New BKH Charter	3
New BKH Charter Documents	17
New BKH Common Stock	5
New BKH Effective Time	3
New BKH Exchange Ratio	5
New BKH Form S-1	49
New BKH Interest	24
New BKH Material Adverse Effect	12
New BKH Merger	2
New BKH Merger Consideration	5

New BKH Public Charter Documents	35
New BKH Subsidiary Documents	17
New BKH Surviving Corporation	2
New BKH Tax Opinion	41
New Black Knight	1
New Black Knight Common Stock	49
New Black Knight Form S-4	49
No-Action Letter	36
Non-Competition Agreement	49
NYSE	37
Permitted Liens	49
Person	50
Reorganization Agreement	1
Representatives	50
Requisite Regulatory Approvals	39
Restraints	39
Reverse Services Agreement	50
Sales Promotion Agreement	50
SEC	11
Securities Act	50
Separate Legal Defenses	34
Separation	50
Special Committee	1
Spin-Off	1
Spin-Off Effective Time	50
Subsidiary	50
Tail Coverage	32
Tax Matters Agreement	51
Third-Party Claim	33
THL Exchange Agreement	1
THL Investors	1
Transaction Agreements	51
Transaction Litigation	35
Transactions	51
Unaffiliated Stockholder Approval	22
Walk-Away Date	51

        Section 10.11    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all agreements and instruments include attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ MICHAEL L. GRAVELLE
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary
NEW BKH CORP.
By:	/s/ MICHAEL L. GRAVELLE
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary
BLACK KNIGHT HOLDCO CORP.
By:	/s/ KIRK T. LARSEN
Name: Kirk T. Larsen
Title: Executive Vice President and Chief Financial Officer
NEW BKH MERGER SUB, INC.
By:	/s/ KIRK T. LARSEN
Name: Kirk T. Larsen
Title: President and Chief Financial Officer
BKFS MERGER SUB, INC.
By:	/s/ KIRK T. LARSEN
Name: Kirk T. Larsen
Title: President and Chief Financial Officer
BLACK KNIGHT FINANCIAL SERVICES, INC.
By:	/s/ KIRK T. LARSEN
Name: Kirk T. Larsen
Title: Executive Vice President and Chief Financial Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
BLACK KNIGHT HOLDCO CORP.

        Black Knight Holdco Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

        First: The Corporation was originally incorporated under the name "Black Knight Holdco Corp." The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 2017.

        Second: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        Fourth: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation's original Certificate of Incorporation.

        Fifth: The text of this Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

        The name of the Corporation is "Black Knight Holdco Corp."

ARTICLE II
REGISTERED AGENT

        The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at that address is "The Corporation Trust Company."

ARTICLE III
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the "DGCL").

ARTICLE IV
CAPITAL STOCK

        SECTION 4.1.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is [575],000,000, consisting of [550],000,000 shares of Common Stock, par value $0.0001 per share ("Common Stock"), and [25],000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock").

        SECTION 4.2.    Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

        SECTION 4.3.    (a) Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock outstanding in such holder's name on the stock transfer records of the Corporation.

          (b)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

          (c)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V
DIRECTORS

        SECTION 5.1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more that fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

        SECTION 5.2.    If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

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        SECTION 5.3.    Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
CORPORATE OPPORTUNITIES

        SECTION 6.1.    In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity (as defined below) or THL (as defined below) and (b) that the Corporation on one hand, and Fidelity or THL on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity and THL, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and THL and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        SECTION 6.2.    (a) Except as may be otherwise provided in a written agreement between the Corporation on one hand, and Fidelity or THL on the other hand, Fidelity and THL shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor THL nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity or THL.

          (b)   The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fidelity and/or THL. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries, Fidelity or THL, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of Fidelity or THL. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of Fidelity or THL shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries, Fidelity or THL in respect of any such agreement or performing any such agreement in accordance with its terms.

        SECTION 6.3.    In the event that a director or officer of the Corporation who is also a director or officer of Fidelity or THL acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation on one hand, and Fidelity or THL on the other hand, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

          (a)   a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity or THL, shall belong to the Corporation,

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  unless such opportunity is expressly offered to such person in a capacity other than such person's capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

          (b)   a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity or THL, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person's capacity as a director of the Corporation; and

          (c)   a corporate opportunity offered to any person who is an officer of both the Corporation on one hand, and Fidelity or THL on the other hand, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person's capacity as an officer of the Corporation.

        Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

        SECTION 6.4.    Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

        SECTION 6.5.    (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

          (b)   The term "Corporation" shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "Fidelity" shall mean, for purposes of this Article VI, Fidelity National Financial, Inc., a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests other than the Corporation. The term "THL" shall mean, for purposes of this Article VI, Thomas H. Lee Partners, L.P., a Delaware limited partnership, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it or one or more of its affiliates beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests other than the Corporation and its subsidiaries.

        SECTION 6.6.    Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall not apply at any time that no person who is a director or officer of the Corporation is also a director or officer of Fidelity or THL. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE VII
REMOVAL OF DIRECTORS

        Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this

4

Article VII as one class. For purposes of this Article VII, "cause" shall mean, with respect to any director, (x) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (y) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (z) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

ARTICLE VIII
ELECTION OF DIRECTORS

        Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE IX
WRITTEN CONSENT OF STOCKHOLDERS

        SECTION 9.1.    Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a "Consent"), but only if such action is taken in accordance with the provisions of this Article IX or by the holders of any class or series of Preferred Stock issued pursuant to Article IV hereof, if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.

        SECTION 9.2.    The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article IX. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation, who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a "Request"). The Request must contain the information set forth in Section 9.3 hereof. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the Corporation pursuant to Section 9.3 hereof, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article IX and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article IX or if such no determination shall have been made by the date required by this Article IX, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section 9.7 hereof; except that, if prior action by the Board of Directors is required under the provisions of the General Corporation Law of the State of Delaware, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        SECTION 9.3.    Any Request (a) must be delivered by the holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation (with evidence of such ownership attached), who shall continue to own not less than 15% of all issued and outstanding shares

5

of common stock of the Corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the Corporation's Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws of the Corporation), and (iii) any agreement of the requesting stockholders required by the Bylaws of the Corporation. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Corporation's Bylaws with respect to information provided concerning nominations for elections to the Board or other business at annual stockholders meetings.

        SECTION 9.4.    Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a "Similar Item"), is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, or other applicable law.

        SECTION 9.5.    Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

        SECTION 9.6.    Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 9.7 hereof, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

        SECTION 9.7.    Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation or its registered office in the State of Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the Corporation's registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate ("Other Officer"), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors ("Inspectors") with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article IX. If after such investigation the

6

Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

        SECTION 9.8.    No action may be authorized or taken by the stockholders by Consent except in accordance with this Article IX. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article IX, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article IX, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 9.7 hereof represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

        SECTION 9.9.    Nothing contained in this Article IX shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        SECTION 9.10.    Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article IX shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (b) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE X
SPECIAL MEETINGS

        Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE XI
OFFICERS

        The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII
INDEMNITY

        The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or

7

otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XIII
AMENDMENT

        The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions (a) of the Bylaws of the Corporation may be adopted, amended or repealed if approved by a majority of the Board of Directors then in office or approved by holders of the Common Stock in accordance with applicable law and this Certificate of Incorporation and (b) of this Certificate of Incorporation may be adopted, amended or repealed as provided by applicable law.

ARTICLE XIV
SEVERABILITY

        If any provision (or any part thereof) of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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        IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this [    •    ] day of [    •    ], 2017.

Black Knight Holdco Corp.
By:
Name:
Title:

9

Exhibit B

AMENDED AND RESTATED BYLAWS OF
BLACK KNIGHT HOLDCO CORP.
AS ADOPTED ON [    •    ], 2017

ARTICLE I
OFFICES

        Section 1.1    Registered Office.     The registered office of Black Knight Holdco Corp. (the "Corporation") shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801 and the name of its registered agent is "The Corporation Trust Company".

        Section 1.2    Other Offices.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 2.1    Place of Meetings.     Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.2    Annual Meetings.     (a) The annual meeting of stockholders (the "Annual Meeting") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting.

          (b)   No business may be transacted at an Annual Meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.2.

          (c)   In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting (which date shall, for purposes of the Corporation's first Annual Meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017); provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the Annual Meeting was first made. To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

          (d)   No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.2, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted.

        Section 2.3    Special Meetings.     Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders ("Special Meetings"), for any purpose or purposes, may be called by the majority vote of the Board of Directors or by the Chief Executive Officer. Special Meetings may not be called by any other person or persons, except as required by law or provided by resolutions by the Board of Directors designating the rights, powers and preferences of any shares of one or more series of Preferred Stock of the Corporation, par value $0.0001 per share (the "Preferred Stock"). Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 2.4    Quorum.     Except as otherwise required by law, these Amended and Restated Bylaws (these "Bylaws") or by the Certificate of Incorporation, holders of a majority of the capital stock issued and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by one or more classes or series of the capital stock is required, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

        Section 2.5    Voting.     Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Section 2.6    Consent of Stockholders in Lieu of Meeting.     Actions required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting upon the written consent of the stockholders, but only if such action is taken in accordance with the provisions of Article IX of the Certificate of Incorporation.

        Section 2.7    List of Stockholders Entitled to Vote.     The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

        Section 2.8    Stock Ledger.     The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.7 hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

        Section 3.1    Number and Election of Directors.     (a) Subject to the rights, if any, of holders of Preferred Stock to elect directors of the Corporation, the Board of Directors shall consist of not less than one nor more than fourteen members with the exact number of directors to be determined from time to time exclusively by resolution duly adopted by the Board of Directors. Directors shall be elected by a plurality of the votes cast at the Annual Meeting, and, unless otherwise provided by the Certificate of Incorporation, each director so elected shall hold office until the Annual Meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. Directors need not be stockholders.

          (b)   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any Special Meeting called by a majority vote of the Board of Directors or by the Chief Executive Officer for the purpose of electing directors (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.1 and on the record date for the determination of stockholders entitled to vote at such Annual or Special Meeting and (B) who complies with the notice procedures set forth in this Section 3.1.

          (c)   In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 3.1, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (A) in the case of an Annual Meeting, not less than one-hundred and twenty days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting (which date shall, for purposes of the Corporation's first Annual Meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017); provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the Annual Meeting was first made; and (B) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the Special Meeting was first made.

          (d)   To be in proper written form, a stockholder's notice of nomination submitted to the Secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          (e)   No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.1. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 3.2    Chairman of the Board of Directors.     The Board of Directors may appoint from its members a Chairman of the Board of Directors, who need not be an employee or officer of the Corporation. The Chairman of the Board of Directors, if there is one, shall preside at all meetings of the stockholders and of the Board of Directors and may adopt rules and regulations for the conduct of such meetings. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer or the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer or the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

        Section 3.3    Vacancies.     Subject to the terms of any one or more series or classes of Preferred Stock, any vacancy on the Board of Directors, however created, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a newly created directorship resulting from an increase in any class of directors shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor.

        Section 3.4    Duties and Powers.     The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.5    Meetings.     The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the Chairman of the Board of Directors, if there is one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or facsimile on twenty-four hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 3.6    Quorum.     Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.7    Actions of Board.     Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        Section 3.8    Meetings by Means of Conference Telephone.     Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

        Section 3.9    Committees.     The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth in applicable Delaware law. Each committee shall keep regular minutes and report to the Board of Directors when required.

        Section 3.10    Audit Committee.     The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate three or more directors to constitute an Audit Committee, to serve as such until the next Annual Meeting of the Board of Directors or until their respective successors are designated. The audit committee will carry out its responsibilities as set forth in an audit committee charter to be adopted by the Board of Directors.

        Section 3.11    Compensation.     At the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. At the discretion of the Board of Directors, members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.12    Interested Directors.     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        Section 3.13    Entire Board of Directors.     As used in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE IV
OFFICERS

        Section 4.1    General.     The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President and a Secretary. The Board of Directors, in its discretion, may also appoint a Chief Financial Officer, Assistant Chief Financial Officers, Chief Accounting Officer, Treasurer, Assistant Treasurers and one or more Vice Presidents, Assistant Secretaries, and other officers, who shall have such authority and perform such duties as may be prescribed in such appointment. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

        Section 4.2    Election.     The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

        Section 4.3    Voting Securities Owned by the Corporation.     Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        Section 4.4    Duties of Officers.     The duties of the officers of the Corporation shall be as follows:

          (a)    Chief Executive Officer.     The Chief Executive Officer shall, subject to the control of the Board of Directors, have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; and the Chief Executive Officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. In the absence or disability of the Chairman of the Board of Directors, or if there is none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          (b)    President.     The President shall, subject to the control of the Board of Directors, the Chief Executive Officer, and, if there is one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer, the Chairman of the Board of Directors or the President. In the absence or disability of the Chief Executive Officer and the Chairman of the Board of Directors, or if there is none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          (c)    Secretary.     The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          (d)    Assistant Secretaries.     Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          (e)    Chief Financial Officer.     The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President.

          (f)    Assistant Chief Financial Officer.     The Assistant Chief Financial Officer, or if there is more than one, the Assistant Chief Financial Officers, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President or the Chief Financial Officer.

          (g)    Chief Accounting Officer.     The Board of Directors may elect a Chief Accounting Officer who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by the Board of Directors.

          (h)    Treasurer.     The Treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          (i)    Assistant Treasurers.     Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Treasurer, if there is one, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          (j)    Vice Presidents.     At the request of the President or in his absence or in the event of his inability or refusal to act (and if there is no Chief Executive Officer or Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of

  Directors from time to time may prescribe. If there is no Chief Executive Officer, no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          (k)    Other Officers.     Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
CAPITAL STOCK

        Section 5.1    Form of Certificates.     Every holder of stock in the Corporation shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chief Executive Officer, the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

        Section 5.2    Signatures.     Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 5.3    Lost Certificates.     The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 5.4    Transfers.     Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

        Section 5.5    Record Date.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5.6    Beneficial Owners.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

        Section 6.1    Notices.     Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or transmitted via facsimile.

        Section 6.2    Waivers of Notice.     Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
GENERAL PROVISIONS

        Section 7.1    Dividends.     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

        Section 7.2    Disbursements.     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 7.3    Fiscal Year.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 7.4    Corporate Seal.     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
INDEMNIFICATION

        Section 8.1    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.     Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 8.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.     Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 8.3    Authorization of Indemnification.     Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 hereof, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        Section 8.4    Good Faith Defined.     For purposes of any determination under Section 8.1 or 8.2 hereof, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, as the case may be.

        Section 8.5    Indemnification by a Court.     Notwithstanding any contrary determination made in any specific case under Section 8.3 hereof, and notwithstanding the absence of any determination made thereunder, any director or officer may apply to any court of competent jurisdiction in the State of

Delaware for indemnification to the extent otherwise permissible under Sections 8.l and 8.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 8.1 or 8.2 hereof. Neither a contrary determination in the specific case under Section 8.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 8.6    Expenses Payable in Advance.     Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 8.7    Nonexclusivity of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware (the "DGCL") or otherwise.

        Section 8.8    Insurance.     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

        Section 8.9    Certain Definitions.     For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 8.10    Survival of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 8.11    Limitation on Indemnification.     Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        Section 8.12    Indemnification of Employees and Agents.     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

        Section 8.13    Secondary Indemnifications.     The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article 8 shall not be deemed exclusive of any other rights to which those persons provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the stockholders of the Corporation or one or more of the affiliates of such stockholders of the Corporation other than the Corporation and its subsidiaries (any of such entities, together with their affiliates (other than the Corporation and its subsidiaries), the "Stockholder Sponsors") as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the Company and the Stockholder Sponsors intend to be secondary to the primary obligation of the Corporation to provide indemnification as provided herein. If any Stockholder Sponsor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contract, by-laws or charter) to a person indemnifiable hereunder, then (i) the applicable Stockholder Sponsor entity shall be fully subrogated to all of such person's rights with respect to such payment and (ii) the Company shall indemnify, reimburse and hold harmless the applicable Stockholder Sponsor entity for the payments actually made. The Stockholder Sponsors shall be third-party beneficiaries of this Article 8, having the rights to enforce this Article 8.

ARTICLE IX
AMENDMENTS

        These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of outstanding capital stock or by a majority of the Board of Directors then in office, in each case, in accordance with the Certificate of Incorporation and applicable law.

ARTICLE X
CONFLICTS

        If there is a conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the mandatory provisions of the DGCL, such provision or provisions of the Certificate of Incorporation and the DGCL, as the case may be, will be controlling.

Exhibit C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

NEW BKH CORP.

        The undersigned, an authorized officer of New BKH Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

        That the name of the corporation is "New BKH Corp.", and that this corporation was originally incorporated pursuant to the DGCL on February 3, 2017.

        Pursuant to Sections 228, 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

        That the Board of Directors of this corporation, by the unanimous written consent of its members, filed with the Minutes of the Board, adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and reinstatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

        FIRST.    The name of the corporation is New BKH Corp.

        SECOND.    The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH.    The total number of shares of stock that the corporation shall have authority to issue is 100,000,000. All such shares are to be Common Stock, par value of $0.0001 per share, and are to be of one class.

        FIFTH.    Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

        SIXTH.    In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Certificate of Incorporation, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

        SEVENTH.    (a) A director of the corporation shall not be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, or (iii) for any transaction from which the director shall have derived an improper personal benefit. Neither (x) any amendment, modification or repeal of the foregoing sentence nor (y) the adoption of any provision of this Certificate of Incorporation that is inconsistent with the foregoing sentence, shall eliminate or reduce the effect of the foregoing sentence in respect of any matter occurring, or any cause of action, suit or claim that, but for the foregoing sentence, would accrue or arise, prior to such amendment, repeal or adoption.

          (b)   The corporation shall have the power to indemnify any person who was or is a party to, or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

        EIGHTH.    To the maximum extent permitted under the General Corporation Law of the State of Delaware, the corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors who are not employees of the corporation of any of its subsidiaries ("Outside Directors"), other than any such opportunity expressly presented to an Outside Director in such Outside Director's capacity as a director of the corporation; and no such Outside Director shall be liable to the corporation or its stockholders for breach of any fiduciary or other duty by reason of the fact that such Outside Director personally or on behalf of any other person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the corporation or its subsidiaries. For purposes of this paragraph EIGHTH, a director who is the Chairman of the Board of the corporation shall not be deemed to be an employee of the corporation solely by reason of holding such position. No amendment or repeal of this paragraph EIGHTH shall apply to or have any effect on the liability or alleged liability of any Outside Director for or with respect to business opportunities of which such Outside Director becomes aware prior to such amendment or repeal. Any person purchasing or otherwise acquiring any interest in any capital stock of the corporation shall be deemed to have notice of, and to have consented to the provisions of, this paragraph.

        The undersigned authorized officer hereby acknowledges that the foregoing amended and restated certificate of incorporation is his act and deed on this [                        ], 2017.

Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

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Exhibit D

NEW BKH CORP.

AMENDED AND RESTATED
BYLAWS

[                    ], 2017

ARTICLE I.
OFFICES

        Section 1.    Registered Office.     The registered office of New BKH Corp. (the "Corporation") shall be in the State of Delaware.

        Section 2.    Other Offices.     The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

ARTICLE II.
MEETINGS OF SHAREHOLDERS

        Section 1.    Time and Place of Meetings.     All meetings of the shareholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.     Annual meetings of shareholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the Board of Directors.

        Section 3.    Special Meetings.     Special meetings of the shareholders, unless otherwise prescribed by statute or provided by the amended and restated certificate of incorporation of the Corporation (the "Certificate of Incorporation") or these bylaws, may be called by the chairman or the Board of Directors or by the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the meeting. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

        Section 4.    Notice.     Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 calendar days (20 days in the case of a meeting to approve a plan of merger or exchange) nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the share transfer records of the Corporation, with postage prepaid.

        Section 5.    Quorum.     A quorum shall be present at a meeting of shareholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation or these bylaws, once a quorum is present at a duly constituted meeting of shareholders, the shareholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation or these bylaws, the shareholders entitled to vote and present or represented at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.

        Section 6.    Voting.     With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares is required by statute, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Incorporation or these bylaws. Unless otherwise provided in the Certificate of Incorporation of these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

        Section 7.    Method of Voting.     Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Certificate of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or as otherwise provided by statute. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his or its duly authorized attorney-in-fact. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

        Section 8.    Action Without Meeting.     Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III.
DIRECTORS

        Section 1.    Responsibilities.     The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

        Section 2.    Number; Term.     The number of directors shall be no less than one (1) and no more than five (5). The number of directors shall be fixed from time to time by the Board of Directors or by the shareholders at the annual or a special meeting. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 below. At each annual meeting, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. Unless removed in accordance with the Certificate of Incorporation or this Section, each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the Corporation. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.

        Section 3.    Vacancies; Increases.     Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose, by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors.

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        Section 4.    Place of Meetings.     Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

        Section 5.    Regular Meetings.     Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

        Section 6.    Special Meetings.     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of at least two directors. Written notice specifying the time and place of special meetings shall be given to each director at least three days before the date of the meeting. Such notice may, but need not, specify the purpose or purposes of the meeting.

        Section 7.    Quorum: Majority Vote.     At all meetings, a majority of the number of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business unless a greater number is specifically required by statute or provided in the Certificate of Incorporation or these bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute or provided in the Certificate of Incorporation or these bylaws, in which case the express provision shall control. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8.    Minutes.     The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

        Section 9.    Committees.     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 10.    Committee Minutes.     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be place in the minute book of the Corporation.

        Section 11.    Action Without Meeting.     Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV.
NOTICES

        Section 1.    Method.     Whenever by statute, the Certificate of Incorporation, these bylaws or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director at the last address known

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by the Corporation for such director or shareholder at the address appearing on the share transfer records of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.

        Section 2.    Waiver.     Whenever by statute, the Certificate of Incorporation or these bylaws, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE V.
OFFICERS

        Section 1.    Number.     The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect such other officers as they deem necessary or desirable, including a Chairman of the Board, a Treasurer, a Controller and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. The same person may, at the discretion of the Board of Directors, hold any two or more offices.

        Section 2.    Appointed Officers.     The President or any Executive Vice President may appoint such officers and agents, other than the President and the Secretary, as he shall deem necessary or desirable, who shall hold their offices for such terms as the President or the Executive Vice President shall determine.

        Section 3.    Removal.     Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

        Section 4.    Compensation.     The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

        Section 5.    Duties.     The officers of the Corporation, whether elected or appointed, shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI.
CERTIFICATE OF STOCK

        Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or any Vice President, and by the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

ARTICLE VII.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors,

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administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under Delaware law, as the same exists or may hereafter be amended. The right to indemnification under this Article shall be a contract right. In the event of the death of any person having a right of indemnification under this Article, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article will not be exclusive of any other right which any person may have or hereinafter acquire under any statute, bylaw, resolution of shareholders of directors, agreement or otherwise.

ARTICLE VIII.
GENERAL PROVISIONS

        Section 1.    Checks.     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 2.    Fiscal Year.     The fiscal year of the Corporations shall be fixed by resolution of the Board of Directors.

        Section 3.    Telephone and Similar Meetings.     Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the shareholders, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of such shareholders, the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 4.    Distributions and Share Dividends.     Subject to statute and any provision of the Certificate of Incorporation, distributions in the form of cash or property or share dividends may be declared by the Board of Directors at any regular or special meeting.

        Section 5.    Amendment of Bylaws.     Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the shareholders or the Board of Directors, subject to the shareholders providing in amending, repealing or adopting a particular bylaw that it may not be amended or repealed by the Board of Directors.

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 Exhibit E

JOINDER AGREEMENT

        This Joinder Agreement ("Joinder") is made as of [                        ], 2017 by the undersigned (the "Joining Party") in accordance with the Agreement and Plan of Merger, dated as of June 8, 2017, by and among New BKH Corp. ("New BKH"), Black Knight Financial Services, Inc., Black Knight Holdco Corp., New BKH Merger Sub, Inc., BKFS Merger Sub, Inc. and Fidelity National Financial, Inc. ("FNF"), as the same may be amended, modified, supplemented or restated from time to time (the "Merger Agreement"). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Merger Agreement.

        The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party shall become a party to, and become jointly and severally liable with New BKH under, that certain Reorganization Agreement, dated as of June 8, 2017, by and among New BKH, FNF, and Black Knight Holdings, Inc. (the "Reorganization Agreement"). The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in each of the Reorganization Agreement.

        By entering into this Joinder the Joining Party agrees and acknowledges that the Joining Party has received and read a copy of each of the Merger Agreement and the Reorganization Agreement.

        IN WITNESS WHEREOF, the Joining Party has executed and entered into this Joinder on the date first written below.

Date: [                        ], 2017.

Black Knight Holdco Corp., a Delaware Corporation
By:
Name:
Title:
Address for Notices:

Black Knight Financial Services, Inc. 601 Riverside Ave. Jacksonville, Florida 32204
Attention:	Executive Vice President, General Counsel and Corporate Secretary
Facsimile:	(702) 243-3251

Exhibit F

SECOND AMENDED AND RESTATED
CORPORATE SERVICES AGREEMENT

(Black Knight Financial Services, LLC)

        This Second Amended and Restated Corporate Services Agreement (this "Agreement") is dated as of [    ], 2017, by and between Fidelity National Financial, Inc., a Delaware corporation ("FNF" or "PROVIDING PARTY") and Black Knight Financial Services, LLC, a Delaware limited liability company ("BKFS LLC" or "RECEIVING PARTY"). FNF and BKFS LLC shall be referred to collectively in this Agreement as the "Parties" and individually as a "Party."

        WHEREAS, FNF, Black Knight Holdings, Inc., a Delaware corporation, and New BKH Corp., a Delaware corporation ("New BKH"), have entered into a Reorganization Agreement (as the same may be amended from time to time, the "Reorganization Agreement"), pursuant to which, among other things, FNF shall cause the transfer of all of the FNF Owned BKFS Shares and FNF Owned BKFS LLC Units (each as defined therein) to New BKH and distribute all of the shares of common stock of New BKH held by FNF to the holders of FNF common stock;

        WHEREAS, FNF, New BKH, Black Knight Financial Services, Inc., a Delaware corporation ("BKFS"), Black Knight Holdco Corp., a Delaware corporation ("New Black Knight"), New BKH Merger Sub, Inc., a Delaware corporation, and BKFS Merger Sub, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, the parties thereto intend to effectuate the New BKH Merger and the BKFS Merger (each as defined therein), resulting in New BKH and BKFS becoming direct Subsidiaries of New Black Knight;

        WHEREAS, following the Separation (as defined in the Reorganization Agreement), FNF will no longer hold, directly or indirectly, any of the FNF Owned BKFS Shares or FNF Owned BKFS LLC Units;

        WHEREAS, FNF and BKFS LLC entered into that certain Amended and Restated Corporate Services Agreement, dated May 26, 2015 (the "A&R Corporate Services Agreement") for the provision of certain services by FNF and its Subsidiaries and Affiliates to RECEIVING GROUP (as defined below);

        WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement and the Transaction Agreements, the Parties wish to amend and restate the A&R Corporate Services Agreement by entering into this Agreement as of the date set forth above, so that this Agreement more accurately reflects the services currently being provided by PROVIDING PARTY to RECEIVING GROUP; and

        WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
CORPORATE SERVICES

        1.1    Corporate Services.     This Agreement sets forth the terms and conditions for the provision by PROVIDING PARTY to RECEIVING GROUP (as defined below) of various corporate services and products, as more fully described below and in Schedule 1.1(a) attached hereto (the Scheduled Services, the Omitted Services, the Resumed Services and Special Projects (each as defined below), collectively, the "Corporate Services").

          (a)    Scheduled Services.     PROVIDING PARTY, through its Subsidiaries and Affiliates (each as defined below), and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services set forth on Schedule 1.1(a) (the "Scheduled Services") on and after the Merger Effective Time. RECEIVING PARTY shall pay fees to PROVIDING PARTY for providing the Scheduled Services or causing the Scheduled Services to be provided to a member of RECEIVING GROUP as set forth on Schedule 1.1(a) and in accordance with Section 3.1. For purposes of this Agreement, a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person (provided that, for all purposes under this Agreement, when and with respect to the PROVIDING PARTY, "Subsidiary" shall not include BKFS or any of its Subsidiaries, including BKFS LLC); an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and "RECEIVING GROUP" means RECEIVING PARTY, its Subsidiaries (including any other Persons when they become Subsidiaries of RECEIVING PARTY) and BKFS and New Black Knight, subject to the exception set forth in Section 2.1.

          (b)    Omitted Services.     PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services that PROVIDING PARTY was performing for the Business on or before the Merger Effective Time that pertain to and are a part of Scheduled Services under Section 1.1(a), which are not expressly included in the list of Scheduled Services in Schedule 1.1(a), but are required to conduct the Business (the "Omitted Services"), unless RECEIVING PARTY consents in writing to the termination of such services. Such Omitted Services shall be added to Schedule 1.1(a) and thereby become Scheduled Services, as soon as reasonably practicable after the Merger Effective Time by the Parties. RECEIVING PARTY shall pay to PROVIDING PARTY for providing the Omitted Services (or causing the Omitted Services to be provided) hereunder fees as set forth in Section 3.1; provided, that payment of such fees by RECEIVING PARTY for the Omitted Services provided hereunder shall be retroactive to the first day of the calendar quarter in which either Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any Omitted Services provided hereunder by PROVIDING PARTY or its Subsidiaries or Affiliates prior to the Merger Effective Time.

          (c)    Resumed Services.     At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide or cause to be provided to RECEIVING GROUP any Scheduled Service that has been terminated at RECEIVING PARTY's request pursuant to Section 2.2(b) (the "Resumed Services"); provided, that PROVIDING PARTY shall have no obligation to provide a Resumed Service if providing such Resumed Service will have a material adverse impact on the other Corporate Services or the Transition Assistance (as defined below). Schedule 1.1(a) shall from time to time be amended to reflect the resumption of a Resumed Service and the Resumed Service shall be set forth thereon as a Scheduled Service.

          (d)    Special Projects.     At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide additional corporate services that are not described in Schedule 1.1(a) and that are neither Omitted Services nor Resumed Services ("Special Projects"). RECEIVING PARTY shall submit a written request to PROVIDING PARTY specifying

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  the nature of the Special Project and requesting an estimate of the costs applicable for such Special Project and the expected time frame for completion. PROVIDING PARTY shall respond promptly to such written request, but in no event later than twenty (20) days, with a written estimate of the cost of providing such Special Project and the expected time frame for completion (the "Cost Estimate"). If RECEIVING PARTY provides written approval of the Cost Estimate within ten (10) days after PROVIDING PARTY delivers the Cost Estimate, then within a commercially reasonable time after receipt of such written approval, PROVIDING PARTY shall begin providing the Special Project; provided, that PROVIDING PARTY shall have no obligation to provide a Special Project where, in its reasonable discretion and prior to providing the Cost Estimate, it has determined and notified RECEIVING PARTY in writing that (i) it would not be feasible to provide such Special Project, given reasonable priority to other demands on its resources and capacity both under this Agreement or otherwise or (ii) it lacks the experience or qualifications to provide such Special Project.

        1.2    Provision of Corporate Services; Excused Performance.

        All obligations of PROVIDING PARTY with respect to any one or more individual Corporate Services or Transition Assistance under this Agreement shall be excused to the extent and only for so long as a failure by PROVIDING PARTY with respect thereto is directly attributable to and caused specifically by a failure by RECEIVING GROUP to meet its obligations (including any performance) under that certain Amended and Restated Reverse Corporate Services Agreement, by and between BKFS LLC and PROVIDING PARTY, dated as of the date hereof, as may be amended, modified or supplemented from time to time.

        1.3    Third Party Vendors; Consents.

          (a)    Third Party Consents.     PROVIDING PARTY shall use its commercially reasonable efforts to keep and maintain in effect its relationships with its licensors, vendors and service providers that are integral to the provision of the Corporate Services or Transition Assistance. PROVIDING PARTY shall use commercially reasonable efforts to procure any waivers, permits, consents or sublicenses required by third party licensors, vendors or service providers under existing agreements with such third parties in order to provide any Corporate Services or Transition Assistance hereunder ("Third Party Consents"). In the event that PROVIDING PARTY is unable to procure such Third Party Consents on commercially reasonable terms, PROVIDING PARTY agrees to promptly so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider. If, after the Merger Effective Time, any one or more licensors, vendors or service providers (i) terminates its contractual relationship with PROVIDING PARTY or ceases to provide the products or services associated with the Corporate Services or Transition Assistance or (ii) notifies PROVIDING PARTY of its desire or plan to terminate its contractual relationship with PROVIDING PARTY, then, in either case, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider so that RECEIVING PARTY may continue to receive similar products and services.

          (b)    No Transfer of Software.     PROVIDING PARTY shall not be required to transfer or assign to RECEIVING PARTY any third party software licenses or any hardware owned by PROVIDING PARTY or its Subsidiaries or Affiliates in connection with the provision of the Corporate Services or Transition Assistance or at the conclusion of the Term (as defined below).

        1.4    Dispute Resolution.

          (a)    Amicable Resolution.     PROVIDING PARTY and RECEIVING PARTY mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights

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  and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between PROVIDING PARTY and RECEIVING PARTY in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the president (or similar position) of the division implicated by the matter for each of PROVIDING PARTY and RECEIVING PARTY, which presidents will have fifteen (15) days to resolve such Dispute. If the presidents of the relevant divisions for each of PROVIDING PARTY and RECEIVING PARTY do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such presidents of the relevant divisions will refer such matter to the president of each of PROVIDING PARTY and RECEIVING PARTY for final resolution. Notwithstanding anything to the contrary in this Section 1.4, any amendment to the terms of this Agreement may only be effected in accordance with Section 11.10.

          (b)    Arbitration.     In the event that the Dispute is not resolved in a friendly manner as set forth in Section 1.4(a), either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 1.4(b). All Disputes submitted to arbitration pursuant to this Section 1.4(b) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by PROVIDING PARTY and RECEIVING PARTY. If PROVIDING PARTY and RECEIVING PARTY fail to agree on an arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of either Party to the Dispute, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by either Party to the Dispute in any court having jurisdiction over the subject matter or over either Party. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

          (c)    Non-Exclusive Remedy.     Nothing in this Section 1.4 will prevent either PROVIDING PARTY or RECEIVING PARTY from immediately seeking injunctive or interim relief in the event (i) of any actual or threatened breach of any of the provisions of Article VIII or (ii) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.6. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 1.4(a) and Section 1.4(b) above.

          (d)    Commencement of Dispute Resolution Procedure.     Notwithstanding anything to the contrary in this Agreement, PROVIDING PARTY and RECEIVING PARTY, but none of their respective Subsidiaries or Affiliates, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 1.4 or otherwise, and each Party will cause

4

  its respective Affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 1.4(d).

          (e)    Compensation.     RECEIVING PARTY shall continue to make all payments due and owing under Article III for Corporate Services and Transition Assistance not the subject of a Dispute and shall not off-set such fees by the amount of fees for Corporate Services or Transition Assistance that are the subject of the Dispute.

        1.5    Standard of Services.

          (a)    General Standard.     PROVIDING PARTY shall perform the Corporate Services and Transition Assistance for RECEIVING GROUP in a professional, timely and competent manner, using standards of performance consistent with its performance of such services for itself.

          (b)    Disaster Recovery.     During the Term, PROVIDING PARTY shall maintain a disaster recovery program for the Corporate Services and Transition Assistance substantially consistent with the disaster recovery program in place for such Corporate Services and Transition Assistance as of the Merger Effective Time. For the avoidance of doubt, the disaster recovery program maintained by PROVIDING PARTY will not include a business continuity program.

          (c)    Shortfall in Services.     If RECEIVING PARTY provides PROVIDING PARTY with written notice ("Shortfall Notice") setting forth in reasonable detail the occurrence of any Significant Service Shortfall (as defined below), as determined by RECEIVING PARTY in good faith, PROVIDING PARTY shall rectify such Significant Service Shortfall as soon as reasonably practicable. For purposes of this Section 1.5(c), a "Significant Service Shortfall" shall be deemed to have occurred if the timing or quality of performance of Corporate Services or Transition Assistance provided by PROVIDING PARTY hereunder falls below the standard required by Section 1.5(a) hereof; provided that PROVIDING PARTY's obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Article V.

        1.6    Response Time.     PROVIDING PARTY shall respond to and resolve any problems in connection with the Corporate Services or Transition Assistance for RECEIVING GROUP within a commercially reasonable period of time, using response and proposed resolution times consistent with its response and resolution of such problems for itself.

        1.7    Ownership of Materials; Results and Proceeds.     All data and information submitted to PROVIDING PARTY by RECEIVING GROUP, in connection with the Corporate Services or the Transition Assistance (the "RECEIVING GROUP Data"), and all results and proceeds of the Corporate Services and the Transition Assistance with regard to the RECEIVING GROUP Data, is and will remain, as between the Parties, the property of RECEIVING GROUP and subject to the provisions of Article VIII. Any data or information possessed or controlled by PROVIDING PARTY on RECEIVING PARTY's behalf shall be promptly provided by PROVIDING PARTY to RECEIVING PARTY upon written request by RECEIVING PARTY.

ARTICLE II
TERM AND TRANSITION ASSISTANCE

        2.1    Term.     The term (the "Term") of this Agreement shall commence as of the date hereof and shall continue until the earliest of:

            (i)  the date on which the last of the Corporate Services under this Agreement is terminated,

           (ii)  the date on which the last of the Transition Assistance under this Agreement is terminated, and

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          (iii)  the date on which this Agreement is terminated by mutual agreement of the Parties,

whichever is earlier (in any case, the "Termination Date"); provided, however, that, with respect to any Person that ceases to be a member of the RECEIVING GROUP prior to the Termination Date, subject to Section 7.2, the provisions of this Agreement with respect to such Person shall terminate effective as of the date that such Person ceases to be a member of RECEIVING GROUP.

        2.2    Termination.

          (a)    Thirty (30) Day Extension.     If (i) RECEIVING GROUP is not able to complete its transition of the Corporate Services or (ii) the Transition Assistance is not completed, in either case, by the Termination Date, then upon written notice provided to PROVIDING PARTY at least thirty (30) days prior to the Termination Date, RECEIVING PARTY shall have the right to request and cause PROVIDING PARTY to provide up to thirty (30) days of additional Corporate Services and/or Transition Assistance, as applicable, to RECEIVING GROUP; provided, that RECEIVING PARTY shall pay for all such additional Corporate Services and/or Transition Assistance, as applicable, in accordance with this Agreement.

          (b)    Early Termination.     If RECEIVING PARTY wishes to terminate a Corporate Service or Transition Assistance (or a portion thereof) on a date that is earlier than the Termination Date, RECEIVING PARTY shall provide written notice (the "Termination Notice") to PROVIDING PARTY of a proposed termination date for such Corporate Service or Transition Assistance (or portion thereof), at least ninety (90) days prior to such proposed termination date. Within ten (10) days of the date on which the Termination Notice was received, then, effective on the termination date proposed by RECEIVING PARTY in its Termination Notice, such Corporate Service or Transition Assistance (or portion thereof) shall be discontinued (thereafter, a "Discontinued Service") and deemed deleted from the Scheduled Services to be provided hereunder and thereafter, this Agreement shall be of no further force and effect with respect to the Discontinued Service (or portion thereof), except as to obligations accrued prior to the date of discontinuation of such Corporate Service (or portion thereof). Upon the occurrence of any Discontinued Service, the Parties shall promptly update Schedule 1.1(a) to reflect the discontinuation. Notwithstanding anything to the contrary contained herein, at any time that employees of PROVIDING PARTY or its Subsidiaries or Affiliates are transferred to a department within RECEIVING GROUP or its Affiliates (an "Employee Shift"), a proportional portion of the relevant Corporate Service or Transition Assistance shall be deemed automatically terminated. If a Corporate Service or Transition Assistance, or portion thereof, is terminated as a result of an Employee Shift, then such termination shall take effect as of the date of the Employee Shift.

          (c)    Termination of All Services.     If all Corporate Services and Transition Services shall have been terminated under this Section 2.2 prior to the expiration of the Term, then either Party shall have the right to terminate this Agreement by giving written notice to the other Party, which termination shall be effective upon delivery as provided in Section 6.1.

        2.3    Transition Assistance.     In preparation for the discontinuation of any Corporate Service provided under this Agreement, PROVIDING PARTY shall, consistent with its obligations to provide Corporate Services hereunder and with the cooperation and assistance of RECEIVING GROUP, use commercially reasonable efforts to provide such knowledge transfer services and to take such steps as are reasonably required in order to facilitate a smooth and efficient transition and/or migration of records to RECEIVING PARTY or its Affiliates (or at RECEIVING PARTY's direction, to a third party) and responsibilities so as to minimize any disruption of services ("Transition Assistance"). RECEIVING GROUP shall cooperate with PROVIDING PARTY to allow PROVIDING PARTY to complete the Transition Assistance as early as is commercially reasonable to do so. Fees for any Transition Assistance shall be determined in accordance with Section 3.1.

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        2.4    Return of Materials.     As a Corporate Service or Transition Assistance is terminated, each Party will return all materials and property owned by the other Party, including, without limitation, all RECEIVING GROUP Data, if any, and materials and property of a proprietary nature involving a Party or its Subsidiaries or Affiliates relevant to the provision or receipt of that Corporate Service or Transition Assistance and no longer needed regarding the performance of other Corporate Services or other Transition Assistance under this Agreement, and will do so (and will cause its Subsidiaries and Affiliates to do so) within thirty (30) days after the applicable termination. Upon the end of the Term, each Party will return all material and property of a proprietary nature involving the other Party or its Subsidiaries, in its possession or control (or the possession or control of an Affiliate as a result of the Corporate Services or Transition Assistance provided hereunder) within thirty (30) days after the end of the Term. In addition, upon RECEIVING PARTY's request, PROVIDING PARTY agrees to provide to RECEIVING PARTY copies of RECEIVING GROUP's Data, files and records on magnetic media, or such other media as the Parties shall agree upon, to the extent practicable. PROVIDING PARTY may retain archival copies of RECEIVING GROUP's Data, files and records and all such Data, files and records so retained shall continue to be subject to the terms of this Agreement.

ARTICLE III
COMPENSATION AND PAYMENTS

        3.1    Compensation for Corporate Services and Transition Assistance.

          (a)   In accordance with the payment terms described in Section 3.2 below, RECEIVING GROUP agrees to timely pay PROVIDING PARTY, as compensation for the Corporate Services and the Transition Assistance provided hereunder, fees in an amount equal to PROVIDING PARTY's cost of such Corporate Services or Transition Assistance, as the case may be, plus a ten percent (10%) markup in lieu of PROVIDING PARTY being reimbursed for its expenses incurred in connection with the provision of such Corporate Service or Transition Assistance.

          (b)   Without limiting the foregoing, the Parties acknowledge that RECEIVING PARTY is also obligated to pay, or reimburse PROVIDING PARTY for its payment of, all Out of Pocket Costs (as defined below); provided, however, that the incurrence of any liability by RECEIVING GROUP for any Out of Pocket Cost (as defined below) that requires the payment by RECEIVING GROUP of more than $10,000, on an annualized basis, shall require the subsequent approval of the chief financial officer of RECEIVING PARTY (or his/her designee) after his/her receipt of the Monthly Summary Statement (as defined in Section 3.2) provided to RECEIVING PARTY for the calendar month in which the Out of Pocket Cost was incurred or paid by PROVIDING PARTY on behalf of RECEIVING PARTY. PROVIDING PARTY shall use commercially reasonable efforts to not incur Out of Pocket Costs that are inconsistent with the type of Out of Pocket Costs incurred under past practices with the applicable Scheduled Service. If (x) PROVIDING PARTY has not obtained the prior approval of the chief financial officer of RECEIVING GROUP before incurring or paying any Out of Pocket Cost that exceeds $10,000 on an annualized basis, and (y) after receiving and reviewing the applicable Monthly Summary Statement, the chief financial officer of RECEIVING PARTY (or his/her designee) has not expressly approved the Out of Pocket Cost in question, then RECEIVING PARTY shall be entitled to dispute the Out of Pocket Cost until the close of the next audit cycle, provided that if PROVIDING PARTY disagrees with RECEIVING PARTY's dispute of the Out of Pocket Cost, then PROVIDING PARTY shall be entitled to exercise its rights under the dispute resolution provisions set forth in Section 1.4. For purposes hereof, the term "Out of Pocket Costs" means all fees, costs or other expenses paid by PROVIDING PARTY to third parties that are not Affiliates of PROVIDING PARTY in connection with the Corporate Services provided hereunder; and the term "Out of Pocket Cost" means any Out of Pocket Cost incurred after the Merger Effective Time that is not a continuation of services provided to RECEIVING GROUP in the ordinary course of business consistent with

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  past practices and for which RECEIVING GROUP had paid or reimbursed a portion thereof prior to the Merger Effective Time.

        3.2    Payment Terms; Monthly Summary Statements.     Within 30 days after the end of each calendar month, PROVIDING PARTY shall prepare and deliver to the chief financial officer (or his designee) of RECEIVING PARTY a monthly summary statement (each a "Monthly Summary Statement") setting forth all of the costs owing by the RECEIVING PARTY to the PROVIDING PARTY, including all fees for Corporate Services and Transition Assistance, as calculated in accordance with Section 3.1, and such other information as RECEIVING PARTY may reasonably request. The specific form of the Monthly Summary Statement shall be as agreed to between the Parties from time to time, acting with commercial reasonableness.

        3.3    Audit Rights.     Upon reasonable advance notice from RECEIVING PARTY, PROVIDING PARTY shall permit RECEIVING PARTY to perform annual audits of PROVIDING PARTY's records only with respect to fees invoiced and Out of Pocket Costs invoiced pursuant to this Article III. Such audits shall be conducted during PROVIDING PARTY's regular office hours and without disruption to PROVIDING PARTY's business operations and shall be performed at RECEIVING PARTY's sole expense.

ARTICLE IV
LIMITATION OF LIABILITY

        4.1    LIMITATION OF LIABILITY.     THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT, AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY RECEIVING PARTY TO PROVIDING PARTY DURING THE ONE (1) YEAR PERIOD PRECEDING THE BREACH FOR THE PARTICULAR CORPORATE SERVICE OR TRANSITION ASSISTANCE AFFECTED BY SUCH BREACH UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (A) GROSS NEGLIGENCE, (B) WILLFUL MISCONDUCT, (C) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION, (D) VIOLATIONS OF LAW, OR (E) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON WHO IS NOT A PARTY HERETO OR A SUBSIDIARY OR AFFILIATE OF A PARTY HERETO.

        4.2    DAMAGES.     NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER ARTICLE X IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON WHO IS NOT A PARTY OR A SUBSIDIARY OR AFFILIATE OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS ARTICLE IV.

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 ARTICLE V
FORCE MAJEURE

        Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes, terrorism and power blackouts. Promptly following the occurrence of a condition described in this Article, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

ARTICLE VI
NOTICES AND DEMANDS

        6.1    Notices.     Except as otherwise provided under this Agreement (including Schedule 1.1(a)), all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by a nationally-recognized overnight courier (providing proof of delivery) or (iii) sent by facsimile or electronic transmission (including email), provided that receipt of such facsimile or electronic transmission is promptly confirmed by telephone), in each case to the Parties at the following addresses, facsimile numbers or email (or as shall be specified by like notice):

  If to PROVIDING PARTY, to:

  Fidelity National Financial, Inc.
  1701 Village Center Circle
  Las Vegas, Nevada 89134
  Fax No.: 702-243-3251
  Attention: Executive Vice President, General Counsel and Corporate Secretary

  If to RECEIVING PARTY, to:

  Black Knight Financial Services, LLC
  601 Riverside Avenue
  Jacksonville, FL 32204
  Fax No.: 702-243-3251
  Attention: Executive Vice President, General Counsel and Corporate Secretary

        Any notice, request, claim, demand or other communication given as provided above shall be deemed received by the receiving Party (i) upon actual receipt, if delivered personally; (ii) on the next Business Day after deposit with an overnight courier, if sent by a nationally-recognized overnight courier; or (iii) upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email, such notice, request, claim, demand or other communication shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein).

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 ARTICLE VII
REMEDIES

        7.1    Remedies Upon Material Breach.     In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice thereof, and:

          (a)   If such breach is for RECEIVING PARTY's non-payment of an amount that is not in dispute, the defaulting Party shall cure the breach within thirty (30) calendar days of such notice. If the defaulting Party does not cure such breach by such date, then the defaulting Party shall pay the non-defaulting Party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to four percent (4%) per annum above the "prime rate" as announced in the "Money Rates" section of the most recent edition of the Eastern Edition of The Wall Street Journal prior to the date of payment, which interest rate shall change as and when the "prime rate" changes. The Parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

          (b)   If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within thirty (30) calendar days of the date of such notice. If the defaulting Party does not cure such breach within such period, then the defaulting Party shall pay the non-defaulting Party all of the non-defaulting Party's actual damages, subject to Article IV above.

        7.2    Survival Upon Expiration or Termination.     The provisions of Section 1.4 (Dispute Resolution), Section 2.4 (Return of Materials), Article IV (Limitation of Liability), Article VI (Notices and Demands), this Section 7.2, Article VIII (Confidentiality), Article X (Indemnification) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

ARTICLE VIII
CONFIDENTIALITY

        8.1    Confidential Information.     Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information; provided that such Confidential Information shall be protected in at least a reasonable manner. For purposes of this Agreement, with respect to each Party, "Confidential Information" includes all confidential or proprietary information and documentation of the other Party, including the terms of this Agreement, and all of the other Party's software, data, financial information, all reports, exhibits and other documentation prepared by any of the other Party's Subsidiaries or Affiliates, in each case, to the extent provided or made available under, or in furtherance of, this Agreement. Each Party shall use the Confidential Information of the other Party only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, subcontractors, or agents having a "need to know" with respect to such purpose. Each Party shall advise its respective employees, subcontractors, and agents of such Party's obligations under this Agreement. The obligations in this Section 8.1 will not restrict disclosure by a Party of Confidential Information of the other Party pursuant to applicable law, or by order or request of any court or government agency; provided that prior to such disclosure the Party making such disclosure shall (at the other Party's sole cost and expense), if legally permitted and reasonably practicable, (a) promptly give notice to the other Party, (b) cooperate with the other Party with respect to taking steps to respond to or narrow the scope of such order or request and (c) only provide such information as is required by law, court order or a final, non-appealable ruling of a court of proper jurisdiction. Confidential Information of a Party will not be afforded the protection of this Article VIII if such Confidential Information was (A) developed by the other Party independently as shown by its written business

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records regularly kept, (B) rightfully obtained by the other Party without restriction from a third party, (C) publicly available other than through the fault or negligence of the other Party or (D) released by the Party that owns or has the rights to the Confidential Information without restriction to anyone.

        8.2    Work Product Privilege.     RECEIVING PARTY represents and PROVIDING PARTY acknowledges that, in the course of providing Corporate Services or Transition Assistance pursuant to this Agreement, PROVIDING PARTY may have access to (a) documents, data, databases or communications that are subject to attorney client privilege and/or (b) privileged work product prepared by or on behalf of the Affiliates of RECEIVING PARTY in anticipation of litigation with third parties (collectively, the "Privileged Work Product") and RECEIVING PARTY represents and PROVIDING PARTY understands that all Privileged Work Product is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. RECEIVING PARTY represents and PROVIDING PARTY understands the importance of maintaining the strict confidentiality of the Privileged Work Product to protect the attorney client privilege, work product doctrine and other privileges and rights associated with such Privileged Work Product pursuant to such Rule 26 and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. After PROVIDING PARTY is notified or otherwise becomes aware that documents, data, databases, or communications are Privileged Work Product, only PROVIDING PARTY personnel for whom such access is necessary for the purposes of providing Services to RECEIVING PARTY as provided in this Agreement shall have access to such Privileged Work Product. Should PROVIDING PARTY ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, PROVIDING PARTY shall, if legally permitted and reasonably practicable, (A) promptly give notice to RECEIVING GROUP, (B) cooperate with RECEIVING PARTY in challenging the right to such access and (C) only provide such information as is required by a court order or a final, non-appealable ruling of a court of proper jurisdiction. RECEIVING PARTY shall pay all of the costs and expenses incurred by PROVIDING PARTY in complying with the immediately preceding sentence. RECEIVING PARTY has the right and duty to represent PROVIDING PARTY in such challenge or to select and compensate counsel to so represent PROVIDING PARTY or to reimburse PROVIDING PARTY for reasonable attorneys' fees and expenses as such fees and expenses are incurred in challenging such access. If PROVIDING PARTY is ultimately required, pursuant to a court order or a final, non-appealable ruling of a court of competent jurisdiction, to produce documents, disclose data, or otherwise act in contravention of the confidentiality obligations imposed in this Article VIII, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of Privileged Work Product, PROVIDING PARTY is not liable for breach of such obligation to the extent such liability does not result from failure of PROVIDING PARTY to abide by the terms of this Article VIII. All Privileged Work Product is the property of RECEIVING GROUP and will be deemed Confidential Information, except as specifically authorized in this Agreement or as shall be required by law.

        8.3    Unauthorized Acts.     Each Party shall (a) notify the other Party promptly upon becoming aware of any unauthorized possession, use, or knowledge of the other Party's Confidential Information by any Person, any attempt by any Person to gain possession of such Confidential Information without authorization or any attempt to use or acquire knowledge of any such Confidential Information without authorization (collectively, "Unauthorized Access"), (b) promptly furnish the other Party with reasonable detail of the Unauthorized Access and use commercially reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (d) use commercially reasonable efforts to prevent a reoccurrence of any such Unauthorized Access.

        8.4    Publicity.     Except as required by law or national stock exchange rule, neither Party shall issue any press release, distribute any advertising, or make any public announcement or disclosure

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(a) identifying the other Party by name, trademark or otherwise or (b) concerning this Agreement without the other Party's prior written consent. Notwithstanding the foregoing sentence, in the event either Party is required to issue a press release relating to this Agreement or any of the transactions contemplated by this Agreement, by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Party shall, to the extent legally permissible and reasonably practicable, (A) give notice and a copy of the proposed press release to the other Party as far in advance as reasonably possible and (B) make any changes to such press release reasonably requested by the other Party. Notwithstanding the foregoing, RECEIVING GROUP shall be permitted under this Agreement to communicate the existence of the business relationship contemplated by the terms of this Agreement internally within PROVIDING PARTY's organization and orally and in writing communicate PROVIDING PARTY's identity as a reference with potential and existing customers.

        8.5    Data Privacy.     (a) Where, in connection with this Agreement, PROVIDING PARTY processes or stores information about a living individual that is held in automatically processable form (for example in a computerized database) or in a structured manual filing system ("Personal Data"), on behalf of RECEIVING GROUP or its clients, then PROVIDING PARTY shall implement appropriate measures to protect those personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access and shall use such data solely for purposes of carrying out its obligations under this Agreement.

          (b)   RECEIVING GROUP may, in connection with this Agreement, collect Personal Data in relation to PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers involved in providing Corporate Services or Transition Assistance hereunder. Such Personal Data may be collected from PROVIDING PARTY, its employees, its directors, its officers, or from other (for example, published) sources; and some limited personal data may be collected indirectly at RECEIVING GROUP's locations from monitoring devices or by other means (e.g., telephone logs, closed circuit TV and door entry systems). Nothing in this Section 8.5(b) obligates PROVIDING PARTY or PROVIDING PARTY's employees, directors or officers to provide Personal Data requested by RECEIVING PARTY. RECEIVING GROUP may use and disclose any such data disclosed by PROVIDING PARTY solely for purposes connected with this Agreement and for the relevant purposes specified in the data privacy policy of RECEIVING GROUP or any Affiliate of RECEIVING GROUP (a copy of which is available on request). RECEIVING PARTY will maintain the same level of protection for Personal Data collected from PROVIDING PARTY (and PROVIDING PARTY's employees, directors and officers, as appropriate) as RECEIVING PARTY maintains with its own Personal Data, and will implement appropriate administrative, physical and technical measures to protect the personal data collected from PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access.

ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS

        EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, PROVIDING PARTY HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS. ALL OTHER REPRESENTATIONS, WARRANTIES, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES

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OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS ARE HEREBY DISCLAIMED BY PROVIDING PARTY.

ARTICLE X
INDEMNIFICATION

        10.1    Indemnification.

          (a)   Subject to Article IV, RECEIVING PARTY will indemnify, defend and hold harmless PROVIDING PARTY, each Subsidiary and Affiliate of PROVIDING PARTY, each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys ("Representatives"), and each of their respective successors and permitted assigns (collectively, the "PROVIDING PARTY Indemnified Parties") from and against any and all Damages (as defined below) incurred or suffered by the PROVIDING PARTY Indemnified Parties arising or resulting from the provision of Corporate Services or Transition Assistance hereunder, which Damages shall be reduced to the extent of:

              (i)  Damages caused or contributed to by PROVIDING PARTY's negligence, willful misconduct or violation or law; or

             (ii)  Damages caused or contributed to by a breach of this Agreement by PROVIDING PARTY.

          "Damages" means, subject to Article IV hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or action).

          (b)   Except as set forth in this Section 10.1(b), PROVIDING PARTY will have no liability to RECEIVING PARTY for or in connection with any of the Corporate Services or Transition Assistance rendered hereunder or for any actions or omissions of PROVIDING PARTY in connection with the provision of any Corporate Services or Transition Assistance hereunder. Subject to the provisions hereof and subject to Article IV, PROVIDING PARTY will indemnify, defend and hold harmless RECEIVING PARTY, each Subsidiary and Affiliate of RECEIVING PARTY, each of their respective past and present Representatives, and each of their respective successors and permitted assigns (collectively, the "RECEIVING PARTY Indemnified Parties") from and against any and all Damages incurred or suffered by the RECEIVING PARTY Indemnified Parties arising or resulting from either of the following:

              (i)  any claim that PROVIDING PARTY's use of the software or other intellectual property used to provide the Corporate Services or Transition Assistance, or any results and proceeds of such Corporate Services or Transition Assistance, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by RECEIVING PARTY without PROVIDING PARTY's authorization or participation, or

             (ii)  PROVIDING PARTY's (A) gross negligence, (B) willful misconduct, (C) improper use or disclosure of the RECEIVING GROUP's customer information or (D) violations of law;

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  provided, that in each of the cases described in subclauses (i) through (ii) above, the amount of Damages incurred or sustained by RECEIVING PARTY shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of RECEIVING PARTY in amounts equal to RECEIVING PARTY's equitable share of such Damages determined in accordance with its relative culpability for such Damages or the relative fault of RECEIVING GROUP.

        10.2    Indemnification Procedures.

          (a)    Claim Notice.     A Party that seeks indemnity under this Article X (an "Indemnified Party") will give written notice (a "Claim Notice") to the Party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims. The Claim Notice must contain a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligations hereunder except to the extent of any Damages caused by or arising out of such failure.

          (b)    Response to Notice of Claim.     Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Parties; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in Section 1.4.

          (c)    Contested Claims.     In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the written response referenced in Section 10.2(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 1.4 hereof. Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

          (d)    Third Party Claims.

              (i)  In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a Party hereto or a Subsidiary or Affiliate of a Party hereto of any claim or the commencement of any action (a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article X, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within fifteen (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third- Party Claim with counsel reasonably satisfactory to the

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    Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

             (ii)  The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense.

            (iii)  The Party controlling such defense (the "Controlling Party") will keep the Non-controlling Party reasonably advised of the status of such Third- Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

            (iv)  The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

ARTICLE XI
MISCELLANEOUS

        11.1    Relationship of the Parties.     The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor. It is expressly understood and agreed that RECEIVING PARTY and PROVIDING PARTY are not partners, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to the Corporate Services or Transition Assistance. Neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

        11.2    Employees.     (a) As between the Parties, PROVIDING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries' employees and for any injury to them in the course of their employment. PROVIDING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

          (b)   As between the Parties, RECEIVING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries' employees and for any injury to them in the course of their employment. RECEIVING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

        11.3    Assignment.     Neither Party may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement relating to such Corporate Services or Transition Assistance without the prior written consent of the other Party, including any assignment,

15

transfer or conveyance in connection with a sale of an asset to which one or more of the Corporate Services or Transition Assistance relate. All obligations and duties of a Party under this Agreement shall be binding on all successors in interest and permitted assigns of such Party. Each Party may use its Subsidiaries or Affiliates or subcontractors to perform the Corporate Services or Transition Assistance; provided that such use shall not relieve such assigning Party of liability for its responsibilities and obligations hereunder.

        11.4    Severability.     In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under applicable law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

        11.5    Third Party Beneficiaries.     The provisions of this Agreement are for the benefit of the Parties and their Affiliates and not for any other Person. However, should any third party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

        11.6    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO SUCH STATE'S LAWS AND PRINCIPLES REGARDING THE CONFLICT OF LAWS. Subject to Section 1.4, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

        11.7    Executed in Counterparts.     This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

        11.8    Construction.     The headings and numbering of articles, Sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

        11.9    Entire Agreement.     This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof.

        11.10    Amendments and Waivers.

          (a)    The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement.     No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

        11.11    Remedies Cumulative.     Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity

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in case of any breach or threatened breach by the other Party of any provision in this Agreement. Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

        11.12    Taxes.     All charges and fees to be paid to PROVIDING PARTY under this Agreement are exclusive of any applicable taxes required by law to be collected from RECEIVING PARTY (including, without limitation, withholding, sales, use, excise, or services tax, which may be assessed on the provision of Corporate Services or Transition Assistance). In the event that a withholding, sales, use, excise, or services tax is assessed on the provision of any of the Corporate Services or Transition Assistance under this Agreement, RECEIVING PARTY will pay directly, reimburse or indemnify PROVIDING PARTY for such tax, plus any applicable interest and penalties. The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party.

        11.13    Changes in Law.     PROVIDING PARTY's obligations to provide Corporate Services or Transition Assistance hereunder are to provide such Corporate Services or Transition Assistance in accordance with applicable laws as in effect on the date of this Agreement. Each Party reserves the right to take all actions in order to ensure that the Corporate Services and Transition Assistance are provided in accordance with any applicable laws.

        11.14    Effectiveness.     Notwithstanding the date hereof, this Agreement shall become effective as of the date of the Mergers.

        11.15    A&R Corporate Services Agreement Amended and Restated.     The parties hereto agree that by entering into this Agreement, that certain A&R Corporate Services Agreement, dated as of May 26, 2015, between the Parties is hereby amended and restated in its entirety in accordance with Section 11.10 thereof and terminated. All rights and obligations created thereunder shall hereby expire and be of no further force and effect.

[signature page follows]

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        IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Second Amended and Restated Corporate Services Agreement to be duly executed and delivered as of the date first above written.

PROVIDING PARTY:
FIDELITY NATIONAL FINANCIAL, INC.
By:
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

RECEIVING PARTY:
BLACK KNIGHT FINANCIAL SERVICES, LLC
By:
	Name:	Kirk T. Larsen
	Title:	Chief Financial Officer

Exhibits to Second Amended and Restated Corporate Services Agreement (PROVIDING PARTY to RECEIVING GROUP)

Definitions:

Fidelity National Financial, Inc. = Providing Party
Black Knight Financial Services, LLC = Receiving Party
Black Knight Financial Services, Inc. = BKFS
Receiving Group = Receiving Party, its Subsidiaries (including any other Persons when they become Subsidiaries of Receiving Party) and BKFS

DEFINITIONS AND FORMULAS
FOR PURPOSES OF CALCULATING COST ALLOCATION

For purposes of this Agreement and the Corporate Service Schedules:

        "Direct Employee Compensation" of an employee means the aggregate of such employee's salary, overtime, cash bonus and commission compensation, imputed income, payroll taxes attributable thereto, group insurance charges and benefits paid by the employer on behalf of or for the benefit of the employee, contributions to any 401k programs or employee stock purchase plan accounts on behalf of or for the benefit of the employee, together with the employee's pro rata portion of the benefits administration expenses (including expenses for prizes or awards allocable to the employee) incurred by the employer.

        "Servicing Employee" means an employee of PROVIDING PARTY or its Subsidiaries or its Affiliates who provides services to RECEIVING PARTY and its Subsidiaries under this Agreement.

        "Transferred Employee" means an employee of RECEIVING PARTY or its Subsidiaries who is not a Servicing Employee of PROVIDING PARTY, but who is physically located within a PROVIDING PARTY department/cost center, such as persons who are former PROVIDING PARTY employees who have been transferred or migrated to RECEIVING PARTY but whose office is still housed with their former department/cost center.

        "Third Party Cost" means any fee coming from a company that is not the PROVIDING PARTY or an affiliate of the PROVIDING PARTY.

        "Standard Allocation", for purposes of the Services provided under this Agreement and the Schedules hereto, including the Cost Allocation Section of the Schedules, shall be calculated as follows:

  1.
  Direct Employee Compensation:    Allocation Based on Work Time Percentage. The Direct Employee Compensation of each PROVIDING PARTY Servicing Employee shall be allocated to RECEIVING PARTY based on the percentage of work time that such Servicing Employee spends in providing the applicable Services to RECEIVING PARTY and its Subsidiaries plus third party costs related to the services.

    By way of example, for a Servicing Employee of PROVIDING PARTY who has an annual salary of $50,000, a cash bonus of $20,000, and benefits of $10,000, and who spends 40% of his work time on providing Services under this Agreement, the Direct Employee Compensation allocation would be calculated as follows:

      ($50,000 + $20,000 + $10,000) × 40% = $32,000

    In this example, RECEIVING PARTY would be allocated $32,000 of Direct Employee Compensation for this Servicing Employee.

  2.
  Update of Servicing Employee Work Percentages and Transferred Employee Head Count:    At Least Every 6 Months. Except to the extent otherwise expressly provided herein, for any given 6-month period, all Direct Employee Compensation to be allocated shall be so allocated on the basis of the applicable work time percentage determined as of the most recent work time percentage review undertaken by PROVIDING PARTY (each a "Work Time Percentage

    Review"). Work Time Percentage Reviews for all Servicing Employees shall be re-examined and updated by PROVIDING PARTY no less frequently than every 6 months. Without limiting the foregoing, changes in work time percentages based on an updated Work Time Percentage Review shall be reviewed and approved by a full-time BKFS employee.

  3.
  Terminated or Discontinued Services.    If at any time during the Term of this Agreement RECEIVING PARTY terminates or discontinues all or any portion of a Corporate Service prior to the end of the Term or if any Corporate Service (or portion thereof) automatically terminates, pursuant to Section 2.2(b) (hereinafter referred to as a "Discontinued Service"), then effective as of the last day of the calendar month in which such termination or discontinuation is effective, Corporate Service Fees related to the Discontinued Service shall no longer be owing under this Agreement.

 CORPORATE SERVICE SCHEDULE 1.1(A)

Real Estate Brokerage and Portfolio Management / Facilities Management Services

Service Title:	Real Estate Brokerage and Portfolio Management
Description:	Manchester Development Corporation d/b/a Orion Realty Group shall provide real estate brokerage and portfolio management services, including the following:
• Consultation and assistance with the entering into, modification of, disputes regarding, or termination of leases for real property or structures used by Members of RECEIVING PARTY.

•

Assistance with negotiating and finalizing the terms of any leases, sale agreements, and related transactions. Identification of prospective properties that members of the RECEIVING PARTY may utilize or consolidate to other locations.

• Enforcement of metrics developed by RECEIVING PARTY such as square footage per employee.
• Maintenance of real property database and consultation in connection with corporate acquisitions, reorganizations, and reporting as it relates to real property.
• Lease administration
Cost Allocation:

For Brokerage and Portfolio Management Services, no costs or commissions received for these corporate services will be allocated to RECEIVING PARTY with the exception for services provided in markets where tenants pay for brokerage services (e.g., India) and for the disposition of real estate in which the RECEIVING PARTY will pay the PROVIDING PARTY a market standard real estate commission.

In the event the PROVIDING PARTY is actively negotiating real estate transaction(s) on behalf of RECEIVING PARTY at the end of the term of this Agreement, PROVIDING PARTY will continue to provide services until the completion of the real estate transaction(s) and be entitled to real estate commissions.

Service Title:	Jacksonville, FL Facilities Management Services
Description:	FNF Facilities Department will provide facility management services, including the following:
Facility and property management of real estate owned and/or occupied by receiving party

Cost Allocation:

For Facility Management Services, these costs are allocated 65% to RECEIVING PARTY on the basis of the percentage of building square footage currently owned by RECEIVING PARTY relative to the total building square footage currently located at 601 Riverside Avenue, Jacksonville, FL 32204. For Facility Management Services Standard Allocation (as herein defined), plus 10%. A reduction to the allocation would occur if RECEIVING PARTY hires a full time facilities manager.

Service Title:	Real Estate Legal Services
Description:	The negotiation of real estate related documents (e.g., leases, lease amendments, purchase and sale agreements, etc).
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Corporate (General) Accounting Support Services

Service Title:	Corporate (General) Accounting
Description:	Accounting includes the following services, to the extent required by RECEIVING PARTY while utilizing FNF's Oracle ERP:
• Operating bank account reconciliation.
• General ledger consolidation and subsequent preparation of monthly, quarterly and annual consolidated ORACLE income statements and balance sheets for RECEIVING PARTY and its Subsidiaries.
• Fixed asset accounting.
• Provide input to annual budget and periodic forecasting as requested.
• Update GL hierarchies to mirror BKFS organization
• Provide transaction data and accounting support from the management and payment of BKFS office leases processed in Managed Path
• Provide payroll related account reconciliation and support

Upon completion of the above services, PROVIDING PARTY shall gather together and deliver to RECEIVING PARTY all books, records, files and other materials related to RECEIVING PARTY and its Subsidiaries concerning the matters indicated above whether originated during or before the above corporate services.

Cost Allocation:	Standard Allocation (as herein defined), plus 10%.

Oracle eBusiness Application Support Services

Service Title:	Oracle eBusiness Application Support Services
Description:	Oracle eBusiness staff to support RECEIVING PARTY's and its Subsidiaries' payroll/financial system capabilities and transition on an ongoing basis beginning 1/3/2014
Cost Allocation:	RECEIVING PARTY charge $119,000 (monthly) to PROVIDING PARTY. Application Services fees are calculated at cost plus 10%.

Treasury Services

Service Title:	Treasury
Description:	Treasury includes:
• Domestic and international treasury services
• Cash management
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Tax

Service Title:	Tax
Description:	The Tax Department will provide the following services:
• Tax Compliance:
• Federal and State Tax
• Foreign Tax
• VAT Taxes
• Transfer Taxes
• Income Taxes
• Sales Tax
• Personal Property Tax
• Financial Statement Reporting:
• Preparation or review of financial statement disclosures related to tax matters
• Forecast of effective tax rate
• Calculation of actual effective tax rate
• Calculation of deferred tax balances
• Tax Planning
• Unclaimed Property reporting and compliance
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Corporate Accounts Payable Services

Service Title:	Corporate Accounts Payable
Description:	Accounting includes the following services, to the extent required by RECEIVING PARTY:
• Processing and payment of approved invoices
• Review and audit expense reports for compliance with BKFS travel and expense reimbursement policies
• Payment of approved expense reports
• Administration for Bank Corporate Card
• Maintenance of vendor information and payment history
• Reporting of 1099 information as necessary

Upon completion of the above services, PROVIDING PARTY shall gather together and deliver to RECEIVING PARTY all records, files and other materials related to RECEIVING PARTY and its Subsidiaries concerning the matters indicated above whether originated during or before the above corporate services.
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Corporate 1099 Support Services

Service Title:	Corporate 1099 Reporting
Description:	Includes the following services, to the extent required by RECEIVING PARTY:
• Process all 1099/1098 Forms, including File with IRS, corrections, print and mail forms
• Process/track all IRS B Notices (CP2100)
• Research & Respond to all IRS proposed penalties (972CG)
• State/Local Reporting as required for 1099/1098 Forms
• TIN Match with IRS database
• Consultant for all 1099 reporting issues

Upon completion of the above services, PROVIDING PARTY shall gather together and deliver to RECEIVING PARTY all records, files and other materials related to RECEIVING PARTY and its subsidiaries concerning the matters indicated above whether originated during or before the above corporate services.
Cost Allocation:	Standard Allocation (as herein defined), plus 10%. Cost for corporate 1099 reporting services include transaction fees associated with processing the 1099/1098 Forms.

Insurance / Risk Management

Service Title:	Insurance / Risk Management
Description:
Risk management includes insurance and insurance-related services, including assisting RECEIVING PARTY and its Subsidiaries with compiling underwriting data, assisting with the selection of broker and insurer, purchasing of all property, general liability, auto, workers compensation, umbrella, excess liability, foreign insurance programs, crime, fiduciary, Directors and Officers, professional liability, any pool policies, captive or self insured policy or other coverage identified at a later date, administration of all insurance claims for coverage placed or administered by Risk Management, development and recommendation of loss control strategies which limit claims and minimize premiums, day-to-day administration of all insurance programs, and assisting with the completion of any Risk Management-related project
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Payroll Support Services

Service Title:	Payroll
Description:
Payroll includes payroll processing services, payroll tax payments and return preparation and filing, input of time and attendance data, all Ceridian interaction and costs, and answering payroll-related questions.
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Human Resources Support Services

Service Title:	Human Resources
Description:	Human resources includes the following services, to be provided to RECEIVING PARTY and its Subsidiaries with respect to their employees' benefit plans and other HR programs:

•

Human Resources Information Services (HRIS) management (e.g., data entry, technical support, run carrier files etc.), including access to and use of information and reporting tools related to core health and welfare data.

• Health and welfare plan development, administration, and customer service.
• Administration for other employee benefits
• Administration and customer service for the 401(k) plan.
• Administration and customer service for deferred compensation plan.
• Administration and customer service for the employee stock purchase plan.
• Processing and oversight of Family Medical Leave Act claims.
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Litigation and Dispute Management Services

Service Title:	Legal Counsel Regarding Litigation and Dispute Management Services
Description:
General. PROVIDING PARTY shall provide legal counsel to BKFS primarily litigation and dispute management services with respect to litigation, disputes and subpoena arising in the ordinary course of business of BKFS's mortgage servicing technology, loan origination, technology, data and analytics and other businesses as from time to time located or constituted, including, as necessary, any litigation and dispute support services, like Clearwell, legal hold and document reservation (the "Covered Claims").

Client. Unless otherwise agreed in writing, BKFS shall be PROVIDING PARTY's client with regard to the services provided. PROVIDING PARTY's employer shall be treated as a third-party payer, except in circumstances where the employer and BKFS agree in writing to a joint representation.

Cooperation. BKFS and PROVIDING PARTY shall cooperate with each other in the investigation, resolution and litigation of Claims. Without limiting the foregoing, BKFS shall provide complete copies of all documentation relevant to each Claim and render such assistance as PROVIDING PARTY may reasonably request in connection with any examination, inquiry, counsel, resolution or litigation arising from a Claim.

Standards. PROVIDING PARTY shall provide Litigation and Dispute Management Services (i) in compliance with applicable law and (ii) in a manner reasonably consistent with that in which PROVIDING PARTY administers its own litigation and disputes relating to its business as from time to time constituted. Notwithstanding the foregoing, the parties may, from time to time, mutually develop specific and/or different standards for providing such services with respect to the Claims.

Subcontracting. At its option, PROVIDING PARTY may delegate any or all of the services to (i) one or more third party administrators utilized by PROVIDING PARTY for its own business, (ii) an affiliate of PROVIDING PARTY, (iii) outside counsel as PROVIDING PARTY deems appropriate, with prior notice to BKFS, or (iv) any other entity with the prior written consent of BKFS, which consent shall not be unreasonably withheld (in each case, the "Subcontractor"); provided, that no such subcontracting shall relieve PROVIDING PARTY from any obligations hereunder, and PROVIDING PARTY shall remain responsible for all obligations or liabilities of such Subcontractor with regards to the providing of such service or services as if provided by PROVIDING PARTY. The actual cost of such Subcontractors shall be borne by RECEIVING PARTY.

Authority. To the extent necessary to enable PROVIDING PARTY to perform its obligations under this Agreement, BKFS shall upon the request of PROVIDING PARTY, promptly appoint PROVIDING PARTY as its attorney-in-fact to act for and on behalf of BKFS. If such power is requested PROVIDING PARTY, BKFS shall execute and deliver to PROVIDING PARTY such power in a form reasonably acceptable to both parties. Except to the extent necessary for PROVIDING PARTY to provide the services, neither party hereto is authorized to, nor shall it purport to: (1) incur any obligation or liability on behalf of the other party, (2) accept service of process on behalf of the other party, (3) engage in any business in the name of the other party, or (4) receive in the name of the other party any funds, including escrow and settlement funds.
Payment of Losses. All losses arising from a Claim, inclusive of costs, attorney's fees and expenses, shall be paid by BKFS.
Cost Allocation:	Standard Allocation (as herein defined) plus 10% and any third party legal, accounting or other fees related to providing the services
Time Period	Litigation and Dispute Management Services to be provided for the period allowed under this Agreement.

Purchasing Services

Service Title:	Purchasing / Procurement
Description:	Purchasing includes:

•

the operation of PROVIDING PARTY's Purchasing web site, negotiations, maintenance and management of vendor contracts for products made available for purchase via PROVIDING PARTY's Purchasing web site

• provision of customer service for employees
• coordination and issuance of purchase orders and delivery of products, and invoicing services
• allocation of pass-through costs for services received under shared vendor contracts, which include such things as services, software and hardware maintenance directly used by the RECEIVING PARTY.

Where costs are allocated for usage under shared vendor contracts, PROVIDING PARTY shall allocate costs based on RECEIVING PARTY's direct usage, or in cases where certain costs are shared across both companies, the PROVIDING PARTY shall allocate costs to the RECEIVING PARTY under the same methodology as it does for PROVIDING PARTY's own internal cost allocations (e.g., on a headcount basis).
Cost Allocation:	$15,000 (monthly) for Purchasing Services, plus direct and allocated costs as outlined above

Corporate Legal

Service Title:	Legal
Description:	Legal includes:
• Chief Legal Officer and Vice President and Assistant Corporate Secretary support
• Subpoena and immigration support
• Use of Secretariat database
• on an as requested basis, provide other legal support

Upon completion of the above services, PROVIDING PARTY shall gather together and deliver to RECEIVING PARTY all books, records, files and other materials related to RECEIVING PARTY and its Subsidiaries concerning the matters indicated above whether originated during or before the above corporate services
(See also "Litigation and Dispute Management Services" Schedule regarding Litigation and Dispute Support for Corporate Legal.)
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

Corporate Aircraft

Service Title:	Corporate Aircraft
Description:
Corporate aircraft services include the scheduling, maintenance, staffing, aircraft management and use of corporate jets and services and the residual cost of the airplanes after directly charging usage to business units at an hourly rate. To the extent applicable, the corporate aircraft services shall be consistent with the terms of (i) the Aircraft Interchange Agreement, dated as of July 2, 2008, by and among PROVIDING PARTY, Fidelity National Information Services, Inc. ("FIS") and Lender Processing Services, Inc. (now known as Black Knight InfoServ, LLC ("LPS"), as amended on March 15, 2013, and as further amended on May 16, 2014; and (ii) the Amended Restated Aircraft Cost Sharing Agreement, dated as of July 2, 2008, by and among PROVIDING PARTY, FIS and LPS, as amended on January 1, 2012.
Cost Allocation:
Because each department/cost center is directly charged an hourly rate for each hour of aircraft use by such department's/cost center's employees, the allocation in Corporate Aircraft is limited to the residual amount of Departmental Costs (as defined below) in excess of the aggregate amounts charged to the individual departments/cost centers in connection with each Corporate Aircraft usage. This residual amount shall be allocated to RECEIVING PARTY on the basis of the aggregate annual percentage of aircraft use by (i) Servicing Employees of PROVIDING PARTY (as herein defined) and (ii) employees of RECEIVING PARTY and its Subsidiaries, in relation to the aggregate annual aircraft use by all parties, taking into account the percentage of work time that each Servicing Employee spends in providing services to RECEIVING PARTY and its Subsidiaries hereunder.

By way of example, assume there is an aggregate of 100 flying hours per year in Corporate Aircraft and after billing the standard hourly rate directly to the department/cost center of each Corporate Aircraft user, there is a residual Departmental Cost of $50,000. Assume that throughout the year, the only two BKFS employees or FNF Servicing Employees providing corporate services to BKFS who used the Corporate Aircraft were Mr. Smith and Mr. Foley. If throughout the prior year, Mr. Smith, a 100% BKFS employee, used the Corporate Aircraft for 20 hours, and Mr. Foley, a 60% BKFS employee, used the Corporate Aircraft for 45 hours, then we determine the Departmental Costs that will be allocated to RECEIVING PARTY as follows:
For Mr. Smith:
First, determine Mr. Smith's percentage use of Corporate Aircraft:
20 hours of Smith Aircraft use ÷ 100 total flying hours = 20%.
Then, apply this Smith percentage use to the residual Departmental Costs: 20% × $50,000 = $10,000

Lastly, determine the portion of the Departmental Costs to be allocated to RECEIVING PARTY based on the employee's work time percentage that is devoted to BKFS or providing services to BKFS under this Agreement (in Mr. Smith's case, this is 100% BKFS):
$10,000 × 100% = $10,000

For Mr. Foley:
First, determine Foley's percentage use of Corporate Aircraft: 45 hours of Foley Aircraft use ÷ 100 total flying hours = 45%.
Then, apply this Foley percentage use to the residual Departmental Costs: 45% × $50,000 = $22,500

Lastly, determine the portion of the Departmental Costs to be allocated to RECEIVING PARTY based on the employee's work time percentage that is devoted to BKFS or providing services to BKFS under this Agreement (in Mr. Foley's case, this is 60% BKFS):
$22,500 × 60% = $13,500
In this example, a total of $23,500 ($10,000 due to Smith Aircraft use +
$13,500 due to Foley Aircraft use) of the $50,000 Departmental Costs will be allocated to RECEIVING PARTY

"Departmental Costs", allocated with respect to the corporate aircraft services department, means any and all costs incurred by or allocated to the corporate aircraft services department other than Direct Employee Compensation of the employees in the corporate aircraft services department. Departmental Costs include office furniture and equipment, office space and facilities expenses, repairs & maintenance expenses, rent and leasehold improvements, utilities, telecommunications and IT equipment, insurance costs, depreciation, amortization, real property and personal property taxes, advertising and promotional expenses (if any), postage, courier and shipping expenses, printing, reproduction, stationary, and office supplies, travel and entertainment expenses, educational, training and recruiting expenses, professional dues and subscriptions, fees, crew per diem, tips, aircraft air phone/internet, ARINC, navigation subscriptions, contract labor, relocation expenses, international fees, travel documentation, aircraft fuel expenses, scheduled and unscheduled maintenance, landing/ramp fees, aircraft handling fees, outside hangar rental charges, catering expenses, uniform expenses, pilot medical certification, third party charter services (as directed by the RECEIVING PARTY), ground transportation costs, professional fees, conventions and trade shows, cellular telephone, Fidelity National Asset Management, Inc. rental charges, employee relations, hangar allocation costs, general costs and expenses incurred in connection with the corporate aircraft services that are included in administrative overhead, and the other similar costs that are generally characterized as "overhead", in each case as allocated to the corporate aircraft services department in accordance with PROVIDING PARTY's current overhead cost allocation policy.

Corporate Finance

Service Title:	Corporate Development
Description:	Mergers/acquisitions/divestitures:
• Negotiating transaction(s)
• Conducting due diligence on potential acquisitions
• Legal services performed in connection with mergers/acquisitions
Capital Markets:
• Advisory and tactical support for debt and/or equity issuances
Cost Allocation:
Standard Allocation plus 10%, except that, the Direct Employee Compensation shall be allocated on a monthly basis and in allocating the Direct Employee Compensation, the calculation of the monthly work time percentage for each Servicing Employee shall be determined on the basis of the work performed in the immediately preceding calendar month.

Corporate Travel

Service Title: Corporate Travel

Description: Corporate travel includes use of joint reservation center located in Phoenix, Arizona, and joint VIP reservation center located in Jacksonville, Florida.

Cost Allocation: Costs for corporate travel services are billed directly to each applicable department/cost center. No costs for these corporate services will be allocated to RECEIVING PARTY.

 CORPORATE SERVICE SCHEDULE 3.2

Monthly Summary Statement and Invoice Payment Provisions

        Within thirty (30) days after the end of each calendar month, PROVIDING PARTY shall prepare and deliver to the RECEIVING PARTY's chief financial officer (or his/her designee) a monthly summary statement (each a "Monthly Summary Statement") setting forth all fees incurred during the preceding calendar month, attributable or allocable to RECEIVING PARTY and its subsidiaries.

        Upon receipt of a Monthly Summary Statement, RECEIVING PARTY (on behalf of itself and its subsidiaries) will promptly review the applicable Monthly Summary Statement and within fifteen (15) calendar days after delivery and receipt of the Monthly Summary Statement (which shall be no later than the forty-fifth (45th) day following the end of the month being billed), (i) RECEIVING PARTY shall pay in full the net amount owing to the PROVIDING PARTY that is not in dispute or otherwise subject to question, such payment to be in immediately available funds, and (ii) RECEIVING PARTY shall notify PROVIDING PARTY of any amounts that are in dispute or otherwise subject to question, including a reasonably detailed description of the nature and basis of the dispute or question and/or the amount of the adjustment requested. If PROVIDING PARTY has received notice from RECEIVING PARTY that any amounts are in dispute or otherwise subject to question by RECEIVING PARTY, then within the ten (10) calendar days immediately following receipt of such notice, the chief financial officers (or their designees) from each of the Parties shall confer together regarding the amounts in dispute or otherwise subject to question (the "Disputed Amounts") and shall use their reasonable best efforts to resolve the Disputed Amounts. If the chief financial officers (or their designees) are able to resolve the Disputed Amounts within such 10-day period, then on the Business Day immediately following such resolution, if RECEIVING PARTY owes any net amounts as so resolved, RECEIVING PARTY shall pay to PROVIDING PARTY all net amounts as so resolved and adjusted, such payment to be in immediately available funds. If the Parties are unable to resolve the Disputed Amounts within such 10-day period, then the dispute resolution procedures set forth in Section 1.4(b) shall apply.

        Without limiting the applicability of the dispute resolution procedures set forth above or in Section 1.4(b), if the amount that is in dispute is later revised or adjusted in favor of RECEIVING PARTY notwithstanding the pending dispute, then PROVIDING PARTY shall immediately remit to RECEIVING PARTY the excess amount so paid, together with interest thereon, calculated on the excess amount at a rate equal to one percent (1%) per annum above the "Prime Rate" as announced in the "Money Rates" section of the most recent edition of Eastern Edition of The Wall Street Journal (which interest rate shall change as and when the "Prime Rate" changes) (such excess amount together with the interest thereon being the "Remittance Payment"). PROVIDING PARTY shall deliver the Remittance Payment to RECEIVING PARTY in immediately available funds, by check or by wire transfer, or at the option of PROVIDING PARTY, by applying such excess amount as a credit to any amounts that may become owing for the following month. Without limiting the applicability of the dispute resolution procedures set forth above or in Section 1.4 (b), if an amount is in dispute hereunder and is not paid within sixty-five (65) following the end of the calendar month for which such amounts are owing, and the dispute is later resolved in favor of the Party that was to have received payment (as applicable in such circumstances, the "Receiving Party"), then the Party that owes the payment (as applicable in such circumstances, the "Paying Party") shall immediately pay to the Receiving Party, in immediately available funds, an amount equal to the disputed amount determined to be owing, plus interest thereon, calculated on the amount that the Receiving Party should have received at a rate equal to one percent (1%) per annum above the "Prime Rate" as announced in the "Money Rates" section of the most recent edition of Eastern Edition of The Wall Street Journal (which interest rate shall change as and when the "Prime Rate" changes). Solely for purposes of calculating the interest hereunder, no netting or offsetting of amounts owing between the Parties shall apply.

        For sake of clarification, the Parties acknowledge that unless and until the Parties agree otherwise, the Monthly Summary Statements required hereunder shall be included with the applicable monthly fees owing between RECEIVING PARTY and PROVIDING PARTY for all Related Party Agreements, and the provisions of this Schedule 3.3 should be read and interpreted in conjunction therewith.

* * *

Exhibit G

TAX MATTERS AGREEMENT

by and among

FIDELITY NATIONAL FINANCIAL, INC.,

BLACK KNIGHT HOLDCO CORP.,

and

NEW BKH CORP.

dated as of [    •    ], 2017

 TAX MATTERS AGREEMENT

        This TAX MATTERS AGREEMENT (the "Agreement"), dated as of [    •    ] 2017 is entered into by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), New BKH Corp., a Delaware corporation ("New BKH"), and Black Knight Holdco Corp., a Delaware corporation ("New Black Knight").

W I T N E S S E T H

        WHEREAS, FNF, Black Knight Holdings, Inc. ("BKHI"), and New BKH entered into the Reorganization Agreement pursuant to which (a) BKHI shall cause the contribution of all of the BKHI Owned BKFS Shares, and all of the BKHI Owned BKFS LLC Units to New BKH in exchange for 100% of the New BKH common stock (the "Contribution"), (b) BKHI shall thereafter convert to a limited liability company (the "BKHI Conversion") and distribute to FNF all of the shares of New BKH common stock (the "New BKH Distribution") and (c) following the Contribution, BKHI Conversion and New BKH Distribution, FNF shall distribute all of the shares of New BKH Common Stock held by FNF to the holders of FNF Common Stock, par value $0.0001 per share (the "Spin-Off") as described therein;

        WHEREAS FNF, Black Knight Financial Services, Inc. ("BKFS"), BKHI, New Black Knight, New BKH Merger Sub, Inc. a Delaware corporation and a direct, wholly-owned Subsidiary of New Black Knight, and BKFS Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of New Black Knight, have entered into that certain Agreement and Plan of Merger, dated as of June 8, 2017 (the "Merger Agreement"), pursuant to which the parties thereto intend to effectuate the New BKH Merger and the BKFS Merger (each as defined in the Merger Agreement) resulting in New BKH and BKFS becoming subsidiaries of New Black Knight;

        WHEREAS, the parties intend that the contributions of BKFS LLC Units and BKFS Class B Common Stock made by FNF to BKHI and the Spin-Off shall qualify as a tax-free reorganization under Sections 368(a) and 355 of the Code and a distribution to which Sections 355 and 361 of the Code apply, respectively; and

        WHEREAS, the parties wish to (a) provide for the payment of Tax liabilities and entitlement to Refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes, and (b) set forth certain covenants and indemnities relating to the preservation of the intended Tax treatment of the contributions of BKFS LLC Units and BKFS Class B Common Stock made by FNF to BKHI and the Spin-Off.

        NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and in any other document executed in connection with this Agreement, the parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1   For purposes of this Agreement, the following terms shall have the meanings set forth below:

        Agreement shall have the meaning given in the Preamble.

        BKFS LLC Pass-Through Tax Return shall mean an information Tax Return filed by BKFS LLC, which Tax Return reports Taxes that flow through and are or will be required to be reported on a Tax Return of a member of the FNF Group.

        BKFS Share Repurchase Program shall mean the BKFS share repurchase program effective February 3, 2017, under which BKFS was authorized to repurchase up to 10 million shares of its Class A common stock.

1

        Business Day shall mean a day except a Saturday, a Sunday or other day on which the banks in New York City are authorized or required by Law to be closed.

        Code shall mean the United States Internal Revenue Code of 1986, as amended.

        Extraordinary Transaction shall mean any action that is not in the ordinary course of business, but shall not include any action that is undertaken pursuant to the Separation or the Mergers.

        Final Determination shall have the meaning given to the term "determination" by Section 1313 of the Code with respect to United States federal Tax matters and with respect to foreign, state and local Tax matters Final Determination shall mean any final settlement with a relevant Tax Authority that does not provide a right to appeal or any final decision by a court with respect to which no timely appeal is pending and as to which the time for filing such appeal has expired. For the avoidance of doubt, a Final Determination with respect to United States federal Tax matters shall include any formal or informal settlement entered into with the IRS with respect to which the taxpayer has no right to appeal.

        FNF shall have the meaning given in the Preamble.

        FNF Consolidated Group shall mean the affiliated group of corporations within the meaning of Section 1504(a) of the Code of which FNF is the common parent corporation, and any other group filing consolidated, combined or unitary Tax Returns under state, local or foreign Law that includes at least one member of the FNF Group, on the one hand, and at least one member of the New Black Knight Group, on the other hand.

        FNF Group shall mean, individually and collectively, as the case may be, FNF and each of its present and future direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which FNF is the common parent corporation if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof), other than a member of the New Black Knight Group or the New BKI Group.

        Indemnified Party shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

        Indemnifying Party shall mean any Person from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

        IRS shall mean the United States Internal Revenue Service.

        Merger Agreement shall have the meaning given in the Recitals.

        Mergers shall have the meaning given to such term in the Merger Agreement.

        New Black Knight shall have the meaning given in the Preamble.

        New Black Knight Common Stock shall have the meaning given to such term in the Merger Agreement.

        New Black Knight Disqualifying Action shall mean (i) any action by a member of the New Black Knight Group that, or the failure to take any action within its control which, negates the Tax-Free Status of the Transactions, or (ii) any event or series of events as a result of which any Person or Persons (directly or indirectly) acquire, or have the right to acquire, from New Black Knight or New BKH (or any successor thereof) and/or one or more direct or indirect holders of outstanding shares of New Black Knight equity interests or New BKH equity interests, equity interests that, when combined with any other changes in ownership of New BKH equity interests or New Black Knight equity interests (or of any successor thereof) (including by reason of the Mergers), causes the Spin-Off to be a taxable event to FNF as a result of the application of Section 355(e) of the Code, or causes the Spin-Off to be a taxable event as a result of the failure to satisfy the requirements described under Treasury

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Regulation Sections 1.355-2(c) or (d); provided, however, the term "New Black Knight Disqualifying Action" shall not include any action required or expressly permitted under any Transaction Document or that is undertaken pursuant to the Separation or the Mergers.

        New Black Knight Group shall mean, individually and collectively, as the case may be, New Black Knight and, after the closing of the Merger, each of its direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which New Black Knight is the common parent corporation if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof).

        New BKH shall have the meaning given in the Preamble.

        New BKH Group shall mean, individually and collectively, as the case may be, New BKH and each of its present and future direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which New BKH is the common parent corporation if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof).

        Opinion shall mean an opinion obtained by New Black Knight (at its sole expense) in form and substance reasonably satisfactory to FNF providing that the completion of a proposed action by the New Black Knight Group (or any member thereof) prohibited by Section 5.1(a) or (b) should not affect the Tax-Free Status of the Transactions. Any Opinion shall be delivered by a nationally recognized U.S. tax advisor reasonably acceptable to FNF.

        Person shall mean and includes any individual, corporation, company, association, partnership, joint venture, limited liability company, joint stock company, trust, unincorporated organization, or other entity.

        Post-Spin-Off Taxable Period shall mean a taxable period that begins after the Spin-Off Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Spin-Off Date.

        Pre-Spin-Off Taxable Period shall mean a taxable period that ends on or before the Spin-Off Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Spin-Off Date.

        Refund shall mean any refund of Taxes, including any reduction in liability for such Taxes by means of a credit, offset or otherwise.

        Reorganization Agreement shall mean the Reorganization Agreement by and among FNF, BKHI and New BKH, dated as of June 8, 2017.

        Restricted Period shall mean the period commencing upon the Spin-Off Date and ending at the close of business on the first day following the second anniversary of the Spin-Off Date.

        Ruling shall mean a private letter ruling, in form and substance reasonably satisfactory to FNF, providing that the completion of a proposed action by the New Black Knight Group (or any member thereof) prohibited by Section 5.1(a) or (b) would not affect the Tax-Free Status of the Transactions.

        Safe Harbor VIII Person shall mean an employee, independent contractor or director of any member of the New Black Knight Group, or any other Person, in each case, who is permitted to receive New Black Knight stock under Safe Harbor VIII in Treasury Regulations Section 1.355-7(d).

        Separation shall have the meaning given to such term in the Reorganization Agreement.

        Spin-Off shall have the meaning given in the Recitals.

        Spin-Off Date shall mean the date on which the Spin-Off and the Mergers shall be effected.

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        Straddle Period shall mean a taxable period that begins on or before and ends after the Spin-Off Date.

        Tax or Taxes shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Tax Authority and shall include any transferee liability in respect of taxes..

        Tax Authority shall mean the IRS and any other domestic or foreign governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

        Tax Detriment shall mean an increase in the Tax liability (or reduction in Refund or credit or item of deduction or expense, including any carryforward) of a taxpayer (or of a consolidated, combined or unitary Tax group of which it is a member) for any taxable period.

        Tax-Free Status of the Transactions shall mean the qualification of contributions of BKFS LLC Units and BKFS Class B Common Stock made by FNF to BKHI and the Spin-Off as a reorganization within the meaning of Section 368(a) of the Code and a distribution to which Section 355 of the Code applies and in which the New BKH Common Stock distributed is "qualified property" under Section 361(c) of the Code or (ii) a distribution to which Section 355 of the Code applies and in which the New BKH Common Stock distributed is "qualified property" under Section 355(c) of the Code.

        Tax Item shall mean any item of income, gain, loss, deduction, expense or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

        Tax Notice shall have the meaning given to such term in Section 4.3.

        Tax Return shall mean any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) supplied or required to be supplied to, or filed with, a Tax Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for Refund.

        Transfer Taxes shall mean all sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar Taxes imposed on the Separation or the Mergers.

        Transaction Documents shall mean this Agreement, the Merger Agreement and the Reorganization Agreement.

        Transaction Taxes shall mean any Tax Detriment incurred by FNF, New Black Knight, New BKH or any of their respective Affiliates as a result of the contributions of BKFS LLC Units and BKFS Class B Common Stock made by FNF to BKHI or the Spin-Off failing to qualify as a reorganization within the meaning of Section 368(a) of the Code and a distribution to which Section 355 of the Code applies or corresponding provisions of other applicable Laws with respect to Taxes.

        Treasury Regulations shall mean the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        1.2   Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Reorganization Agreement.

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 ARTICLE II
TAX RETURNS, INDEMNIFICATION AND PAYMENT

        2.1    Preparation of Tax Returns.

          (a)   FNF shall prepare and timely file, or cause to be prepared and timely filed, taking into account applicable extensions all Tax Returns of each FNF Consolidated Group for taxable periods beginning on or before the Spin-Off Date.

          (b)   After the Spin-Off Date, New Black Knight shall prepare and timely file, or cause to be prepared and timely filed, taking into account applicable extensions, BKFS LLC Pass-Through Tax Returns, and such Tax Returns shall be prepared on a basis consistent with past practices and prior Tax reporting positions of or related to BKFS LLC (except as otherwise required by applicable Law). New Black Knight shall provide to FNF, at least 30 days prior to the applicable deadline for filing any BKFS LLC Pass-Through Tax Return, a copy of such Tax Return, along with supporting workpapers, for FNF's review and comment, and to the extent FNF has any reasonable comments with respect to such Tax Return and such comments are not inconsistent with applicable law and are consistent with the past practices and prior Tax reporting positions of or related to BKF LLC (except as otherwise required by applicable Law), New Black Knight shall incorporate such comments in such Tax Return.

          (c)   Notwithstanding anything to the contrary in this Agreement, for all Tax purposes, the parties shall report any Extraordinary Transactions that are caused or permitted to occur by New BKH, New Black Knight or any of their respective subsidiaries on the Spin-Off Date after the completion of the Mergers as occurring on the day after the Spin-Off Date pursuant to Treasury Regulations Sections 1.1502-76(b)(1)(ii)(B) or any similar or analogous provision of state, local or foreign Law. The parties hereto agree that neither party will make a ratable allocation election under Treasury Regulations Sections 1.1502-76(b)(2)(ii)-(iii) and 1.706-4(a)(3) or any other similar provision of state or local Law, and all allocations between the Pre-Spin-Off Taxable Period and the Post-Spin-Off Taxable Period shall be made on a "closing of the books method."

        2.2    Tax Attributes.     Tax attributes for Pre-Spin-Off Taxable Periods and any Straddle Period shall be allocated to the members of the FNF Group and the members of the New Black Knight Group, as applicable, in accordance with the Code and Treasury Regulations (and any applicable state, local and foreign Laws or regulations). FNF and New Black Knight shall jointly determine the amounts of such attributes as of the Spin-Off Date, or shall estimate such amounts which are not determinable as of the Spin-Off Date, and the parties hereby agree to compute all Tax liabilities for taxable years ending after the Spin-Off Date consistently with that determination.

        2.3    Indemnification by FNF.     FNF hereby covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to pay (or cause to be paid) and, from and after the Closing, to indemnify, defend and hold harmless the New Black Knight Group from and against any Losses incurred by the New Black Knight Group to the extent arising out of or relating to (i) any Taxes of New BKH, BKHI or New Black Knight (except as set forth in Section 2.4(i)) with respect to a Pre-Spin-Off Taxable Period, (ii) any Taxes (except as set forth in Section 2.4(ii)) pursuant to Treasury Regulations Section 1.1502-6 (or comparable provision under any other applicable Law) by reason of New BKH, BKHI, or New Black Knight having been a member of an FNF Consolidated Group on or prior to the Spin-Off Date, (iii) any Transaction Taxes, (iv) any Taxes arising as a result of the Separation (other than Transaction Taxes), and (v) all Transfer Taxes, except, in each case, for Taxes that arise from or are attributable to a New Black Knight Disqualifying Action.

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        2.4    Indemnification by New Black Knight.     New Black Knight hereby covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to pay (or cause to be paid) and, from and after the Closing, to indemnify, defend and hold harmless the FNF Group from and against any Losses incurred by the FNF Group to the extent arising out of or relating to (i) any Taxes of New BKH or New Black Knight attributable to a Post-Spin-Off Taxable Period, (ii) any Taxes, including with respect to a Pre-Spin-Off Taxable Period, attributable to the ownership of BKFS LLC Units by BKHI and other FNF Group members (excluding, for the avoidance of doubt, any Taxes arising from any transfer of the BKFS LLC units by BKHI or any FNF Group member), whether or not such Taxes are reported on the Tax Return of an FNF Consolidated Group, except to the extent BKFS LLC previously made a tax distribution to BKHI or an FNF Group member in accordance with the terms of the BKFS LLC agreement in respect of such Taxes, and (iii) any Taxes that arise from or are attributable to a New Black Knight Disqualifying Action.

        2.5    Indemnity Amount.     The amount of any indemnification payment pursuant to this Agreement shall be reduced by the amount of any reduction in Taxes actually realized by the Indemnified Party as a result of the event giving rise to the indemnification payment by the end of the taxable year in which the indemnity payment is made, and shall be increased if and to the extent necessary to ensure that, after all required Taxes on the indemnity payment are paid (including Taxes applicable to any increases in the indemnity payment under this Section 2.5), the Indemnified Party receives the amount it would have received if the indemnity payment was not taxable.

        2.6    Payment.     If the Indemnifying Party is required to indemnify the Indemnified Party pursuant to this Article II, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Article II (which shall be net of any Tax benefit realized by the Indemnified Party) showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than fifteen (15) Business Days after the Indemnifying Party receives the Indemnified Party's calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Article II. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within ten (10) Business Days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 6.12 of this Agreement; provided, for the avoidance of doubt, that the Indemnifying Party shall not be obligated make any such payment pursuant to this Section 2.6 until such dispute is resolved in accordance with Section 6.12.

        2.7    Penalties, Additions to Tax and Interest.     Penalties, additions to Tax and interest on any Tax deficiencies or overpayments will be allocated as the underlying deficiencies or overpayments are allocated under this Agreement.

        2.8    Characterization of Payments.     For all Tax purposes, FNF, New Black Knight and New BKH agree to treat (i) any amount payable with respect to any Tax under this Agreement as occurring immediately prior to the Spin-Off, as an inter-company distribution or a contribution to capital, as the case may be and (ii) any payment of interest or non-federal Taxes by or to a Tax Authority as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable Law.

        2.9    Time Limits.     Any claim under this Article II with respect to a Tax liability must be made no later than thirty (30) days after the expiration of the applicable statute of limitations (including any extensions thereof) for assessment of such Tax liability.

        2.10    Payment of Transfer Taxes.     All Transfer Taxes shall be borne solely by FNF. The party required by applicable Law shall remit payment for any Transfer Taxes and duly and timely file any related Tax Returns, subject to any indemnification rights it may have against the other party, which

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shall be paid in accordance with this Agreement. New Black Knight, New BKH, FNF and their respective Affiliates shall cooperate in (i) determining the amount of such Taxes, (ii) providing all available exemption certificates and (iii) preparing and timely filing any and all required Tax Returns for or with respect to such Taxes with any and all appropriate Tax Authorities.

ARTICLE III
COOPERATION AND RECORD RETENTION

        3.1    Cooperation; Maintenance and Retention of Records.     FNF and New Black Knight shall, and shall cause the FNF Group and the New Black Knight Group respectively to, provide the requesting party with such assistance and documents as may be reasonably requested by such party in connection with (i) the preparation of any Tax Return of or with respect to BKHI, New Black Knight or New BKH, (ii) the conduct of any audit or other proceeding relating to liability for, Refunds of or adjustments with respect to Taxes attributable to BKHI, New Black Knight or New BKH and (iii) any matter relating to the Separation or the Mergers. FNF and New Black Knight shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide the other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

ARTICLE IV
REFUNDS, CARRYBACKS AND AUDITS

        4.1    Refunds of Taxes.     FNF shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable Tax Authority) for which FNF is or may be liable pursuant to Article II of this Agreement, and, subject to Section 4.2, New Black Knight shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable Tax Authority) for which New Black Knight is or may be liable pursuant to the provisions of Article II of this Agreement. A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled (plus any interest thereon received with respect thereto from the applicable Tax Authority less any Taxes payable by reason of the receipt of such Refund and interest or reasonable out-of-pocket expenses incurred in connection with obtaining such Refund) within fifteen (15) Business Days after the receipt of the Refund.

        4.2    Carrybacks.     Unless otherwise required by applicable Law, none of New Black Knight, New BKH or any of the members of the New Black Knight Group shall carry back any Tax Item related to New BKH or New Black Knight from a Post-Spin-Off Taxable Period to any Pre-Spin-Off Taxable Period of an FNF Consolidated Group, unless the member is not permitted under applicable Law to forgo carrying back the Tax Item before it carries the Tax Item forward. Notwithstanding Section 4.1, the FNF Group shall be entitled to any Refunds resulting from a carry back permitted by the prior sentence.

        4.3    Audits and Proceedings.

          (a)   If after the Closing Date, an Indemnified Party or any of its Affiliates receives any notice, letter, correspondence, claim or decree from any Tax Authority (a "Tax Notice") and, upon receipt of such Tax Notice, believes it has suffered or potentially could suffer any Tax liability for which it

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  is indemnified pursuant to Sections 2.3 or 2.4, the Indemnified Party shall deliver such Tax Notice to the Indemnifying Party within ten (10) days of the receipt of such Tax Notice; provided, however, that the failure of the Indemnified Party to provide the Tax Notice to the Indemnifying Party shall not affect the indemnification rights of the Indemnified Party pursuant to Sections 2.3 or 2.4, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party's failure to deliver such Tax Notice. Subject to Section 4.3(b) below, the Indemnifying Party shall have the right to (i) handle, defend, conduct and control, at its own expense, any Tax audit or other proceeding that relates to such Tax Notice and (ii) compromise or settle any such Tax audit or other proceeding that it has the authority to control pursuant to this Section 4.3(a) subject, in the case of a compromise or settlement that could materially adversely affect the Indemnified Party, to the Indemnified Party's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b)   Notwithstanding Section 4.1(a), (i) FNF and New Black Knight shall have the right to jointly control any audit or proceeding relating to Transaction Taxes or the Tax-Free Status of the Transactions, and (ii) neither FNF nor New Black Knight shall compromise or settle any such audit or proceeding without the other party's consent (such consent not to be unreasonably withheld, conditioned or delayed).

          (c)   If the Indemnifying Party fails within a reasonable time after notice to defend any Tax Notice or the resulting audit or proceeding as provided herein, the Indemnified Party shall control such audit or proceeding; provided, however, that (i) the Indemnified Party shall keep the Indemnifying Party reasonably informed as to the status of such audit or proceedings (including by providing copies of all notices received from the relevant Tax Authority), (ii) the Indemnifying Party shall have the right to review and comment on any correspondence from the Indemnified Party to the relevant Tax Authority prior to submission of such correspondence to the Tax Authority and (iii) the Indemnified Party shall not settle or compromise any such audit or proceeding without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall pay to the Indemnified Party the amount of any Tax liability within fifteen (15) Business Days after a Final Determination of such Tax liability.

ARTICLE V
TAX-FREE STATUS OF THE TRANSACTIONS

        5.1    Covenants.

          (a)   During the Restricted Period, none of New Black Knight or any of its subsidiaries (or any officers or directors acting on behalf of New Black Knight or its subsidiaries, or any Person acting with the implicit or explicit permission of any such officers or directors) shall take or fail to take any reasonably required action if such action (or the failure to take such reasonably required action) would (i) be inconsistent with any covenant or representation made by New Black Knight or any of its subsidiaries in any Transaction Document, or (ii) prevent, or be reasonably likely to prevent, the contributions of BKFS LLC Units and BKFS Class B made by FNF to BKHI or the Spin-Off from qualifying for the intended Tax-Free Status of the Transactions; provided that, for the avoidance of doubt, the action of any Person in its individual capacity shall not be deemed to be undertaken on behalf of New Black Knight (or with the implicit or explicit permission of New Black Knight or the officers or directors of New Black Knight) solely as a result of such Person being a shareholder of New Black Knight and/or being an officer or director of New Black Knight.

          (b)   Without limiting the generality of the foregoing, during the Restricted Period, subject to Section 5.1(c) and (d), none of New Black Knight or any of its subsidiaries (or any officers or

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  directors acting on behalf of New Black Knight or its subsidiaries, or any Person acting with the implicit or explicit permission of any such officers or directors) shall:

              (i)  subject to the exception set forth in the first parenthetical of the following sentence, enter into any agreement, understanding, arrangement or substantial negotiations, as defined in Treasury Regulations Section 1.355-7(h), pursuant to which any Person or Persons would (directly or indirectly) acquire, or have the right to acquire, New Black Knight equity interests or New BKH equity interests (other than in connection with the Mergers). For these purposes, an acquisition of New Black Knight or New BKH equity interests shall include any recapitalization, repurchase or redemption of New Black Knight or New BKH equity interests (other than a repurchase of New Black Knight equity interests pursuant to a repurchase program that contains the same or substantially similar terms and limitations as the BKFS Share Repurchase Program and otherwise complies with the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), any issuance of New Black Knight or New BKH equity interests (including any nonvoting stock) or an instrument exchangeable or convertible into such an equity interest (whether pursuant to an exercise of stock options, as a result of a capital contribution or otherwise), any option grant, any amendment to the certificate of incorporation (or other organizational document) of New Black Knight or New BKH, or any other action (whether effected through a shareholder vote or otherwise) affecting the voting rights of New Black Knight or New BKH equity interests (including through the conversion of any such equity interests into another class of equity interests); or

             (ii)  sell or transfer, or cease to actively engage in, its active trade or business for purposes of Section 355(b) of the Code.

          (c)   Notwithstanding the foregoing, New Black Knight and its Affiliates may take any action prohibited by the foregoing if: (i) FNF receives prior written notice describing the proposed action in reasonable detail, and (ii) New Black Knight delivers to FNF either (x) an Opinion or (y) a Ruling. For the avoidance of doubt, the FNF Group's right to indemnification pursuant to Section 2.4 shall be determined without regard to whether New Black Knight satisfies any or all of the requirements of this Section 5.1(c).

          (d)   Notwithstanding any provision of this Agreement to the contrary:

              (i)  New Black Knight shall be permitted to issue to a Safe Harbor VIII Person reasonable New Black Knight equity based compensation for services rendered to a member of the New Black Knight Group, including issuing options to acquire New Black Knight Common Stock, issuing New Black Knight Common Stock upon the exercise of such an option and issuing restricted New Black Knight Common Stock.

             (ii)  New Black Knight shall be permitted to repurchase equity interests of New Black Knight from any Person who acquired such equity interests pursuant to the New BKFS Merger (as such term is defined in the Merger Agreement) or the THL Interest Exchange Agreement (as such term is defined in the Merger Agreement); and

            (iii)  New Black Knight shall be permitted to issue equity in the manner described in Treasury Regulation Section 1.355-7(d)(9).

        5.2    Cooperation and Other Covenants.

          (a)    Notice of Subsequent Information.     Each of FNF, on the one hand, and New Black Knight or New BKH, on the other hand, shall furnish each other with a copy of any document or information that could be expected to have an impact on the Tax-Free Status of the Transactions.

          (b)    Post-Closing Cooperation.     No member of the New Black Knight Group shall file any request for a Ruling without the prior written consent of FNF if a favorable Ruling would be

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  reasonably likely to have the effect of creating any actual or potential obligations of, or limitations on, any member of the FNF Group.

ARTICLE VI
MISCELLANEOUS

        6.1    Termination of Prior Tax Matters Agreements.     This Agreement shall take effect on the Spin-Off Date and shall replace all other Tax sharing, indemnification and similar agreements, whether or not written, in respect of any Taxes between or among the FNF Group on the one hand and the New Black Knight Group or the New BKH Group on the other (other than this Agreement and any other Transaction Document). All such replaced agreements shall be canceled as of the Spin-Off, and any rights or obligations of the FNF Group, New Black Knight Group or the New BKH Group existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.

        6.2    Specific Performance.     Each party hereto hereby acknowledges that the benefits to the other party of the performance by such party of its obligations under this Agreement are unique and that the other party hereto is willing to enter into this Agreement only in reliance that such party will perform such obligations, and agrees that monetary damages may not afford an adequate remedy for any failure by such party to perform any of such obligations. Accordingly, each party hereby agrees that the other party and BFKS, as a third party beneficiary hereof (subject to Section 6.3) and in respect of New BKH's rights hereunder, will have the right to enforce the specific performance of such party's obligations hereunder and irrevocably waives any requirement for securing or posting of any bond or other undertaking in connection with the obtaining by the other party of any injunctive or other equitable relief to enforce their rights hereunder.

        6.3    No Third-Party Beneficiary Rights.     Except for the provisions of Section 6.2 (Specific Performance), nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than BKFS, which is an intended third-party beneficiary of this Agreement, and the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, BKFS and their respective successors and assigns; provided, however, that upon termination of the Merger Agreement, BKFS shall cease to be a third-party beneficiary hereunder and shall cease to have any rights under this Agreement.

        6.4    Notices.     All notices and other communications hereunder shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

If to FNF, to:

  Fidelity National Financial, Inc.
  1701 Village Center Circle
  Las Vegas, Nevada 89134
  Attention: General Counsel
  Facsimile: (702) 243-3251

with a copy (which shall not constitute notice) to:

  Weil, Gotshal & Manges LLP
  767 Fifth Avenue
  New York, New York 10153

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  Attention: Michael J. Aiello
  Facsimile: (212) 310-8007

If to New Black Knight or New BKH, to:

  Black Knight Financial Services, Inc.
  601 Riverside Ave.
  Jacksonville, Florida 32204
  Facsimile: (702) 243-3251
  Attention: Executive Vice President, General Counsel and Corporate Secretary

with a copy (which shall not constitute notice) to:

  [                        ]

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

        6.5    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

          (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.5, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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        6.6    Severability.     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

        6.7    Amendments; Waivers.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, no such amendment or waiver may be made without the prior written consent of BKFS prior to termination of, or the Closing under, the Merger Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws. Any consent provided under this Agreement must be in writing, signed by the party against whom enforcement of such consent is sought. Any consent, waiver or agreement of BKFS in respect of this Agreement shall only be effective if approved by the Special Committee (as defined in the Merger Agreement).

        6.8    No Strict Construction; Interpretation.

          (a)   The parties hereto each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

          (b)   When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to agreements and instruments include all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        6.9    Headings.     The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        6.10    Counterparts.     This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same

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agreement. The Agreement may be delivered by facsimile or email scan transmission of a signed copy thereof.

        6.11    Confidentiality.     Each of FNF, New Black Knight and New BKH shall hold, and each of the FNF Group, New Black Knight Group and the New BKH Group shall use its reasonable best efforts to hold, in strict confidence all information concerning the other party obtained by it prior to the Spin-Off Date or furnished to it by such other party pursuant to this Agreement pursuant to and in accordance with the terms of Section 5.3 of the Reorganization Agreement.

        6.12    Dispute Resolutions.     Resolution of any and all disputes between the parties arising under this Agreement that relates to any provision of Tax Law shall be settled by a nationally recognized accounting firm mutually acceptable to the parties, and the resolution of such accounting firm shall be binding on the parties. Each of FNF and New Black Knight shall bear half of the fees, costs and expenses of the accounting firm.

        6.13    Effective Date.     This Agreement shall become effective only upon the occurrence of the Spin-Off.

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        The parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.
By:
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO TAX MATTERS AGREEMENT]

BLACK KNIGHT HOLDCO CORP.
By:
Name:
Title:

[SIGNATURE PAGE TO TAX MATTERS AGREEMENT]

NEW BKH CORP.
By:
Name:
Title:

[SIGNATURE PAGE TO TAX MATTERS AGREEMENT]

Exhibit H

AMENDED AND RESTATED

REVERSE CORPORATE SERVICES AGREEMENT

(Black Knight Financial Services, LLC)

        This Amended and Restated Reverse Corporate Services Agreement (this "Agreement") is dated as of [                ], 2017, by and between Black Knight Financial Services, LLC, a Delaware limited liability company ("BKFS LLC" or "PROVIDING PARTY") and Fidelity National Financial, Inc., a Delaware corporation ("FNF" or "RECEIVING PARTY"). BKFS LLC and FNF shall be referred to collectively in this Agreement as the "Parties" and individually as a "Party."

        WHEREAS, FNF, Black Knight Holdings, Inc., a Delaware corporation, and New BKH Corp., a Delaware corporation ("New BKH"), have entered into a Reorganization Agreement (as the same may be amended from time to time, the "Reorganization Agreement"), pursuant to which, among other things, FNF shall cause the transfer of all of the FNF Owned BKFS Shares and FNF Owned BKFS LLC Units (each as defined therein) to New BKH and distribute all of the shares of common stock of New BKH held by FNF to the holders of FNF common stock;

        WHEREAS, FNF, New BKH, Black Knight Financial Services, Inc., a Delaware corporation ("BKFS"), Black Knight Holdco Corp., a Delaware corporation ("New Black Knight"), New BKH Merger Sub, Inc., a Delaware corporation, and BKFS Merger Sub, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, the parties thereto intend to effectuate the New BKH Merger and the BKFS Merger (each as defined therein), resulting in New BKH and BKFS becoming direct Subsidiaries of New Black Knight;

        WHEREAS, following the Separation (as defined in the Reorganization Agreement), FNF will no longer hold, directly or indirectly, any of the FNF Owned BKFS Shares or FNF Owned BKFS LLC Units;

        WHEREAS, BKFS LLC and FNF entered into that certain Reverse Corporate Services Agreement, dated January 3, 2014 (the "Reverse Corporate Services Agreement") for the provision of certain services by BKFS LLC and its Subsidiaries and Affiliates to RECEIVING GROUP (as defined below);

        WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement and the Transaction Agreements, the Parties wish to amend and restate the Reverse Corporate Services Agreement by entering into this Agreement as of the date set forth above, so that this Agreement more accurately reflects the services currently being provided by PROVIDING PARTY to RECEIVING GROUP; and

        WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
CORPORATE SERVICES

        1.1    Corporate Services.     This Agreement sets forth the terms and conditions for the provision by PROVIDING PARTY to RECEIVING GROUP (as defined below) of various corporate services and products, as more fully described below and in Schedule 1.1(a) attached hereto (the Scheduled Services, the Omitted Services, the Resumed Services and Special Projects (each as defined below), collectively, the "Corporate Services").

          (a)    Scheduled Services.     PROVIDING PARTY, through its Subsidiaries and Affiliates (each as defined below), and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services set forth on Schedule 1.1(a) (the "Scheduled Services") on and after the Merger Effective Time. RECEIVING PARTY shall pay fees to PROVIDING PARTY for providing the Scheduled Services or causing the Scheduled Services to be provided to a member of RECEIVING GROUP as set forth on Schedule 1.1(a) and in accordance with Section 3.1. For purposes of this Agreement, a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person (provided that, for all purposes under this Agreement, when and with respect to the RECEIVING PARTY, "Subsidiary" shall not include BKFS or any of its Subsidiaries, including BKFS LLC); an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and "RECEIVING GROUP" means RECEIVING PARTY and its Subsidiaries (including any other Persons when they become Subsidiaries of RECEIVING PARTY), subject to the exception set forth in Section 2.1.

          (b)    Omitted Services.     PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services that PROVIDING PARTY was performing for the Business on or before the Merger Effective Time that pertain to and are a part of Scheduled Services under Section 1.1(a), which are not expressly included in the list of Scheduled Services in Schedule 1.1(a), but are required to conduct the Business (the "Omitted Services"), unless RECEIVING PARTY consents in writing to the termination of such services. Such Omitted Services shall be added to Schedule 1.1(a) and thereby become Scheduled Services, as soon as reasonably practicable after the Merger Effective Time by the Parties. RECEIVING PARTY shall pay to PROVIDING PARTY for providing the Omitted Services (or causing the Omitted Services to be provided) hereunder fees as set forth in Section 3.1; provided, that payment of such fees by RECEIVING PARTY for the Omitted Services provided hereunder shall be retroactive to the first day of the calendar quarter in which either Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any Omitted Services provided hereunder by PROVIDING PARTY or its Subsidiaries or Affiliates prior to the Merger Effective Time.

          (c)    Resumed Services.     At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide or cause to be provided to RECEIVING GROUP any Scheduled Service that has been terminated at RECEIVING PARTY's request pursuant to Section 2.2(b) (the "Resumed Services"); provided, that PROVIDING PARTY shall have no obligation to provide a Resumed Service if providing such Resumed Service will have a material adverse impact on the other Corporate Services or the Transition Assistance (as defined below). Schedule 1.1(a) shall from time to time be amended to reflect the resumption of a Resumed Service and the Resumed Service shall be set forth thereon as a Scheduled Service.

          (d)    Special Projects.     At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide additional corporate services that are not described in Schedule 1.1(a) and that are neither Omitted Services nor Resumed Services ("Special Projects"). RECEIVING PARTY shall submit a written request to PROVIDING PARTY specifying

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  the nature of the Special Project and requesting an estimate of the costs applicable for such Special Project and the expected time frame for completion. PROVIDING PARTY shall respond promptly to such written request, but in no event later than twenty (20) days, with a written estimate of the cost of providing such Special Project and the expected time frame for completion (the "Cost Estimate"). If RECEIVING PARTY provides written approval of the Cost Estimate within ten (10) days after PROVIDING PARTY delivers the Cost Estimate, then within a commercially reasonable time after receipt of such written approval, PROVIDING PARTY shall begin providing the Special Project; provided, that PROVIDING PARTY shall have no obligation to provide a Special Project where, in its reasonable discretion and prior to providing the Cost Estimate, it has determined and notified RECEIVING PARTY in writing that (i) it would not be feasible to provide such Special Project, given reasonable priority to other demands on its resources and capacity both under this Agreement or otherwise or (ii) it lacks the experience or qualifications to provide such Special Project.

        1.2    Provision of Corporate Services; Excused Performance.

        All obligations of PROVIDING PARTY with respect to any one or more individual Corporate Services or Transition Assistance under this Agreement shall be excused to the extent and only for so long as a failure by PROVIDING PARTY with respect thereto is directly attributable to and caused specifically by a failure by RECEIVING GROUP to meet its obligations (including any performance) under that certain Second Amended and Restated Corporate Services Agreement, by and between FNF and PROVIDING PARTY, dated as of the date hereof, as may be amended, modified or supplemented from time to time.

        1.3    Third Party Vendors; Consents.

          (a)    Third Party Consents.     PROVIDING PARTY shall use its commercially reasonable efforts to keep and maintain in effect its relationships with its licensors, vendors and service providers that are integral to the provision of the Corporate Services or Transition Assistance. PROVIDING PARTY shall use commercially reasonable efforts to procure any waivers, permits, consents or sublicenses required by third party licensors, vendors or service providers under existing agreements with such third parties in order to provide any Corporate Services or Transition Assistance hereunder ("Third Party Consents"). In the event that PROVIDING PARTY is unable to procure such Third Party Consents on commercially reasonable terms, PROVIDING PARTY agrees to promptly so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider. If, after the Merger Effective Time, any one or more licensors, vendors or service providers (i) terminates its contractual relationship with PROVIDING PARTY or ceases to provide the products or services associated with the Corporate Services or Transition Assistance or (ii) notifies PROVIDING PARTY of its desire or plan to terminate its contractual relationship with PROVIDING PARTY, then, in either case, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider so that RECEIVING PARTY may continue to receive similar products and services.

          (b)    No Transfer of Software.     PROVIDING PARTY shall not be required to transfer or assign to RECEIVING PARTY any third party software licenses or any hardware owned by PROVIDING PARTY or its Subsidiaries or Affiliates in connection with the provision of the Corporate Services or Transition Assistance or at the conclusion of the Term (as defined below).

        1.4    Dispute Resolution.

          (a)    Amicable Resolution.     PROVIDING PARTY and RECEIVING PARTY mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights

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  and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between PROVIDING PARTY and RECEIVING PARTY in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the president (or similar position) of the division implicated by the matter for each of PROVIDING PARTY and RECEIVING PARTY, which presidents will have fifteen (15) days to resolve such Dispute. If the presidents of the relevant divisions for each of PROVIDING PARTY and RECEIVING PARTY do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such presidents of the relevant divisions will refer such matter to the president of each of PROVIDING PARTY and RECEIVING PARTY for final resolution. Notwithstanding anything to the contrary in this Section 1.4, any amendment to the terms of this Agreement may only be effected in accordance with Section 11.10.

          (b)    Arbitration.     In the event that the Dispute is not resolved in a friendly manner as set forth in Section 1.4(a), either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 1.4(b). All Disputes submitted to arbitration pursuant to this Section 1.4(b) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by PROVIDING PARTY and RECEIVING PARTY. If PROVIDING PARTY and RECEIVING PARTY fail to agree on an arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of either Party to the Dispute, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by either Party to the Dispute in any court having jurisdiction over the subject matter or over either Party. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

          (c)    Non-Exclusive Remedy.     Nothing in this Section 1.4 will prevent either PROVIDING PARTY or RECEIVING PARTY from immediately seeking injunctive or interim relief in the event (i) of any actual or threatened breach of any of the provisions of Article VIII or (ii) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.6. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 1.4(a) and Section 1.4(b) above.

          (d)    Commencement of Dispute Resolution Procedure.     Notwithstanding anything to the contrary in this Agreement, PROVIDING PARTY and RECEIVING PARTY, but none of their respective Subsidiaries or Affiliates, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 1.4 or otherwise, and each Party will cause

4

  its respective Affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 1.4(d).

          (e)    Compensation.     RECEIVING PARTY shall continue to make all payments due and owing under Article III for Corporate Services and Transition Assistance not the subject of a Dispute and shall not off-set such fees by the amount of fees for Corporate Services or Transition Assistance that are the subject of the Dispute.

        1.5    Standard of Services.

          (a)    General Standard.     PROVIDING PARTY shall perform the Corporate Services and Transition Assistance for RECEIVING GROUP in a professional, timely and competent manner, using standards of performance consistent with its performance of such services for itself.

          (b)    Disaster Recovery.     During the Term, PROVIDING PARTY shall maintain a disaster recovery program for the Corporate Services and Transition Assistance substantially consistent with the disaster recovery program in place for such Corporate Services and Transition Assistance as of the Merger Effective Time. For the avoidance of doubt, the disaster recovery program maintained by PROVIDING PARTY will not include a business continuity program.

          (c)    Shortfall in Services.     If RECEIVING PARTY provides PROVIDING PARTY with written notice ("Shortfall Notice") setting forth in reasonable detail the occurrence of any Significant Service Shortfall (as defined below), as determined by RECEIVING PARTY in good faith, PROVIDING PARTY shall rectify such Significant Service Shortfall as soon as reasonably practicable. For purposes of this Section 1.5(c), a "Significant Service Shortfall" shall be deemed to have occurred if the timing or quality of performance of Corporate Services or Transition Assistance provided by PROVIDING PARTY hereunder falls below the standard required by Section 1.5(a) hereof; provided that PROVIDING PARTY's obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Article V.

        1.6    Response Time.     PROVIDING PARTY shall respond to and resolve any problems in connection with the Corporate Services or Transition Assistance for RECEIVING GROUP within a commercially reasonable period of time, using response and proposed resolution times consistent with its response and resolution of such problems for itself.

        1.7    Ownership of Materials; Results and Proceeds.     All data and information submitted to PROVIDING PARTY by RECEIVING GROUP, in connection with the Corporate Services or the Transition Assistance (the "RECEIVING GROUP Data"), and all results and proceeds of the Corporate Services and the Transition Assistance with regard to the RECEIVING GROUP Data, is and will remain, as between the Parties, the property of RECEIVING GROUP and subject to the provisions of Article VIII.

ARTICLE II
TERM AND TRANSITION ASSISTANCE

        2.1    Term.     The term (the "Term") of this Agreement shall commence as of the date hereof and shall continue until the earliest of:

            (i)  the date on which the last of the Corporate Services under this Agreement is terminated,

           (ii)  the date on which the last of the Transition Assistance under this Agreement is terminated, and

          (iii)  the date on which this Agreement is terminated by mutual agreement of the Parties,

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whichever is earlier (in any case, the "Termination Date"); provided, however, that, with respect to any Person that ceases to be a member of the RECEIVING GROUP prior to the Termination Date, subject to Section 7.2, the provisions of this Agreement with respect to such Person shall terminate effective as of the date that such Person ceases to be a member of RECEIVING GROUP.

        2.2    Termination.

          (a)    Thirty (30) Day Extension.     If (i) RECEIVING GROUP is not able to complete its transition of the Corporate Services or (ii) the Transition Assistance is not completed, in either case, by the Termination Date, then upon written notice provided to PROVIDING PARTY at least thirty (30) days prior to the Termination Date, RECEIVING PARTY shall have the right to request and cause PROVIDING PARTY to provide up to thirty (30) days of additional Corporate Services and/or Transition Assistance, as applicable, to RECEIVING GROUP; provided, that RECEIVING PARTY shall pay for all such additional Corporate Services and/or Transition Assistance, as applicable, in accordance with this Agreement.

          (b)    Early Termination.     If RECEIVING PARTY wishes to terminate a Corporate Service or Transition Assistance (or a portion thereof) on a date that is earlier than the Termination Date, RECEIVING PARTY shall provide written notice (the "Termination Notice") to PROVIDING PARTY of a proposed termination date for such Corporate Service or Transition Assistance (or portion thereof), at least ninety (90) days prior to such proposed termination date. Within ten (10) days of the date on which the Termination Notice was received, then, effective on the termination date proposed by RECEIVING PARTY in its Termination Notice, such Corporate Service or Transition Assistance (or portion thereof) shall be discontinued (thereafter, a "Discontinued Service") and deemed deleted from the Scheduled Services to be provided hereunder and thereafter, this Agreement shall be of no further force and effect with respect to the Discontinued Service (or portion thereof), except as to obligations accrued prior to the date of discontinuation of such Corporate Service (or portion thereof). Upon the occurrence of any Discontinued Service, the Parties shall promptly update Schedule 1.1(a) to reflect the discontinuation. Notwithstanding anything to the contrary contained herein, at any time that employees of PROVIDING PARTY or its Subsidiaries or Affiliates are transferred to a department within RECEIVING GROUP or its Affiliates (an "Employee Shift"), a proportional portion of the relevant Corporate Service or Transition Assistance shall be deemed automatically terminated. If a Corporate Service or Transition Assistance, or portion thereof, is terminated as a result of an Employee Shift, then such termination shall take effect as of the date of the Employee Shift.

          (c)    Termination of All Services.     If all Corporate Services and Transition Services shall have been terminated under this Section 2.2 prior to the expiration of the Term, then either Party shall have the right to terminate this Agreement by giving written notice to the other Party, which termination shall be effective upon delivery as provided in Section 6.1.

        2.3    Transition Assistance.     In preparation for the discontinuation of any Corporate Service provided under this Agreement, PROVIDING PARTY shall, consistent with its obligations to provide Corporate Services hereunder and with the cooperation and assistance of RECEIVING GROUP, use commercially reasonable efforts to provide such knowledge transfer services and to take such steps as are reasonably required in order to facilitate a smooth and efficient transition and/or migration of records to RECEIVING PARTY or its Affiliates (or at RECEIVING PARTY's direction, to a third party) and responsibilities so as to minimize any disruption of services ("Transition Assistance"). RECEIVING GROUP shall cooperate with PROVIDING PARTY to allow PROVIDING PARTY to complete the Transition Assistance as early as is commercially reasonable to do so. Fees for any Transition Assistance shall be determined in accordance with Section 3.1.

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        2.4    Return of Materials.     As a Corporate Service or Transition Assistance is terminated, each Party will return all materials and property owned by the other Party, including, without limitation, all RECEIVING GROUP Data, if any, and materials and property of a proprietary nature involving a Party or its Subsidiaries or Affiliates relevant to the provision or receipt of that Corporate Service or Transition Assistance and no longer needed regarding the performance of other Corporate Services or other Transition Assistance under this Agreement, and will do so (and will cause its Subsidiaries and Affiliates to do so) within thirty (30) days after the applicable termination. Upon the end of the Term, each Party will return all material and property of a proprietary nature involving the other Party or its Subsidiaries, in its possession or control (or the possession or control of an Affiliate as a result of the Corporate Services or Transition Assistance provided hereunder) within thirty (30) days after the end of the Term. In addition, upon RECEIVING PARTY's request, PROVIDING PARTY agrees to provide to RECEIVING PARTY copies of RECEIVING GROUP's Data, files and records on magnetic media, or such other media as the Parties shall agree upon, to the extent practicable. PROVIDING PARTY may retain archival copies of RECEIVING GROUP's Data, files and records and all such Data, files and records so retained shall continue to be subject to the terms of this Agreement.

ARTICLE III
COMPENSATION AND PAYMENTS

        3.1    Compensation for Corporate Services and Transition Assistance.

          (a)   In accordance with the payment terms described in Section 3.2 below, RECEIVING GROUP agrees to timely pay PROVIDING PARTY, as compensation for the Corporate Services and the Transition Assistance provided hereunder, fees in an amount equal to PROVIDING PARTY's cost of such Corporate Services or Transition Assistance, as the case may be, plus a ten percent (10%) markup in lieu of PROVIDING PARTY being reimbursed for its expenses incurred in connection with the provision of such Corporate Service or Transition Assistance.

          (b)   Without limiting the foregoing, the Parties acknowledge that RECEIVING PARTY is also obligated to pay, or reimburse PROVIDING PARTY for its payment of, all Out of Pocket Costs (as defined below); provided, however, that the incurrence of any liability by RECEIVING GROUP for any Out of Pocket Cost (as defined below) that requires the payment by RECEIVING GROUP of more than $10,000, on an annualized basis, shall require the subsequent approval of the chief financial officer of RECEIVING PARTY (or his/her designee) after his/her receipt of the Monthly Summary Statement (as defined in Section 3.2) provided to RECEIVING PARTY for the calendar month in which the Out of Pocket Cost was incurred or paid by PROVIDING PARTY on behalf of RECEIVING PARTY. PROVIDING PARTY shall use commercially reasonable efforts to not incur Out of Pocket Costs that are inconsistent with the type of Out of Pocket Costs incurred under past practices with the applicable Scheduled Service. If (x) PROVIDING PARTY has not obtained the prior approval of the chief financial officer of RECEIVING GROUP before incurring or paying any Out of Pocket Cost that exceeds $10,000 on an annualized basis, and (y) after receiving and reviewing the applicable Monthly Summary Statement, the chief financial officer of RECEIVING PARTY (or his/her designee) has not expressly approved the Out of Pocket Cost in question, then RECEIVING PARTY shall be entitled to dispute the Out of Pocket Cost until the close of the next audit cycle, provided that if PROVIDING PARTY disagrees with RECEIVING PARTY's dispute of the Out of Pocket Cost, then PROVIDING PARTY shall be entitled to exercise its rights under the dispute resolution provisions set forth in Section 1.4. For purposes hereof, the term "Out of Pocket Costs" means all fees, costs or other expenses paid by PROVIDING PARTY to third parties that are not Affiliates of PROVIDING PARTY in connection with the Corporate Services provided hereunder; and the term "Out of Pocket Cost" means any Out of Pocket Cost incurred after the Merger Effective Time that is not a continuation of services provided to RECEIVING GROUP in the ordinary course of business consistent with

7

  past practices and for which RECEIVING GROUP had paid or reimbursed a portion thereof prior to the Merger Effective Time.

        3.2    Payment Terms; Monthly Summary Statements.     Within 30 days after the end of each calendar month, PROVIDING PARTY shall prepare and deliver to the chief financial officer (or his designee) of RECEIVING PARTY a monthly summary statement (each a "Monthly Summary Statement") setting forth all of the costs owing by the RECEIVING PARTY to the PROVIDING PARTY, including all fees for Corporate Services and Transition Assistance, as calculated in accordance with Section 3.1, and such other information as RECEIVING PARTY may reasonably request. The specific form of the Monthly Summary Statement shall be as agreed to between the Parties from time to time, acting with commercial reasonableness.

        3.3    Audit Rights.     Upon reasonable advance notice from RECEIVING PARTY, PROVIDING PARTY shall permit RECEIVING PARTY to perform annual audits of PROVIDING PARTY's records only with respect to fees invoiced and Out of Pocket Costs invoiced pursuant to this Article III. Such audits shall be conducted during PROVIDING PARTY's regular office hours and without disruption to PROVIDING PARTY's business operations and shall be performed at RECEIVING PARTY's sole expense.

ARTICLE IV
LIMITATION OF LIABILITY

        4.1    LIMITATION OF LIABILITY.     THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT, AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY RECEIVING PARTY TO PROVIDING PARTY DURING THE ONE (1) YEAR PERIOD PRECEDING THE BREACH FOR THE PARTICULAR CORPORATE SERVICE OR TRANSITION ASSISTANCE AFFECTED BY SUCH BREACH UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (A) GROSS NEGLIGENCE, (B) WILLFUL MISCONDUCT, (C) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION, (D) VIOLATIONS OF LAW, OR (E) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON WHO IS NOT A PARTY HERETO OR A SUBSIDIARY OR AFFILIATE OF A PARTY HERETO.

        4.2    DAMAGES.     NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER ARTICLE X IS REQUIRED TO PAY ANY SPECIAL,INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON WHO IS NOT A PARTY OR A SUBSIDIARY OR AFFILIATE OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS ARTICLE IV.

ARTICLE V
FORCE MAJEURE

        Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes, terrorism and power blackouts. Promptly following the occurrence of a condition described in

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this Article, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

ARTICLE VI
NOTICES AND DEMANDS

        6.1    Notices.     Except as otherwise provided under this Agreement (including Schedule 1.1(a)), all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by a nationally-recognized overnight courier (providing proof of delivery) or (iii) sent by facsimile or electronic transmission (including email), provided that receipt of such facsimile or electronic transmission is promptly confirmed by telephone), in each case to the Parties at the following addresses, facsimile numbers or email (or as shall be specified by like notice):

  If to PROVIDING PARTY, to:

  Fidelity National Financial, Inc.
  1701 Village Center Circle
  Las Vegas, Nevada 89134
  Fax No.: 702-243-3251
  Attention: Executive Vice President, General Counsel and Corporate Secretary

  If to RECEIVING PARTY, to:

  Black Knight Financial Services, LLC
  601 Riverside Avenue
  Jacksonville, FL 32204
  Fax No.: 702-243-3251
  Attention: Executive Vice President, General Counsel and Corporate Secretary

        Any notice, request, claim, demand or other communication given as provided above shall be deemed received by the receiving Party (i) upon actual receipt, if delivered personally; (ii) on the next Business Day after deposit with an overnight courier, if sent by a nationally-recognized overnight courier; or (iii) upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email, such notice, request, claim, demand or other communication shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein).

ARTICLE VII
REMEDIES

        7.1    Remedies Upon Material Breach.     In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice thereof, and:

          (a)   If such breach is for RECEIVING PARTY's non-payment of an amount that is not in dispute, the defaulting Party shall cure the breach within thirty (30) calendar days of such notice. If the defaulting Party does not cure such breach by such date, then the defaulting Party shall pay the non-defaulting Party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to four percent (4%) per annum above the "prime rate" as announced in the "Money Rates" section of the most recent edition of the Eastern Edition of The Wall Street Journal prior to the date of payment, which interest rate shall change as and when the "prime rate" changes. The Parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

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          (b)   If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within thirty (30) calendar days of the date of such notice. If the defaulting Party does not cure such breach within such period, then the defaulting Party shall pay the non-defaulting Party all of the non-defaulting Party's actual damages, subject to Article IV above.

        7.2    Survival Upon Expiration or Termination.     The provisions of Section 1.4 (Dispute Resolution), Section 2.4 (Return of Materials), Article IV (Limitation of Liability), Article VI (Notices and Demands), this Section 7.2, Article VIII (Confidentiality), Article X (Indemnification) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

ARTICLE VIII
CONFIDENTIALITY

        8.1    Confidential Information.     Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information; provided that such Confidential Information shall be protected in at least a reasonable manner. For purposes of this Agreement, with respect to each Party, "Confidential Information" includes all confidential or proprietary information and documentation of the other Party, including the terms of this Agreement, and all of the other Party's software, data, financial information all reports, exhibits and other documentation prepared by any of the other Party's Subsidiaries or Affiliates, in each case, to the extent provided or made available under, or in furtherance of, this Agreement. Each Party shall use the Confidential Information of the other Party only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, subcontractors, or agents having a "need to know" with respect to such purpose. Each Party shall advise its respective employees, subcontractors, and agents of such Party's obligations under this Agreement. The obligations in this Section 8.1 will not restrict disclosure by a Party of Confidential Information of the other Party pursuant to applicable law, or by order or request of any court or government agency; provided that prior to such disclosure the Party making such disclosure shall (at the other Party's sole cost and expense), if legally permitted and reasonably practicable, (a) promptly give notice to the other Party, (b) cooperate with the other Party with respect to taking steps to respond to or narrow the scope of such order or request and (c) only provide such information as is required by law, court order or a final, non-appealable ruling of a court of proper jurisdiction. Confidential Information of a Party will not be afforded the protection of this Article VIII if such Confidential Information was (A) developed by the other Party independently as shown by its written business records regularly kept, (B) rightfully obtained by the other Party without restriction from a third party, (C) publicly available other than through the fault or negligence of the other Party or (D) released by the Party that owns or has the rights to the Confidential Information without restriction to anyone.

        8.2    Work Product Privilege.     RECEIVING PARTY represents and PROVIDING PARTY acknowledges that, in the course of providing Corporate Services or Transition Assistance pursuant to this Agreement, PROVIDING PARTY may have access to (a) documents, data, databases or communications that are subject to attorney client privilege and/or (b) privileged work product prepared by or on behalf of the Affiliates of RECEIVING PARTY in anticipation of litigation with third parties (collectively, the "Privileged Work Product") and RECEIVING PARTY represents and PROVIDING PARTY understands that all Privileged Work Product is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. RECEIVING PARTY represents and PROVIDING PARTY understands the importance of maintaining the strict confidentiality of the Privileged Work Product to protect the attorney client privilege, work product doctrine and other privileges and rights associated with such Privileged Work Product pursuant to such Rule 26 and the

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equivalent rules and regulations under the law chosen to govern the construction of this Agreement. After PROVIDING PARTY is notified or otherwise becomes aware that documents, data, databases, or communications are Privileged Work Product, only PROVIDING PARTY personnel for whom such access is necessary for the purposes of providing Services to RECEIVING PARTY as provided in this Agreement shall have access to such Privileged Work Product. Should PROVIDING PARTY ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, PROVIDING PARTY shall, if legally permitted and reasonably practicable, (A) promptly give notice to RECEIVING GROUP, (B) cooperate with RECEIVING PARTY in challenging the right to such access and (C) only provide such information as is required by a court order or a final, non-appealable ruling of a court of proper jurisdiction. RECEIVING PARTY shall pay all of the costs and expenses incurred by PROVIDING PARTY in complying with the immediately preceding sentence. RECEIVING PARTY has the right and duty to represent PROVIDING PARTY in such challenge or to select and compensate counsel to so represent PROVIDING PARTY or to reimburse PROVIDING PARTY for reasonable attorneys' fees and expenses as such fees and expenses are incurred in challenging such access. If PROVIDING PARTY is ultimately required, pursuant to a court order or a final, non-appealable ruling of a court of competent jurisdiction, to produce documents, disclose data, or otherwise act in contravention of the confidentiality obligations imposed in this Article VIII, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of Privileged Work Product, PROVIDING PARTY is not liable for breach of such obligation to the extent such liability does not result from failure of PROVIDING PARTY to abide by the terms of this Article VIII. All Privileged Work Product is the property of RECEIVING GROUP and will be deemed Confidential Information, except as specifically authorized in this Agreement or as shall be required by law.

        8.3    Unauthorized Acts.     Each Party shall (a) notify the other Party promptly upon becoming aware of any unauthorized possession, use, or knowledge of the other Party's Confidential Information by any Person, any attempt by any Person to gain possession of such Confidential Information without authorization or any attempt to use or acquire knowledge of any such Confidential Information without authorization (collectively, "Unauthorized Access"), (b) promptly furnish the other Party with reasonable detail of the Unauthorized Access and use commercially reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (d) use commercially reasonable efforts to prevent a reoccurrence of any such Unauthorized Access.

        8.4    Publicity.     Except as required by law or national stock exchange rule, neither Party shall issue any press release, distribute any advertising, or make any public announcement or disclosure (a) identifying the other Party by name, trademark or otherwise or (b) concerning this Agreement without the other Party's prior written consent. Notwithstanding the foregoing sentence, in the event either Party is required to issue a press release relating to this Agreement or any of the transactions contemplated by this Agreement, by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Party shall, to the extent legally permissible and reasonably practicable, (A) give notice and a copy of the proposed press release to the other Party as far in advance as reasonably possible and (B) make any changes to such press release reasonably requested by the other Party. Notwithstanding the foregoing, RECEIVING GROUP shall be permitted under this Agreement to communicate the existence of the business relationship contemplated by the terms of this Agreement internally within PROVIDING PARTY's organization and orally and in writing communicate PROVIDING PARTY's identity as a reference with potential and existing customers.

        8.5    Data Privacy.     (a) Where, in connection with this Agreement, PROVIDING PARTY processes or stores information about a living individual that is held in automatically processable form (for example in a computerized database) or in a structured manual filing system ("Personal Data"), on behalf of RECEIVING GROUP or its clients, then PROVIDING PARTY shall implement appropriate

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measures to protect those personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access and shall use such data solely for purposes of carrying out its obligations under this Agreement.

          (b)   RECEIVING GROUP may, in connection with this Agreement, collect Personal Data in relation to PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers involved in providing Corporate Services or Transition Assistance hereunder. Such Personal Data may be collected from PROVIDING PARTY, its employees, its directors, its officers, or from other (for example, published) sources; and some limited personal data may be collected indirectly at RECEIVING GROUP's locations from monitoring devices or by other means (e.g., telephone logs, closed circuit TV and door entry systems). Nothing in this Section 8.5(b) obligates PROVIDING PARTY or PROVIDING PARTY's employees, directors or officers to provide Personal Data requested by RECEIVING PARTY. RECEIVING GROUP may use and disclose any such data disclosed by PROVIDING PARTY solely for purposes connected with this Agreement and for the relevant purposes specified in the data privacy policy of RECEIVING GROUP or any Affiliate of RECEIVING GROUP (a copy of which is available on request). RECEIVING PARTY will maintain the same level of protection for Personal Data collected from PROVIDING PARTY (and PROVIDING PARTY's employees, directors and officers, as appropriate) as RECEIVING PARTY maintains with its own Personal Data, and will implement appropriate administrative, physical and technical measures to protect the personal data collected from PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access.

ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS

        EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, PROVIDING PARTY HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS. ALL OTHER REPRESENTATIONS, WARRANTIES, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS ARE HEREBY DISCLAIMED BY PROVIDING PARTY.

ARTICLE X
INDEMNIFICATION

        10.1    Indemnification.

          (a)   Subject to Article IV, RECEIVING PARTY will indemnify, defend and hold harmless PROVIDING PARTY, each Subsidiary and Affiliate of PROVIDING PARTY, each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys ("Representatives"), and each of their respective successors and permitted assigns (collectively, the "PROVIDING PARTY Indemnified Parties") from and against any and all Damages (as defined below) incurred or suffered by the PROVIDING PARTY Indemnified Parties

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  arising or resulting from the provision of Corporate Services or Transition Assistance hereunder, which Damages shall be reduced to the extent of:

              (i)  Damages caused or contributed to by PROVIDING PARTY's negligence, willful misconduct or violation or law; or

             (ii)  Damages caused or contributed to by a breach of this Agreement by PROVIDING PARTY.

          "Damages" means, subject to Article IV hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or action).

          (b)   Except as set forth in this Section 10.1(b), PROVIDING PARTY will have no liability to RECEIVING PARTY for or in connection with any of the Corporate Services or Transition Assistance rendered hereunder or for any actions or omissions of PROVIDING PARTY in connection with the provision of any Corporate Services or Transition Assistance hereunder. Subject to the provisions hereof and subject to Article IV, PROVIDING PARTY will indemnify, defend and hold harmless RECEIVING PARTY, each Subsidiary and Affiliate of RECEIVING PARTY, each of their respective past and present Representatives, and each of their respective successors and permitted assigns (collectively, the "RECEIVING PARTY Indemnified Parties") from and against any and all Damages incurred or suffered by the RECEIVING PARTY Indemnified Parties arising or resulting from either of the following:

              (i)  any claim that PROVIDING PARTY's use of the software or other intellectual property used to provide the Corporate Services or Transition Assistance, or any results and proceeds of such Corporate Services or Transition Assistance, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by RECEIVING PARTY without PROVIDING PARTY's authorization or participation, or

             (ii)  PROVIDING PARTY's (A) gross negligence, (B) willful misconduct, (C) improper use or disclosure of the RECEIVING GROUP's customer information or (D) violations of law;

  provided, that in each of the cases described in subclauses (i) through (ii) above, the amount of Damages incurred or sustained by RECEIVING PARTY shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of RECEIVING PARTY in amounts equal to RECEIVING PARTY's equitable share of such Damages determined in accordance with its relative culpability for such Damages or the relative fault of RECEIVING GROUP.

        10.2    Indemnification Procedures.

          (a)    Claim Notice.     A Party that seeks indemnity under this Article X (an "Indemnified Party") will give written notice (a "Claim Notice") to the Party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims. The Claim Notice must contain a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for

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  payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligations hereunder except to the extent of any Damages caused by or arising out of such failure.

          (b)    Response to Notice of Claim.     Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Parties; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in Section 1.4.

          (c)    Contested Claims.     In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the written response referenced in Section 10.2(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 1.4 hereof. Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

          (d)    Third Party Claims.

              (i)  In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a Party hereto or a Subsidiary or Affiliate of a Party hereto of any claim or the commencement of any action (a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article X, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within fifteen (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

             (ii)  The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense.

            (iii)  The Party controlling such defense (the "Controlling Party") will keep the Non-controlling Party reasonably advised of the status of such Third- Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

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            (iv)  The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

ARTICLE XI
MISCELLANEOUS

        11.1    Relationship of the Parties.     The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor. It is expressly understood and agreed that RECEIVING PARTY and PROVIDING PARTY are not partners, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to the Corporate Services or Transition Assistance. Neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

        11.2    Employees.     (a) As between the Parties, PROVIDING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries' employees and for any injury to them in the course of their employment. PROVIDING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

          (b)   As between the Parties, RECEIVING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries' employees and for any injury to them in the course of their employment. RECEIVING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

        11.3    Assignment.     Neither Party may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement relating to such Corporate Services or Transition Assistance without the prior written consent of the other Party, including any assignment, transfer or conveyance in connection with a sale of an asset to which one or more of the Corporate Services or Transition Assistance relate. All obligations and duties of a Party under this Agreement shall be binding on all successors in interest and permitted assigns of such Party. Each Party may use its Subsidiaries or Affiliates or subcontractors to perform the Corporate Services or Transition Assistance; provided that such use shall not relieve such assigning Party of liability for its responsibilities and obligations hereunder.

        11.4    Severability.     In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under applicable law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

        11.5    Third Party Beneficiaries.     The provisions of this Agreement are for the benefit of the Parties and their Affiliates and not for any other Person. However, should any third party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

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        11.6    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO SUCH STATE'S LAWS AND PRINCIPLES REGARDING THE CONFLICT OF LAWS. Subject to Section 1.4, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

        11.7    Executed in Counterparts.     This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

        11.8    Construction.     The headings and numbering of articles, Sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

        11.9    Entire Agreement.     This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof.

        11.10    Amendments and Waivers.

          (a)    The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement.     No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

        11.11    Remedies Cumulative.     Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

        11.12    Taxes.     All charges and fees to be paid to PROVIDING PARTY under this Agreement are exclusive of any applicable taxes required by law to be collected from RECEIVING PARTY (including, without limitation, withholding, sales, use, excise, or services tax, which may be assessed on the provision of Corporate Services or Transition Assistance). In the event that a withholding, sales, use, excise, or services tax is assessed on the provision of any of the Corporate Services or Transition Assistance under this Agreement, RECEIVING PARTY will pay directly, reimburse or indemnify PROVIDING PARTY for such tax, plus any applicable interest and penalties. The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party.

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        11.13    Changes in Law.     PROVIDING PARTY's obligations to provide Corporate Services or Transition Assistance hereunder are to provide such Corporate Services or Transition Assistance in accordance with applicable laws as in effect on the date of this Agreement. Each Party reserves the right to take all actions in order to ensure that the Corporate Services and Transition Assistance are provided in accordance with any applicable laws.

        11.14    Effectiveness.     Notwithstanding the date hereof, this Agreement shall become effective as of the date of the Mergers.

        11.15    A&R Corporate Services Agreement Amended and Restated.     The parties hereto agree that by entering into this Agreement, that certain A&R Corporate Services Agreement, dated as of May 26, 2015, between the Parties is hereby amended and restated in its entirety in accordance with Section 11.10 thereof and terminated. All rights and obligations created thereunder shall hereby expire and be of no further force and effect.

[signature page follows]

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        IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Amended and Restated Reverse Corporate Services Agreement to be duly executed and delivered as of the date first above written.

PROVIDING PARTY:
BLACK KNIGHT FINANCIAL SERVICES, LLC
By:
	Name:	Kirk T. Larsen
	Title:	Chief Financial Officer

RECEIVING PARTY:
FIDELITY NATIONAL FINANCIAL, INC.
By:
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibits to Amended and Restated Reverse Corporate Services Agreement (PROVIDING PARTY to RECEIVING GROUP)

Definitions:
Fidelity National Financial, Inc. = Receiving Party
Black Knight Financial Services, LLC = Providing Party
Black Knight Financial Services, Inc. = BKFS
Receiving Group = Receiving Party and its Subsidiaries (including any other Persons when they become Subsidiaries of Receiving Party)

DEFINITIONS AND FORMULAS
FOR PURPOSES OF CALCULATING COST ALLOCATION

For purposes of this Agreement and the Corporate Service Schedules:

        "Direct Employee Compensation" of an employee means the aggregate of such employee's salary, overtime, cash bonus and commission compensation, imputed income, payroll taxes attributable thereto, group insurance charges and benefits paid by the employer on behalf of or for the benefit of the employee, contributions to any 401k programs or employee stock purchase plan accounts on behalf of or for the benefit of the employee, together with the employee's pro rata portion of the benefits administration expenses (including expenses for prizes or awards allocable to the employee) incurred by the employer.

        "Servicing Employee" means an employee of PROVIDING PARTY or its Subsidiaries or its Affiliates who provides services to RECEIVING PARTY and its Subsidiaries under this Agreement.

        "Transferred Employee" means an employee of RECEIVING PARTY or its Subsidiaries who is not a Servicing Employee of PROVIDING PARTY, but who is physically located within a PROVIDING PARTY department/cost center, such as persons who are former PROVIDING PARTY employees who have been transferred or migrated to RECEIVING PARTY but whose office is still housed with their former department/cost center.

        "Standard Allocation", for purposes of the Services provided under this Agreement and the Schedules hereto, including the Cost Allocation Section of the Schedules, shall be calculated as follows:

  1.
  Direct Employee Compensation:    Allocation Based on Work Time Percentage. The Direct Employee Compensation of each PROVIDING PARTY Servicing Employee shall be allocated to RECEIVING PARTY based on the percentage of work time that such Servicing Employee spends in providing the applicable Services to RECEIVING PARTY and its Subsidiaries plus third party costs related to the services.

  By way of example, for a Servicing Employee of PROVIDING PARTY who has an annual salary of $50,000, a cash bonus of $20,000, and benefits of $10,000, and who spends 40% of his work time on providing Services under this Agreement, the Direct Employee Compensation allocation would be calculated as follows:

  ($50,000 + $20,000 + $10,000) × 40% = $32,000

  In this example, RECEIVING PARTY would be allocated $32,000 of Direct Employee Compensation for this Servicing Employee.

  2.
  Update of Servicing Employee Work Percentages and Transferred Employee Head Count:    At Least Every 6 Months. Except to the extent otherwise expressly provided herein, for any given 6-month period, all Direct Employee Compensation to be allocated shall be so allocated on the basis of the applicable work time percentage determined as of the most recent work time percentage review undertaken by PROVIDING PARTY (each a "Work Time Percentage Review"). Work Time Percentage Reviews for all Servicing Employees shall be re-examined and updated by PROVIDING PARTY no less frequently than every 6 months. Without limiting the foregoing, changes in work time percentages based on an updated Work Time Percentage Review shall be reviewed and approved by a full-time BKFS employee.

  3.
  Terminated or Discontinued Services.    If at any time during the Term of this Agreement RECEIVING PARTY terminates or discontinues all or any portion of a Corporate Service prior to the end of the Term or if any Corporate Service (or portion thereof) automatically terminates, pursuant to Section 2.2(b) (hereinafter referred to as a "Discontinued Service"), then effective as of the last day of the calendar month in which such termination or discontinuation is effective, Corporate Service Fees related to the Discontinued Service shall no longer be owing under this Agreement.

 CORPORATE SERVICE SCHEDULE 1.1(A)

Corporate Legal

Service Title:	Legal
Description:	Legal includes:
• Vendor contract review
• Human resources support (ServiceLink)
• Subpoena and immigration support
• on an as requested basis, provide other legal support

Upon completion of the above services, PROVIDING PARTY shall gather together and deliver to RECEIVING PARTY all books, records, files and other materials related to RECEIVING PARTY and its Subsidiaries concerning the matters indicated above whether originated during or before the above corporate services.
Cost Allocation:	Standard Allocation (as herein defined), plus 10%

 Exhibit I

SALES PROMOTION AGREEMENT

BETWEEN

FIDELITY NATIONAL FINANCIAL, INC.

AND

BLACK KNIGHT HOLDCO CORP.

dated as of [    •    ], 2017

 SALES PROMOTION AGREEMENT

        THIS SALES PROMOTION AGREEMENT is made as of [    •    ], 2017 (the "Effective Date") between Fidelity National Financial, Inc., a Delaware corporation, ("FNF"), and Black Knight Holdco Corp., a Delaware corporation, ("Black Knight").

        FNF and Black Knight are hereinafter collectively referred to as the "Parties" and individually referred to as a "Party".

WITNESSETH

        WHEREAS, FNF is a leading provider of title insurance, escrow and other title related services and of technology and transaction services to the real estate and mortgage industries; and

        WHEREAS, Black Knight, together with its subsidiaries, is a leading provider of integrated technology, workflow automation and data and analytics to the mortgage and real estate industries; and

        WHEREAS, reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 8, 2017, by and among FNF, Black Knight Financial Services, Inc. ("BKFS"), New BKH Corp. ("New BKH"), Black Knight, New BKH Merger Sub, Inc., and BKFS Merger Sub, Inc., pursuant to which, among other things, the parties thereto intend to effectuate the New BKH Merger and the BKFS Merger (each as defined therein), resulting in New BKH and BKFS becoming direct Subsidiaries of New Black Knight; and

        WHEREAS, FNF and Black Knight desire to enter into an agreement to describe certain activities related to the promotion of certain services; and

        WHEREAS, the Parties desire to confirm that each Party may conduct certain Promotional Activities (as defined below) of certain Services (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1.    Definitions.     As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings specified below.

        Affiliate shall mean as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (i) none of Black Knight and its Subsidiaries shall be deemed to be Affiliates of any of FNF or its Subsidiaries and (ii) none of FNF or its Subsidiaries shall be deemed to be Affiliates of Black Knight or any of its Subsidiaries, in each case, for any periods prior to the Closing.

        Promotional Activities shall mean the promotional activities defined in Section 2.1.

        Promotional Materials shall mean any marketing and promotional materials approved by FNF and Black Knight.

        Section 1.2.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, Section, or Appendix, such reference shall be to an Article of, a Section of, or an Appendix to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

  Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all agreements and instruments include attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (c)   Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Merger Agreement.

ARTICLE II
PROMOTIONAL DUTIES

        Section 2.1.    FNF Promotional Activities.     FNF will co-operate with Black Knight in connection with promoting Black Knight's products and services to its customers.

        Section 2.2.    Black Knight Promotional Activities.     Black Knight will co-operate with FNF in promoting FNF's products and services to its customers.

        Section 2.3.    Mutual Promotional Activities.     In this regard, each Party shall use commercially reasonable efforts to notify the other Party of any circumstances where the above promotional activities may be mutually advantageous and identify any customers who may be interested in the services of the other Party, so that the other Party can coordinate with the notifying Party for appropriate engagement of the promotional activities. The activities described in Sections 2.1, 2.2 and 2.3 hereof shall be referred to as the "Promotional Activities".

        Section 2.4.    Reports and Information.     The Parties shall agree from time to time on the relevant reports and information that shall be provided by each Party to the other Party in connection with the Promotional Activities. In the event either Party requests any further information from the other Party relating to the Promotional Activities, then the other Party shall use its commercially reasonable efforts to provide such information in a timely manner.

ARTICLE III
TRADEMARKS; PROTECTION OF SERVICES, IDEAS AND PERSONAL INFORMATION

        Section 3.1.    Intellectual Property Infringement Litigation Responsibility.     FNF and Black Knight will co-operate with one another in connection with all litigation related to patent, trademark or other intellectual property rights related to the Services.

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        Section 3.2.    Confidential Information.

          (a)   FNF and Black Knight acknowledge that during the term of this Agreement either Party may acquire, either from the other Party or otherwise, Confidential Information. For the purposes of this Agreement, Confidential Information shall mean all information regarding or belonging to a Party, including but not limited to, (i) know-how, data, documents, techniques, processes, materials, business plans or other information disclosed directly or indirectly; (ii) information furnished by any representative of the Party; (iii) information acquired by observation or otherwise, during a visit to a Party's facilities; (iv) information or other work product developed in connection with this Agreement; and (v) information which a Party is under an obligation to third parties to maintain as confidential. Such disclosures shall be subject to the following obligations of confidentiality and non-use:

    (i)
    the receiving Party shall hold in confidence Confidential Information received from the disclosing Party, and shall not distribute, disclose or disseminate Confidential Information to any third party, or anyone not authorized hereunder;

    (ii)
    the receiving Party shall not use the disclosing Party's Confidential Information for any purpose other than to facilitate the authorized purpose of this Agreement;

    (iii)
    the receiving Party shall not use the disclosing Party's Confidential Information in its own operations and/or for its own benefit, without the prior written consent of the disclosing Party;

    (iv)
    the receiving Party shall restrict use of the disclosing Party's Confidential Information to those of its directors, officers and employees who have a definable need to know in order to facilitate the authorized purpose of this Agreement. The receiving Party may disclose Confidential Information to an Affiliate company who has a need to know, provided such entity agrees, prior to disclosure, to be bound by the terms of this Agreement. The receiving Party shall be responsible to the disclosing Party for any improper disclosure or use of Confidential Information by such persons.

          (b)   Upon expiration or termination of this Agreement, howsoever caused, upon request, FNF and Black Knight shall each forthwith return to the other or destroy (such destruction to be confirmed in writing by an authorized representative of the destroying Party) any physical manifestations of such Confidential Information, secrets, or know-how, then or thereafter in its possession or control.

          (c)   These obligations of confidentiality and non-use shall expire five (5) years from termination or expiration of this Agreement. The foregoing obligations of confidentiality and non-use shall not apply to information that the receiving Party can demonstrate:

    (i)
    was known to the receiving Party prior to its receipt from the disclosing Party; or

    (ii)
    was known to the general public prior to its receipt from the disclosing Party or subsequently becomes known to the public through no fault of the receiving Party; or

    (iii)
    is obtained by the receiving Party from a third party who is not under a known obligation of confidentiality;

    (iv)
    is required to be disclosed by law, provided, however, the disclosing Party shall promptly notify the other Party and shall not disclose any information without the other Party's prior written consent or until the other Party has exhausted any legal actions it may take to prevent or limit the requested disclosure; or

    (v)
    is independently developed by receiving Party without use of the Confidential Information.

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 ARTICLE IV
COMPENSATION

        Section 4.1.    Compensation for Promotional Activities.     In consideration for the performance of Promotional Activities conducted under this Agreement, the Parties shall discuss the amount of compensation (if any) that shall be paid for such Promotional Activities.

ARTICLE V
ADVERSE EVENTS, SERVICE COMPLAINTS AND OTHER REPORTABLE OCCURRENCES AND INQUIRIES

        Section 5.1.    Adverse Events, Service Complaints And Other Reportable Occurrences And Inquiries.     FNF and Black Knight will co-operate with one another in connection with adverse events, Service complaints and other reportable occurrences and inquiries.

ARTICLE VI
TERM AND TERMINATION OF AGREEMENT

        Section 6.1.    Term of Agreement.     Subject to the terms of this Agreement which provide for early termination, this Agreement shall commence upon its execution and shall remain in effect until the fifth year anniversary of the Effective Date (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for succeeding additional five (5) year terms (each, a "Renewal Term"), unless and until terminated by either party in writing ninety (90) days prior to the start of the first or next Renewal Term (as applicable). Upon expiration of this Agreement, neither Party shall owe to the other any damages or indemnification resulting from such expiration.

        Section 6.2.    Breach of Agreement.

          (a)   The foregoing notwithstanding, if either FNF or Black Knight breaches any of the terms and conditions of this Agreement, the other Party may give notice of the breach to the Party in default. If the defaulting Party does not rectify the breach within thirty (30) days after receipt of the notice, the Party who gave notice may terminate this Agreement upon the expiration of the thirty (30) day period.

          (b)   Subject to Section 8.5 hereof, any termination under this Section shall be without prejudice to such Party's available remedies at law or in equity, including claims for damages or indemnification for the losses incurred by reason of such termination or breach of the Agreement.

        Section 6.3.    Insolvency of a Party.     In the event either Party becomes the subject of proceedings involving bankruptcy, insolvency, moratorium of payment, reorganization or liquidation, or if either Party makes any assignment for the benefit of its creditors, then such Party shall be deemed to have materially breached this Agreement.

        Section 6.4.    Consequences of Termination or Expiration.     In the event of expiration or termination for any reason, both Parties shall cooperate in good faith to complete a timely and effective transition of the Promotional Activities and return all Confidential Information and Promotional Materials to the disclosing Party. The Parties shall meet immediately and decide on a transition plan. Such plan shall be implemented in a timely and effective manner with the intent of preventing any disruptions to the Parties' respective businesses. Additionally, all accounts shall be settled, and any unpaid, but earned and undisputed compensation shall be paid to the providing Party, less any amounts owed by the receiving Party.

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 ARTICLE VII
LEGAL COMPLIANCE

        Section 7.1.    Mutual Covenant.     Each Party shall conduct its activities in compliance with all applicable laws.

        Section 7.2.    Requests for Information.     Both Parties will make all reasonable efforts to comply with requests for disclosure of information, including answering questionnaires and narrowly tailored audit inquiries to enable the requesting Party to facilitate compliance with all applicable laws and this Agreement.

        Section 7.3.    Notice of Inspections.     Both Parties shall provide the other Party with immediate notice of any governmental or regulatory review, audit, or inspection of its facility, processes, or Services that might relate to the subject matter of this Agreement. Both Parties, if permitted to do so, shall provide the other Party with the results of any such review, audit or inspection. Both Parties shall be given the opportunity to provide assistance to the other Party in responding to any such review, audit, or inspection.

ARTICLE VIII
MISCELLANEOUS

        Section 8.1.    Force Majeure.     Neither Party will be liable for failure to perform if the failure is attributable to any cause which is reasonably beyond the Party's control, including, but not limited to:

          (a)   war (declared or undeclared), riot, political insurrection, rebellion or revolution;

          (b)   acts or orders of or expropriation by any government (whether de facto or de jure) prohibiting the sale of the Services;

          (c)   inability to procure or shortage of supplies of necessary materials, equipment, or financing;

          (d)   strike, lockout, or other labor troubles which interfere with the sale of the Services;

          (e)   fire, flood, explosion, earthquake, tornadoes or other natural events;

provided that, both Parties must endeavor to recommence their performance of obligations under this Agreement as soon as practicable after resolution of such Force Majeure. In the event the actual period of non-performance by either Party because of Force Majeure conditions exceeds three (3) or more consecutive months, the other Party will be entitled to terminate this Agreement based on sixty (60) days written notice to the non-performing Party. Neither Party will owe to the other any damages, reimbursement, or indemnification as a result of such termination.

        Section 8.2.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

        If to Black Knight, to:

  Black Knight Holdco Corp.
  601 Riverside Ave.
  Jacksonville, Florida 32204
  Attention: Executive Vice President and Chief Financial Officer

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        If to FNF, to:

  Fidelity National Financial, Inc.
  1701 Village Center Circle
  Las Vegas, Nevada 89134
  Attention: General Counsel

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        Section 8.3.    Assignment.     Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party.

        Section 8.4.    Waiver.     The failure of either Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        Section 8.5.    Limitation of Liability.     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT WILL A PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF GOODWILL, OR INTERRUPTION OF BUSINESS THAT MAY BE SUFFERED OR INCURRED BY ANY PERSON OR ENTITY AS A RESULT OF SUCH PARTY'S VIOLATION OF ITS COVENANTS UNDER THIS AGREEMENT.

        Section 8.6.    Entire Agreement.     This Agreement constitutes the definitive agreement of the Parties on the subject matter and supersedes cancels and annuls all prior agreements, understandings and undertakings relating to the subject matter of this Agreement. This Agreement cannot be modified or amended except by a written document signed by a duly authorized officer of the Parties. There are no verbal agreements, warranties, representations or understandings affecting this Agreement and all previous or other negotiations, representations, and understandings between the Parties relating to the subject matter of this Agreement are merged herein.

        Section 8.7.    Choice of Law and Jurisdiction.     THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT SHALL BE SUBMITTED SOLELY TO THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE.

        Section 8.8.    Arbitration of Disputes.     Any dispute or claim arising out of or relating to this Agreement shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law shall be determined in accordance with the state and federal laws applicable in Florida, without regard to internal principles relating to conflict of laws.

        Section 8.9.    Waiver of Jury Trial.     Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether sounding in contract, tort or otherwise) arising out of or relating to this Agreement.

[signature page follows]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIDELITY NATIONAL FINANCIAL, INC.
By:
Name: Title:
BLACK KNIGHT HOLDCO CORP.
By:
Name: Title:

Exhibit J

NON-COMPETITION AGREEMENT

        THIS NON-COMPETITION AGREEMENT, dated as of [                ], 2017 (this "Agreement"), is by and between Fidelity National Financial, Inc., a company incorporated and existing under the laws of the State of Delaware ("FNF"), and Black Knight Holdco Corp., a company incorporated and existing under the laws of the State of Delaware on behalf of itself and all of its Subsidiaries ("Black Knight", and together with FNF, the "Parties").

        WHEREAS, reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 8, 2017, by and among FNF, Black Knight Financial Services, Inc. ("BKFS"), New BKH Corp. ("New BKH"), Black Knight, New BKH Merger Sub, Inc., and BKFS Merger Sub, Inc., pursuant to which, among other things, the parties thereto intend to effectuate the New BKH Merger and the BKFS Merger (each as defined therein), resulting in New BKH and BKFS becoming direct Subsidiaries of New Black Knight; and

        WHEREAS, Black Knight recognizes the interests of FNF in protecting, among other things, its relationship with its employees, customers, suppliers and others, and the goodwill associated with its ongoing business.

        NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

        1.    Certain Defined Terms

          (a)   Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

          (b)   As used herein,

        "Disregarded Acquisition" shall mean the acquisition by Black Knight or any of its Subsidiaries, directly or indirectly (including by merger in which the ownership of Black Knight's shareholders would constitute at least a majority of the outstanding stock of the combined company) of (i) any business from any third party, where such business engages in activities other than (or in addition to) Restricted Activities and such activities contribute revenues representing at least 90% of such business's total revenues (based on such business's last fiscal year) or (ii) any Person where such Person engages in activities other than (or in addition to) Restricted Activities and such activities contribute revenues representing at least 90% of such Person's total revenues (based on such Person's last fiscal year).

        "Restricted Activity" shall mean the business of providing the following real estate settlement services: title generation / escrow services, appraisal, default and field services work. "Restricted Activity" shall not include technology solutions for the following real estate settlement services: title generation / escrow services, appraisal, default and field services work.

        "Restricted Sale" shall mean (i) a merger or consolidation (in either case in which the ownership of Black Knight's shareholders would constitute less than a majority of the outstanding stock of the combined company) of Black Knight or any of its Subsidiaries with or into any entity or any Subsidiaries of such entity that derives 10% or greater of its revenue (on a consolidated basis and based on such entity's last fiscal year) from any Restricted Activity (a "Restricted Buyer"), (ii) the sale, transfer or other disposition of all or substantially all of the assets of Black Knight or any Subsidiary to any Restricted Buyer, or (iii) any sale or transfer by Black Knight or any Subsidiary of equity interests in Black Knight or any Subsidiary thereof as a result of which any Restricted Buyer becomes the beneficial owner, directly or indirectly, of securities of Black Knight or such Subsidiary representing at least 5% of Black Knight's or such Subsidiary's outstanding capital stock (other than pursuant to an underwritten financing or similar transaction; provided, however, that Black Knight shall not target a Restricted Buyer in such financing or similar transaction).

        2.    Non-Competition.

          (a)   Without the prior written consent of FNF, until the tenth (10th) anniversary of the date of this Agreement (the "Non-Compete Term"), Black Knight shall not (and shall cause its Subsidiaries not to) engage in, acquire or enter into any definitive agreement to acquire any business or Person engaged in any Restricted Activity anywhere in the United States (the "Non-Competition Restriction"); provided that, and subject in all events to the covenants set forth in the Tax Matters Agreement restricting the actions of Black Knight during the Restricted Period (as defined therein), Black Knight shall not be precluded, prohibited or restricted (and shall not be precluded, prohibited or restricted from causing any of its Subsidiaries) from acquiring and thereafter engaging or continuing to engage in any manner in any Restricted Activity that is acquired in a Disregarded Acquisition.

          (b)   The Parties acknowledge and agree that in connection with any request by Black Knight for FNF's consent to an exception to the Non-Competition Restriction pursuant to Section 2(a) in relation to an acquisition by Black Knight (and prior to Black Knight entering into any definitive agreement related to such acquisition), FNF may, in its sole discretion, (i) refuse to provide such consent, (ii) condition such consent upon Black Knight partnering with FNF to sign a mutually agreeable definitive agreement contemplating FNF's acquisition of the portion of the Person or business engaged in a Restricted Activity, (iii) condition such consent upon Black Knight partnering with a mutually agreeable third party to sign a mutually agreeable definitive agreement contemplating such third party's acquisition of the portion of the Person or business engaged in a Restricted Activity, or (iv) consent to Black Knight signing and closing such acquisition.

          (c)   This Section 2 shall cease to be applicable to any Person at such time as it is no longer a Subsidiary of Black Knight and shall not apply to any Person that purchases assets, operations or a business from Black Knight or one of its Subsidiaries, if such Person is not a Subsidiary of Black Knight after such transaction is consummated.

        3.    Black Knight Sale Restriction.    Subject in all events to the covenants set forth in the Tax Matters Agreement restricting the actions of Black Knight during the Restricted Period (as defined therein) and for the duration of the Non-Compete Term, Black Knight shall not, and shall not agree to, in writing or otherwise, undergo a Restricted Sale without the prior written consent of FNF (which shall not be unreasonably withheld, delayed or conditioned). For the avoidance of doubt, upon any sale, merger, consolidation, transfer or other disposition to or involving any Person other than a Restricted Buyer, this Agreement shall no longer apply to, or restrict any activities of, Black Knight, such Person or any of the foregoing.

        4.    Notification of Provision of Restricted Activities.    If any officer, director, manager, employee, agent or representative of Black Knight or any of its Affiliates shall receive any proposal, order or request (whether or not in writing) from a third party (other than FNF) to provide Restricted Activities where the provision of which would be restricted by Section 2 to the extent permitted by law, Black Knight shall promptly notify FNF thereof, direct such third-party to FNF, and shall not interfere with FNF providing such Restricted Activities.

        5.    Remedies.    An actual or threatened violation by Black Knight of the covenants and obligations set forth in Section 2 will cause irreparable harm to FNF, and the remedy at law for any such violation will be inadequate. Black Knight agrees, therefore, that, in addition to other remedies that may be available under the Merger Agreement or at law, FNF will be entitled to equitable relief against Black Knight in connection with enforcement of the covenants and obligations set forth in Section 2 without proof of actual damages and without the requirement of posting a bond or other security.

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        6.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

  If to Black Knight, to:

  Black Knight Holdco Corp.
  601 Riverside Ave.
  Jacksonville, Florida 32204
  Attention: Chief Financial Officer
  Facsimile: (904) 357-1019

  If to FNF, to:

  Fidelity National Financial, Inc.
  1701 Village Center Circle
  Las Vegas, Nevada 89134
  Facsimile: (702) 243-3251
  Attention: General Counsel

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        7.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and should not be construed or interpreted to restrict or modify any of the terms or provisions of this Agreement.

        8.    Reformation.    Black Knight agrees that the provisions of Section 2 hereof are necessary and reasonable to protect FNF in the conduct of its business. If any restriction contained in Section 2 shall be deemed to be invalid, illegal, or unenforceable by reason of the duration or geographical scope hereof or by reason of its being too extensive in any other respect, then the court making such determination shall have the right to reduce such duration, geographical scope, or other provisions hereof to apply only to the maximum period of time, maximum geographical scope or maximum extent in all other respects as to which it may be enforceable, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

        9.    Governing Law.    This Agreement and all issues relating to the validity, interpretation, and performance will be governed by, interpreted, and enforced under the laws of the State of Delaware.

        10.    Binding Effect.    This Agreement will be binding upon and shall inure to the benefit of each Party and each Party's respective successors, heirs and legal representatives. This Agreement may not be assigned by Black Knight to any other person or entity but may be assigned by FNF to any subsidiary or affiliate of FNF or to any successor to or transferee of all, or any part, of the stock or assets of FNF.

        11.    Entire Agreement.    This Agreement contains the entire agreement and understanding between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to its subject matter, unless expressly provided otherwise within this Agreement. No amendment or modification of this Agreement will be valid unless made in writing and signed by each of the Parties. No representations, inducements, or agreements have been made to induce either FNF or Black Knight to enter into this Agreement which are not expressly set forth within this Agreement.

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        12.    No Required Violation of Confidentiality Agreement.    Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall require the Company (or any of its Subsidiaries) to violate, or otherwise breach, any provision of any confidentiality agreement it is a party to.

        [Signature Page Follows]

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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.
By:
Name:
Title:
BLACK KNIGHT HOLDCO CORP.
By:
Name:
Title: